SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                          OF THE SECURITIES ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:
/X/    Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LASERGATE SYSTEMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                       N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/  /   No fee required.
/X/    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)   Title of each class of securities to which transaction applies:
             Common Stock, par value $.03 per share, of Lasergate Systems, Inc.

       ------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:
           15,299,393 shares of Common Stock based on the number of shares outstanding on June 30, 1999.

       ------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $309.74 was calculated pursuant to Exchange Act Rule 0-11(c)(1), and is the product of multiplying (A) 1/50 of 1% by an amount equal to (B) the sum of (x) the product of 15,299,393 shares of Common Stock by, $0.10 per share (to be paid to Registrant's shareholders), and (y) $18,750, the aggregate amount anticipated to be paid to certain persons holding options and warrants to purchase shares of Common Stock in consideration of the cancellation of such options and warrants.

       ------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

             $1,548,689.30
              ------------
       ------------------------------------------------------------------------
       (5) Total fee paid:

             $309.74
              ------
       ------------------------------------------------------------------------
/  /   Fee paid previously with preliminary materials.

/  /   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Total fee paid:

       ------------------------------------------------------------------------
       (2)   Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------
       (3)   Filing Party:

       ------------------------------------------------------------------------
       (4)   Date Filed:

       ------------------------------------------------------------------------

                             LASERGATE SYSTEMS, INC.

                        2189 CLEVELAND STREET, SUITE 230
                            CLEARWATER, FLORIDA 33765
                                 (727) 803-1574

                                             November ___, 1999
Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Lasergate Systems, Inc. to be held at 2189 Cleveland Street, Suite 230, Clearwater, Florida on Monday, December 15, 1999 at 10:00 a.m.

     At the special meeting, you will be asked to consider and vote upon the approval of the Agreement and Plan of Merger, dated as of June 21, 1999, as amended October 20, 1999, by and among Tickets.com, Inc., Advantix Acquisition Corp. and Lasergate Systems, Inc., as it may be amended from time to time, providing for the merger of Advantix Acquisition, a wholly-owned subsidiary of Tickets.com , with and into Lasergate, with Lasergate as the surviving corporation. Pursuant to the proposed merger, you will be entitled to receive $0.10 in cash, without interest, for each of your shares of common stock of Lasergate. The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. Please read these materials carefully.

     The Board of Directors of Lasergate has unanimously approved the merger agreement and declared the merger agreement advisable. The Board believes that the terms and provisions of the merger agreement and the proposed mergers are fair to and in the best interests of Lasergate's shareholders. Therefore, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In reaching its decision, the Board considered, among other things, the written opinion of Raymond James & Associates, Inc. that, as of June 21, 1999, the $0.10 per share cash consideration to be received by Lasergate's shareholders in the proposed merger was fair to Lasergate's shareholders from a financial point of view.

     The proposed merger is an important decision for Lasergate and its shareholders. The proposed merger cannot occur unless, among other things, the merger agreement is approved by the affirmative vote of the holders of a majority of all outstanding shares of common stock of Lasergate. Whether or not you plan to attend the special meeting, I urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting. Failure to return an executed proxy card will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby.

     On behalf of the Board, I urge you to consider the enclosed materials carefully and recommend you vote "FOR" approval of the merger agreement and the transactions contemplated thereby.

                                             Sincerely,


                                             David A. Riley
                                             Chairman of the Board of Directors

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     This proxy statement and proxy are being mailed to Lasergate's shareholders beginning about November ____, 1999.

                             LASERGATE SYSTEMS, INC.

                        2189 CLEVELAND STREET, SUITE 230
                            CLEARWATER, FLORIDA 33765
                                 (727) 803-1574

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


Date:    December 15, 1999
Time:    10:00 a.m.
Place:   2189 Cleveland Street, Suite 230, Clearwater, Florida


     A special meeting of the shareholders of Lasergate Systems, Inc. is being held for the following purposes:

          - To consider and vote upon the Agreement and Plan of Merger, dated as of June 21, 1999, as amended October 20, 1999, by and among Tickets.com, Inc., Advantix Acquisition Corp. and Lasergate Systems, Inc., as it may be amended from time to time, and the transactions contemplated thereby, including the merger of Advantix Acquisition with and into Lasergate, with Lasergate as the surviving corporation and with shareholders of Lasergate entitled to receive $0.10 in cash, without interest, for each share of Lasergate's common stock.

         - To consider any other matters that may properly be brought before the special meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record on October 25, 1999 are entitled to notice of, and to vote at, the special meeting. During the ten day period prior to the special meeting, any shareholder may examine a list of Lasergate's shareholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Lasergate: 2189 Cleveland Street, Suite 230 Clearwater, Florida 33765

     Shareholders of Lasergate who do not vote in favor of the merger agreement will have the right to dissent and to seek appraisal of the fair value of their shares if the merger is completed and they comply with the Florida law procedures explained in the accompanying proxy statement.

     The merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the Agreement and Plan of Merger is attached as ANNEX A to the accompanying proxy statement.

                                      By Order of the Board of Directors


                                      David A. Riley
                                      Secretary

Clearwater, Florida
November __, 1999



                                TABLE OF CONTENTS


                                                                                                               PAGE

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1

SUMMARY...........................................................................................................4
     The Parties..................................................................................................4
     The Special Meeting..........................................................................................4
     Special Factors..............................................................................................5
     The Merger Agreement.........................................................................................5
         The Merger Consideration.................................................................................5
         Conditions to the Merger.................................................................................5
         Termination of the Merger Agreement......................................................................6
         Acquisition Proposals....................................................................................6
         Fees and Expenses........................................................................................6
     Dissenters'Rights of Appraisal...............................................................................6

INFORMATION CONCERNING THE SPECIAL MEETING........................................................................7
     Time, Place and Date.........................................................................................7
     Purpose of the Special Meeting...............................................................................7
     Record Date; Voting at the Meeting; Quorum...................................................................7
     Required Vote................................................................................................8
     Voting and Revocation of Proxies.............................................................................8
     Action to be Taken at the Special Meeting....................................................................8
     Proxy Solicitation...........................................................................................9

SPECIAL FACTORS...................................................................................................9
     Background of the Merger.....................................................................................9
     Recommendation of the Board of Directors....................................................................13
     Opinion of Financial Advisor to the Board...................................................................15
         Comparable Companies Analysis...........................................................................17
         Precedent Transaction Analysis..........................................................................17
         Premium Analysis........................................................................................18
         Opinion of Raymond James & Associates...................................................................18
     Tickets.com's and Advantix Acquisition's Purpose and Reason for the Merger..................................19
     Certain Effects of the Merger...............................................................................19
     Plans for Lasergate After the Merger........................................................................20
     Conduct of the Business of Lasergate if the Merger is not Consummated.......................................20
     Accounting Treatment........................................................................................20
     Regulatory Requirements; Third Party Consents...............................................................20
     Material Federal Income Tax Consequences of the Merger......................................................21
         Treatment of Holders of Common Stock....................................................................21
         Backup Withholding......................................................................................22
     Fees and Expenses...........................................................................................22
     Interest of Certain Persons in Merger.......................................................................23

THE MERGER AGREEMENT.............................................................................................23
     The Merger; Merger Consideration............................................................................23
     The Exchange Agent; Payment for Shares of Common Stock......................................................24
     Transfers of Common Stock...................................................................................25
     Treatment of Stock Options and Warrants.....................................................................25
     Representations and Warranties..............................................................................26
     Covenants...................................................................................................27
     Additional Agreements.......................................................................................29


     Conditions..................................................................................................29
     Termination.................................................................................................31
     Fees and Expenses...........................................................................................32
     Amendment/Waiver............................................................................................33

DISSENTERS'RIGHTS OF APPRAISAL...................................................................................33

MARKET PRICE INFORMATION; DIVIDEND INFORMATION...................................................................36

BUSINESS OF LASERGATE............................................................................................37
     General.....................................................................................................37
     Product Strategy............................................................................................38
     Admits for Windows(R).......................................................................................38
     Access Control..............................................................................................40
     Select-a-Seat...............................................................................................41
     Product Servicing and Administration........................................................................42
     Research and Development....................................................................................43
     Marketing...................................................................................................43
     Customers...................................................................................................44
     Competition.................................................................................................44
     Product Features and Capabilities...........................................................................45
     Pricing.....................................................................................................45
     Service and Support.........................................................................................45
     Product Availability........................................................................................45
     Technology..................................................................................................45
     Corporate Structure and Other...............................................................................46
     Production and Suppliers....................................................................................46
     Personnel...................................................................................................46
     Intellectual Property.......................................................................................46
     Property....................................................................................................47
     Legal Proceedings...........................................................................................47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................48
     General.....................................................................................................48
     Results of Operations.......................................................................................49
     Liquidity and Capital Resources.............................................................................51
     Year 2000 Computer Issues...................................................................................51
     Financial Statements........................................................................................52

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................52


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................54

INDEPENDENT AUDITORS.............................................................................................55

SHAREHOLDER PROPOSALS............................................................................................55

OTHER BUSINESS...................................................................................................55

AVAILABLE INFORMATION............................................................................................55

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS........................F-1
  FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998..............................FF-1

ANNEX A --      Agreement and Plan of Merger, dated as of June 21, 1999, by and among
                Tickets.com , Inc., Advantix Acquisition Corp. and Lasergate Systems, Inc.,
                and amendment dated October 20, 1999............................................................A-1

ANNEX B --      Opinion of Raymond James & Associates Inc.......................................................B-1

ANNEX C --      Sections 607.1301 - 607.1320 of the Florida Business Corporation Act Relating to Dissenters'
                Rights..........................................................................................C-1

                                      iii

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:     WHAT IS THE PROPOSED TRANSACTION?

A: Tickets.com, Inc., a privately-owned corporation based in Newport Beach, California ("Tickets.com") will acquire Lasergate Systems, Inc. ("Lasergate") by merging Advantix Acquisition Corp. ("Advantix Acquisition"), a wholly-owned subsidiary of Tickets.com, into Lasergate with Lasergate as the surviving corporation.

Q:     WHO ARE TICKETS.COM AND ADVANTIX ACQUISITION?

A: Tickets.com is a Delaware corporation formed in January 1995. Tickets.com has pending with the SEC a registration statement for an initial public offering of its common stock, which may be commenced and be concluded prior to our special meeting. Tickets.com is engaged in the sale of entertainment tickets, event information and related products and services through retail outlets, call centers, interactive voice response systems and the internet. Advantix Acquisition is a wholly-owned subsidiary of Tickets.com.

Q:     WHAT WILL I RECEIVE IN THE MERGER?

A: Shareholders of Lasergate (other than Tickets.com or its wholly-owned subsidiaries, or shareholders who dissent and seek appraisal of the fair value of their shares) will be entitled to receive $0.10 in cash, without interest, for each share of Lasergate's common stock. If you own stock options or public warrants of Lasergate, you will be entitled to receive, for each stock option or public warrant, the difference between $0.10 and the exercise price of such stock option or public warrant. If the exercise price of such stock option or public warrant is equal to or greater than $0.10, then you are not entitled to receive any money for your stock options or public warrants.

Q:     WHAT CHOICE DO I HAVE?

A: Your basic choice is whether to receive the cash Tickets.com proposes to give you when the merger is completed; or to take action to pursue your Florida law appraisal rights to have a court determine the value of your shares of Lasergate common stock.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?

A: In the opinion of Lasergate's Board of Directors (the "Lasergate Board" or the "Board"), the terms and provisions of the merger agreement and the proposed merger are fair to and in the best interests of Lasergate's shareholders, and the Board has accordingly unanimously approved the merger agreement and declared it advisable. To review the background and reasons for the merger in greater detail, see pages 9 to 20.

Q: HOW DID THE BOARD OF DIRECTORS MAKE SURE THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO ME?

A: The Board selected and retained legal and financial advisors to assist it in the negotiation of the merger, and received an opinion from its financial advisor, on which the Board relied, that as of the date of the opinion the $0.10 per share you will receive in the proposed merger is fair to you from a financial point of view.

Q: WHAT ARE THE DISADVANTAGES TO ME OF MERGING LASERGATE WITH ADVANTIX ACQUISITION?

A: Following the proposed merger, the holders of Lasergate's common stock will no longer benefit from the earnings or growth of Lasergate.

Q:     WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: The holders of a majority of all outstanding shares of Lasergate's common stock must vote to approve the merger agreement. RBB Bank, AG currently is the record holder of approximately 51% of Lasergate's common stock in the aggregate, which it has agreed to vote in favor of the merger agreement.

Q:     WHAT DO I NEED TO DO NOW?

A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q:     WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Shareholders who oppose the merger may dissent and seek appraisal of the fair value of their shares, but only if they comply with all of the Florida law procedures explained on pages 33 to 35 and in ANNEX C to this proxy statement.

Q:     WHO CAN VOTE ON THE MERGER?

A. All shareholders of record as of the close of business on October 25, 1999 will be entitled to notice of, and to vote at, the special meeting to approve the merger agreement and the transactions contemplated thereby.

Q:     SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you a transmittal form and written instructions for exchanging your share certificates for cash.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will ONLY vote your shares if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:     MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a written revocation or another signed proxy card with a later date to Lasergate Systems, Inc., c/o David A. Riley, Secretary, 2189 Cleveland Street, Suite 230, Clearwater, Florida 33765, before the special meeting or simply attend the special meeting and vote in person.

Q:     WHAT IF I DO NOT WISH TO ACCEPT THE CASH TICKETS.COM PROPOSES TO GIVE ME?

A: If you object to the merger and do not wish to accept the cash described above in exchange for the shares of Lasergate's common stock you own when the merger is completed, you have the right to dissent from the merger and have the fair value of your shares appraised by a court and the amount determined by the court will be paid to you in cash by Lasergate. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST SUBMIT A WRITTEN DEMAND TO LASERGATE , BEFORE THE VOTE IS TAKEN, ON OR BEFORE DECEMBER 15, 1999.
       YOU MUST ALSO SATISFY THE OTHER REQUIREMENTS OUTLINED UNDER "DISSENTERS' RIGHTS OF APPRAISAL" BEGINNING ON PAGE 33. FAILURE TO TAKE ANY OF THE REQUIRED STEPS ON A TIMELY BASIS MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

Q:     WHERE SHOULD I SEND MY WRITTEN DEMAND FOR APPRAISAL?

       If you do not wish to accept the cash described above in exchange for the Lasergate shares you own when the merger is completed, you must send your written demand for appraisal of your shares to: Lasergate Systems, Inc., 2189 Cleveland Street, Suite 230, Clearwater, Florida 33765, Attention:
       David Riley, President.

Q:     WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. If the merger agreement is approved and the other conditions to the merger are satisfied, we expect to complete the merger shortly after the special meeting.

Q:     WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The cash you receive for your shares generally will be taxable for U.S. federal income tax purposes. To review the federal income tax consequences to shareholders in greater detail, see pages 21 to 22.

Q:     WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: We do not expect that any other matters will be voted upon at the special meeting.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger or would like additional copies of this proxy statement, you should contact Steven H. Noble, III, Chief Financial Officer of Lasergate at (727) 803-1574.

                                     SUMMARY

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU, AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, INCLUDING THE ANNEXES TO IT, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. TO UNDERSTAND THE PROPOSED MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PROPOSED MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE ANNEXES TO IT, AND THE DOCUMENTS INCORPORATED BY REFERENCE.

THE PARTIES

     LASERGATE SYSTEMS, INC. Lasergate designs, develops, markets, sells and services software and systems for admission control and revenue accounting at general admission and reserved seating facilities worldwide, including amusement parks, theme parks, museums, ski resorts, sports arenas and multi-purpose arenas. The principal office and business address of Lasergate is 2189 Cleveland Street, Suite 230, Clearwater, Florida 33765.

     For additional information concerning Lasergate, see "Business of Lasergate," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Available Information."

     TICKETS.COM, INC. Tickets.com was incorporated in Delaware in January 1995 as The Entertainment Express, Inc. However, Tickets.com did not commence business operations until May 1996 when it acquired Hill Acts and Entertainment Systems, Inc. In December 1996, it changed its name to Advantix, Inc., and in May 1999 it changed its name to Tickets.com, Inc. As of the date of this proxy statement, Tickets.com has pending with the SEC a registration statement for an initial public offering of its common stock, which may be commenced and concluded prior to our special meeting. Tickets.com is a leading source of entertainment tickets, event information and related product and services. Tickets.com sells tickets through retail outlets, call centers, interactive voice response systems and the Internet. At http://www.tickets.com, consumers can obtain information on thousands of events and entertainment organizations, purchase tickets and shop for related products and services. The principal office and business address of Tickets.com is c/o 555 Anton Boulevard, 12th Floor, Costa Mesa, California 92626. The telephone number of Tickets.com is
(714) 327-5400.

     ADVANTIX ACQUISITION CORP. Advantix Acquisition was incorporated in Delaware in January 1999 by Tickets.com in connection with the proposed merger and is a wholly-owned subsidiary of Tickets.com. Advantix Acquisition has not been engaged in any business activities other than those in connection with the Merger. The principal office and business address of Advantix Acquisition is c/o John M. Markovich, Executive Vice President, 4675 MacArthur Court, Suite 1400, Newport Beach, California 92660. The telephone number of Advantix Acquisition is
(949) 862-5410.

THE SPECIAL MEETING (SEE PAGES 7 TO 9)

     A special meeting of shareholders of Lasergate will be held at 10:00 a.m. on December 15, 1999 at 2189 Cleveland Street, Clearwater, Florida. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger agreement described in this proxy statement.

     Only holders of shares of Lasergate common stock who are holders at the close of business on the record date, October 25, 1999, will be entitled to notice of, and to vote at, the special meeting. On the record date, there were 15,299,393 shares of common stock outstanding and entitled to vote held by approximately 1,976 shareholders of record. Each share of common stock is entitled to one vote per share.

     Florida law requires that the holders of a majority of the voting power of all outstanding shares of Lasergate common stock vote to approve the merger agreement. RBB Bank, AG currently is the record holder of 7,837,332 shares of Lasergate common stock in the aggregate, representing approximately 51% of the outstanding shares of common stock as of the record date. RBB Bank entered into an agreement with Tickets.com, dated January 24, 1999, which provides among other things, that it will vote all of its shares in favor of the merger agreement and transactions contemplated thereby.

SPECIAL FACTORS (SEE PAGES 9 TO 23)

     There are a number of factors that you should consider in connection with voting your shares. They include:

         -    the background of the merger;

         -    the factors considered by the Board;

         -    the opinion of the financial advisor to the Board;

         -    the recommendation of the Board;

         -    the purpose and effect of the merger;

     These factors, in addition to several other factors to be considered in connection with the merger, are described in this proxy statement. For a detailed discussion of each of these factors, see pages 9 to 23.

THE MERGER AGREEMENT (SEE PAGES 23 TO 33)

     THE MERGER CONSIDERATION. If the merger is completed, you will be entitled to receive $0.10 per share in cash for each share of Lasergate common stock you own, without interest.

     CONDITIONS TO THE MERGER. A number of conditions must be satisfied before any of Lasergate, Tickets.com or Advantix Acquisition is obligated to complete the merger, including, among others, the following:

         - the merger must be approved by a majority of the voting power held by the shareholders of Lasergate; and

         - there must be no legal or judicial restraints or prohibitions preventing completion of the merger.

     Additional conditions involving compliance with representations, warranties and covenants must be satisfied by Lasergate or waived by Tickets.com or Advantix Acquisition before either Tickets.com or Advantix Acquisition is obligated to complete the merger.

     Additional conditions involving compliance with representations, warranties and covenants must be satisfied by Tickets.com and Advantix Acquisition or waived by Lasergate before Lasergate is obligated to complete the merger.

     TERMINATION OF THE MERGER AGREEMENT. Lasergate and Tickets.com may agree at any time (including any time after the special meeting) to terminate the merger agreement. In addition, either Lasergate or Tickets.com may terminate the merger agreement without the agreement of the other party under certain circumstances.

     ACQUISITION PROPOSALS. In the merger agreement, Lasergate agrees not to solicit, initiate or encourage any acquisition proposal for 20% or more of Lasergate's assets or common stock. In addition, Lasergate agrees not to engage in any discussions or provide access to information about Lasergate with respect to any acquisition proposal for 20% or more of Lasergate's assets or stock except under certain circumstances.

     Under the terms of the merger agreement, the Board is not permitted to engage in negotiations with respect to an acquisition proposal, withdraw or modify its recommendation of the merger and the merger agreement or approve, declare advisable or recommend an acquisition proposal other than the merger, except under certain circumstances.

     FEES AND EXPENSES. Under certain circumstances, Lasergate will pay Tickets.com a termination or "break up" fee equal to $250,000. For a more detailed discussion of the circumstances under which a termination or "break up" fee may be payable to Tickets.com by Lasergate, see pages 32 to 33.

DISSENTERS' RIGHTS OF APPRAISAL (SEE PAGES 33 TO 35)

     Any shareholder who does not wish to accept $0.10 per share cash consideration in the merger has the right under Florida law to have his, her or its shares appraised by a court of law. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

         -    you must NOT vote in favor of the merger agreement; and

         - you must make a written demand for appraisal in compliance with Florida law BEFORE the vote on the merger agreement.

     Merely voting against the merger agreement will not preserve your right of appraisal under Florida law. ANNEX C to this proxy statement contains the Florida statute relating to your right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your right of appraisal.

                   INFORMATION CONCERNING THE SPECIAL MEETING


TIME, PLACE AND DATE

     This proxy statement is furnished in connection with the solicitation by the Lasergate Board of proxies from the holders of shares of common stock, par value $.03 per share, of Lasergate for use at a Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m. on December 15, 1999, at 2189 Cleveland Street, Clearwater, Florida, or at any adjournment(s) or postponement(s) thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the shareholders of Lasergate will be asked to consider and vote upon the approval of the agreement and plan of merger by and among Tickets.com, Advantix Acquisition and Lasergate, dated as of June 21, 1999, as amended October 20, 1999 (the "Merger Agreement"), and the transactions contemplated thereby, including the merger (the "Merger"). A copy of the Merger Agreement and amendment are attached to this proxy statement as ANNEX A. Pursuant to the Merger Agreement, each outstanding share of common stock (other than (1) common stock held in the treasury of Lasergate or by any of its wholly owned subsidiaries, (2) common stock held by Tickets.com or Advantix Acquisition, or (3) common stock held by shareholders who exercise and perfect their rights under Florida law to dissent from the Merger and seek an appraisal of the fair value of their shares ("Dissenting Shareholders")) will be converted into $0.10 cash consideration (the "Merger Consideration").

     None of the Board members have or will have any continuing equity interest in Tickets.com or Lasergate after the Merger. Hereinafter, Lasergate, post-merger, will be referred to as the "Surviving Corporation." The Board unanimously approved the Merger Agreement, concluded that the terms and provisions of the Merger Agreement are advisable and that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the holders of common stock (other than Tickets.com, Advantix Acquisition and their affiliates), and approved a recommendation that the shareholders of Lasergate approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board considered a number of factors, including the opinion of Raymond James & Associates, Inc. ("Raymond James & Associates"), the financial advisor to the Board, that, as of the date of such opinion and based upon and subject to various considerations, assumptions and limitations stated therein, the $0.10 per share cash consideration to be received by the shareholders of Lasergate in the Merger was fair to the shareholders of Lasergate (other than Tickets.com or Advantix Acquisition and their affiliates) from a financial point of view. A copy of Raymond James & Associates' opinion is attached as ANNEX B to this proxy statement. See "Special Factors--Recommendation of the Board of Directors" and "Special Factors--Opinion of Financial Advisor to the Board."

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

RECORD DATE; VOTING AT THE MEETING; QUORUM

     The Board has fixed the close of business on October 25, 1999 as the record date (the "Record Date") for the special meeting. Only shareholders of record as of the close of business on October 25, 1999 will be entitled to notice of and to vote at the special meeting.

     As of the close of business on the Record Date, Lasergate had outstanding 15,299,393 shares of common stock, held of record by approximately 1,976 registered holders. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of not less than a majority of the voting power of the outstanding common stock entitled to vote at the Special Meeting constitutes a quorum. In determining the presence of a quorum at the Special Meeting, abstentions are counted and broker or nominee non-votes (instances where brokers or nominees are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are not.

REQUIRED VOTE

     Under Florida law, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock. The affirmative vote of approximately 7,649,697 shares of common stock will be necessary to satisfy this voting requirement. RBB Bank currently is the record holder of 7,837,332 shares of common stock in the aggregate, representing approximately 51.0% of the outstanding shares of common stock as of the Record Date. RBB Bank has entered into a Stock Purchase Agreement dated January 24, 1999 (the "Purchase Agreement") with Tickets.com, which provides, among other things, that it will vote its shares in favor of the Merger Agreement and the transactions contemplated thereby. Approval of the Merger is not required of shareholders of Tickets.com, Advantix Acquisition or their affiliates.

     Because Florida law requires the Merger Agreement to be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Lasergate common stock, failure to return an executed proxy card or to vote in person at the Special Meeting or abstaining from the vote will constitute, in effect, a vote against approval of the Merger Agreement and the transactions contemplated thereby for purposes of Florida law. Similarly, broker non-votes will have the same effect as a vote against approval of the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

     The enclosed proxy card is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with Lasergate's Secretary at Lasergate's principal executive offices a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Lasergate Systems, Inc., c/o David A. Riley, Secretary, 2189 Cleveland Street, Suite 230, Clearwater, Florida 33765.

ACTION TO BE TAKEN AT THE SPECIAL MEETING

     All shares of common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the approval of the Merger Agreement and the transactions contemplated thereby. As explained below in the section entitled "Dissenters' Rights of Appraisal," a vote in favor of the Merger Agreement means that the shareholder owning those shares will not have the right to dissent and seek appraisal of the fair value of such shareholder's shares. Lasergate does not know of any matters, other than as described in the Notice of Special Meeting of Shareholders, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, the persons named in the enclosed proxy card will not use their discretionary authority to use proxies voting against the Merger to vote in favor of adjournment or postponement of the Special Meeting. The Merger is also subject to a number of additional conditions. See "The Merger Agreement--Conditions."

PROXY SOLICITATION

     The cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting of Shareholders and the enclosed proxy card will be borne by Lasergate. Lasergate is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Lasergate may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Lasergate and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, telefax, telegram or in person.

     No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

     LASERGATE SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH THEIR PROXY CARD. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE MERGER AGREEMENT--THE EXCHANGE AGENT, PAYMENT FOR SHARES OF COMMON STOCK" AND "THE MERGER AGREEMENT--TRANSFERS OF COMMON STOCK."


                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

     During June 1996 Lasergate completed a private placement of its securities subject to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In that transaction, RBB Bank acquired for approximately 60 independent holders, each of whom is an Austrian national, an aggregate of 8,000 shares of Lasergate's Series F Preferred Stock. The investors paid $6,000,000 in cash, before commissions and offering expenses, for these securities. The sources of funds for the purposes were the personal funds of the respective independent purchasers.

     On November 4, 1997, Lasergate sold 7,500 shares of its Series G Preferred Stock (the "Preferred Stock") to holders of the Series F Preferred Stock in a transaction pursuant to Regulation S under the Securities Act for $7,500,000. In the transaction, Lasergate redeemed 7,945 shares of Series F Preferred Stock for $6,000,000, providing Lasergate with $1,447,500 of net proceeds after the expenses of the offering. The sources of the additional funds provided by the investors were their respective personal funds. The shares of the Preferred Stock had no voting rights as such. The shares of Lasergate's common stock into which such shares were convertible have identical voting rights with all other shares of Lasergate's common Stock. The 7,500 shares of the Preferred Stock issued to the purchasers thereof were by their terms immediately convertible into 32,655,549 shares of Lasergate's common stock (the "Conversion Shares") after a period of 40 days. Notwithstanding this provision of the Preferred Stock, Lasergate failed to obtain authorization from its shareholders to increase the number of its authorized but unissued shares of common stock, and, accordingly, sufficient additional Conversion Shares were not reserved for issuance upon conversion of all shares of the Preferred Stock. The Conversion Shares and the Preferred Shares are referred to herein as the "Underlying Shares."

     On April 11, 1998, RBB Bank converted 1,800 shares of the Preferred Stock into 7,837,332 shares of Lasergate's common stock, the maximum number of Conversion Shares which at the time had been authorized for issuance.

     In July 1998 certain clients of RBB Bank, including certain beneficial holders of the Underlying Shares, loaned $300,000 to Lasergate by purchasing Lasergate's $300,000 secured promissory note due July 31, 2000. Lasergate granted RBB Bank a first security interest in certain computer source code used by Lasergate in its business and related intangible property to secure the repayment of the promissory note.

     From time to time during the second half of 1998, RBB Bank discussed the prospects of Lasergate with representatives of Tickets.com. On January 8, 1999, Tickets.com sent a letter to Lasergate stating that Tickets.com was prepared to make an offer to purchase all outstanding shares of Lasergate's common stock at $0.10 per share payable in cash and to close the transaction by January 31, 1999, subject to completion of standard due diligence. Tickets.com also stated in its letter that, upon Lasergate's agreement to consider its offer, Tickets.com was prepared to loan $250,000 to Lasergate so that Lasergate could meet its immediate cash needs. Tickets.com requested that Lasergate respond to its letter by January 11, 1999. Lasergate did not so respond.

     On January 24, 1999, following periodic individual consultations between RBB Bank and the beneficial owners of the Underlying Shares, RBB Bank received separate oral authorizations from the beneficial owners to agree to sell all of their shares to Tickets.com at its offered price, or the equivalent value in securities of Tickets.com, and to facilitate a transaction that permitted Tickets.com to acquire all of the outstanding securities of Lasergate in addition to the beneficial owners' shares. Concurrently, Tickets.com proceeded to enter into discussions with Lasergate with a view to the acquisition of Lasergate by a cash merger that would pay each holder of common stock of Lasergate $0.10 per share.

     On January 24, 1999 Tickets.com and RBB Bank entered into the Purchase Agreement providing for the sale of the Underlying Shares to Tickets.com at a closing to be held not later than May 15, 1999, or such later date as RBB Bank and Tickets.com would agree. The Purchase Agreement was later amended by the First Amendment to Purchase Agreement, dated as of June 21, 1999, between RBB Bank and Tickets.com.

     The Purchase Agreement provided that RBB Bank would support the Merger and vote the Underlying Shares in favor thereof and that Tickets.com would purchase the Underlying Shares from RBB Bank if Lasergate did not approve the Merger by January 31, 1999. The purchase price to be paid by Tickets.com was (i) $0.10 cash for each Underlying Share that is a share of common stock and (ii)

170.081 shares of Tickets.com common stock for each Underlying Share that is a Preferred Share. If Tickets.com had not consummated a registered public offering of its stock on or before May 15, 1999, or such later date as Tickets.com and RBB Bank agree, then, notwithstanding any other provision of the Purchase Agreement, the purchase price would be (i) for each Underlying Share that is a share of common stock, $0.10 in cash, and (ii) for each Underlying Share that is a Preferred Share, $0.10 in cash for each share of Lasergate's common stock into which such Underlying Share would be convertible at closing.

     Additionally, RBB Bank and Tickets.com agreed in the Purchase Agreement that if the Board of Lasergate had not approved the Merger on or before January 31, 1999, RBB Bank would, as soon as possible thereafter, take all appropriate or necessary actions, including without limitation making all appropriate filings with the Securities and Exchange Commission, to elect a majority of the members of Lasergate's Board, that the members of Lasergate's Board would include David A. Riley and Stephen Fryer, or other individuals acceptable to Tickets.com, and that David A. Riley would be named as Lasergate's business manager. RBB Bank agreed not to, and agreed to cause Lasergate not to, take action inconsistent with the purposes of the Purchase Agreement or the Merger or otherwise detrimental to Tickets.com.

     On January 28, 1999, after learning that Lasergate was taking steps to file a petition under Chapter 11 of the Bankruptcy Act and had ceased discussions with Tickets.com regarding additional credit lines and the Merger, and after receiving sufficient authorizations from the holders of the Underlying Shares and their representatives to take such steps, RBB Bank executed and delivered to Lasergate a written consent in lieu of meeting, which consent purportedly removed all members of Lasergate's Board. Acting with the same authority, on January 28, 1999 RBB Bank executed and delivered to Lasergate a written demand for Lasergate to provide RBB Bank or its representatives with the record of shareholders required to be maintained under Florida corporate law so that RBB Bank could comply with the provision of Florida corporate law that requires that a written consent signed by fewer than all shareholders of record to be sent to all shareholders of record who did not execute such consent and a separate written demand for Lasergate to call a meeting of its shareholders for purposes of electing a Board.

     On January 29, 1999, counsel to Lasergate sent a letter that purported to reject the removal of Lasergate's Board as well as RBB Bank's demands for the record of holders and for the meeting.

     In January 1999, Lasergate retained Raymond James & Associates to render an opinion to the Board as to the fairness, from a financial point of view, of the consideration to be received by Lasergate's shareholders in the merger proposed by Tickets.com on January 7, 1999. At an April 9, 1999 Board meeting, Raymond James & Associates gave its oral opinion that, as of such date and based upon and subject to various qualifications and assumptions with respect to its opinion, the proposed merger was fair from a financial point of view to the Lasergate shareholder.

     On February 8, 1999 RBB Bank commenced a legal proceeding (the "Removal Action") against Lasergate and its Board in the Circuit Court of Pinellas County, seeking to remove Lasergate's Board. Thereafter, Lasergate and its directors interposed certain defenses and counterclaims against RBB Bank in that case.

     On June 18, 1999, Lasergate's Board voted to approve the proposed Merger Agreement among Lasergate, Tickets.com and Advantix Acquisition, after determining that the Merger was in the best interest of Lasergate's shareholders. The Board's approval was subject to receipt of a written opinion from Raymond James & Associates confirming its oral opinion delivered to the Board on April 9, 1999. Lasergate's Board also recommended that the shareholders of Lasergate accept the Merger and vote to adopt and approve the Merger Agreement. The Merger Agreement, as executed effective June 21, 1999, included substantially the same terms and conditions, including the price of $0.10 per share in cash, that Tickets.com had proposed in January 1999.

     On June 21, 1999, Raymond James & Associates subsequently updated its analysis and gave its written opinion that as of June 21, 1999, the proposed Merger was fair from a financial point of view to the Lasergate shareholders, subject to various qualifications and assumptions described in its opinion.

     Immediately thereafter, RBB Bank and Lasergate entered into a Settlement and Release Agreement (the "Settlement Agreement") settling the Removal Action. Pursuant to the Settlement Agreement, Lasergate delivered inducement letters from each of Lasergate's directors containing mutual releases pursuant to which each of RBB Bank, Lasergate and Tickets.com released the directors, and each of the directors generally released RBB Bank, Lasergate and Tickets.com from claims, liabilities and obligations. The inducement letters provided for the resignation of the three directors and, in the case of Jacqueline Soechtig, the former chief executive officer of Lasergate, the termination of her employment as well. The parties agreed to dismiss the Removal Action with prejudice.

     The Settlement Agreement also provided that, as a material condition to RBB Bank's obligations set forth in that agreement, immediately after approving the transactions contemplated by the Merger Agreement and recommending that Lasergate's shareholders accept the Merger and adopt and approve the Merger Agreement, Lasergate's Board members would (i) appoint David A. Riley as Lasergate's President and Chief Executive Officer, (ii) fill two existing vacancies with David A. Riley and Steven H. Noble III and (iii) then resign from Lasergate's Board. The three individuals who comprised Lasergate's Board immediately prior to June 21, 1999 so acted, and Mr. Riley and Mr. Noble, having been so appointed, thereafter constituted Lasergate's Board.

     Also on June 21, 1999, RBB Bank and Tickets.com, Inc. entered into the First Amendment to Purchase Agreement, amending the Purchase Agreement in several material respects. First, notwithstanding that the consummation of the transactions contemplated by the Purchase Agreement was initially to have occurred on or prior to May 15, 1999, Tickets.com agreed to purchase all of the Preferred Shares within three business days after Lasergate executed the Merger Agreement. Second, Tickets.com agreed to pay either 170.081 shares of Tickets.com common stock or $435.00 in cash for each outstanding Preferred Share, at the option of the holder of each of the Preferred Shares. Third, the parties agreed that Tickets.com would purchase the shares of common stock held by RBB Bank as part of the Merger under the Merger Agreement and not as a separate transaction under the Purchase Agreement. All other provisions contained in the Purchase Agreement remained in full force and effect.

     On June 28, 1999, RBB Bank sold and delivered the Preferred Shares to Tickets.com and Tickets.com paid $754,290 and issued 674,541 shares of its common stock pursuant to the First Amendment.

     Periodically during the first quarter of 1999, the Board had discussions with several companies who had indicated an interest in a possible transaction with Lasergate. One such company, a publicly traded hospitality and entertainment company and a licensee of Lasergate's SELECT-A-SEAT system, submitted a proposal to the Lasergate Board on or about February 17, 1999, proposing to acquire, in a future tender offer, all of the issued and outstanding shares of common stock of Lasergate at a price of $.13 per share, payable in cash and/or shares of the offeror's stock. Upon acceptance of the proposal, Lasergate was to receive an initial loan of $225,000 and $80,000 bi-weekly thereafter until the closing of the proposed transaction. The proposal was subject to certain terms and conditions, including the condition that 80% of Lasergate's outstanding common stock be available if a tender offer were made. On or about March 17, 1999 the company withdrew its proposal stating that the 80% availability requirement had not been met. However, later in March 1999, the company entered into an agreement with Lasergate which, for a fee of approximately $500,000, the company acquired from Lasergate a perpetual license to use the SELECT-A-SEAT product in an expanded territory. The agreement also gave the licensee the right to develop and modify the software for use in any form of commerce that the licensee chooses to develop.

     Lasergate also entered into discussions with a Canadian ticketing company who submitted a proposal in the first quarter of 1999, but withdrew the proposal in April 1999. However, that company submitted another written proposal to Lasergate's Board on June 18, 1999. Under that proposal, that company offered to purchase a controlling interest in Lasergate by buying from Lasergate 4,000,000 shares of common stock and 9,900 shares of a new

Series H preferred stock for a purchase price of $1.5 million in cash and the Canadian company technology, which it valued at $9,000,000 and proposed to license to Lasergate. The 9,900 shares of Series H preferred stock would have been convertible into 66,003,300 shares of Lasergate common stock, and each share of Series H preferred stock would have senior voting and control rights equal to 10,000 shares of common stock. The proposal also included severance packages for the officers and directors of Lasergate comprised of cash and stock of the Canadian company.

     The proposed transaction was subject to certain conditions, including completion of due diligence; the negotiation of the form, terms and preferences of the proposed new Series H preferred stock, execution of a technology licensing agreement between the Canadian company and Lasergate, and an increase in Lasergate's number of authorized common shares to allow for conversion of all existing Series G and new Series H preferred stock (which increase in authorized capital would have required the approval of Lasergate's shareholders).

     In addition, the Canadian company informed the Board that the sources of the $1.5 million in cash would be a rights offering and subsequent private placement to be conducted by the Canadian company.

     The Board reviewed the offer and past due diligence it had conducted with respect to the Canadian company. The Board determined not to proceed with discussions with the Canadian company primarily because the Board believed that the Canadian company was undercapitalized and therefore could not sustain its offer.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Effective June 21, 1999, Lasergate's Board unanimously concluded that the terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of Lasergate's shareholders, approved the Merger Agreement and the Merger, declared the Merger Agreement and the Merger advisable and recommended that the shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

     In approving the Merger Agreement and the Merger, and in declaring the Merger Agreement advisable and the transactions contemplated thereby, including the Merger, to be fair to and in the best interests of Lasergate's shareholders, the Board considered the following factors, each of which, in the opinion of the Board, supported its determination.

         - LIMITATIONS AS A PUBLIC COMPANY. The Board considered the fact that Lasergate's limited trading volume, institutional sponsorship and public float, small market capitalization, and diminishing research attention from market analysts, had adversely affected the trading markets for, and the value of, Lasergate's common stock. In recent years, Lasergate's failure to demonstrate consistent profitability and revenue growth highlighted Lasergate's inability to generate and sustain a rate of growth generally expected by the public equity markets for small capitalization companies. The Board also considered its discussions with Raymond James & Associates, Inc. with respect to these market and trading considerations. The Board concluded that in the circumstances then existing, the $0.10 per share cash consideration to be received by shareholders pursuant to the Merger Agreement was preferable to continuing to hold shares in the public company. Accordingly, the Board concluded that shareholder value was not likely to be maximized were Lasergate to remain a public company.

         - FINANCIAL PERFORMANCE AND FUTURE PROSPECTS. The Board considered Lasergate's history of operating losses that have accumulated to $20,506,100 as of December 31, 1998, Lasergate's related results of operations for the three month period ending March 31, 1999, and the precarious financial condition of Lasergate. The Board also considered the impact that these factors had and could have on the value of Lasergate's shares in the future and Lasergate's overall value as a going concern.

         - OPINION OF RAYMOND JAMES & ASSOCIATES. The Board received the financial presentation of Raymond James & Associates and Raymond James & Associates' oral opinion delivered at the April 9, 1999 meeting of the Board (which was subsequently confirmed in writing) to the effect that, as of the date of its opinion and based upon and subject to the matters stated in its opinion, the Merger Consideration was fair to Lasergate's shareholders from a financial point of view. THE FULL TEXT OF RAYMOND JAMES & ASSOCIATES' WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY RAYMOND JAMES & ASSOCIATES, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF RAYMOND JAMES & ASSOCIATES CAREFULLY. In addition, the presentation of and the factors considered by Raymond James & Associates in its fairness opinion as discussed under "Special Factors--Opinion of Financial Advisor to the Board" supported the Board's determination.

         - COMPARISON TO OTHER PROPOSALS. The Board evaluated the viability of various indications of interest and the HTN proposal received by the Board during the process, and the relative strength of the Tickets.com proposal when compared to HTN's proposal and other indications of interest. The Board concluded that the Tickets.com proposal was stronger than any other indication of interest or proposal in substantially all respects, and specifically in the amount and cash nature of the purchase price being offered, and Tickets.com's ability to sustain its offer. Accordingly, the Board believed that it was not likely that any party other than Tickets.com would propose and complete a transaction on terms more favorable to Lasergate's shareholders than the Merger.

         - REGULATORY APPROVALS. The Board considered that there are relatively few regulatory approvals required to consummate the Merger, and the favorable prospects for receiving those approvals.

         - AVAILABILITY OF DISSENTERS' RIGHTS. The Board considered that dissenters' rights of appraisal will be available to the holders of common stock under Florida law.

         - LOSS OF EQUITY INTEREST. The Board considered the fact that if the Merger Agreement is approved, the holders of the common stock will not participate in the future growth of Lasergate. Because of the risks and uncertainties associated with Lasergate's future prospects, the Board concluded that the Merger was preferable to enabling the holders of such stock to have a speculative potential future return.

         - INTERESTS OF CERTAIN PARTIES. The Board considered that RBB Bank is the holder of record of a majority of the outstanding shares of Lasergate's common stock, and that RBB Bank was in favor of and recommended the Merger.

     The foregoing discussion of the information and factors discussed by the Board is not meant to be exhaustive, but includes all material factors considered by the Board to support their decision to recommend the approval of the Merger Agreement and to determine that the transactions contemplated thereby are fair to, and in the best interests of, Lasergate and the holders of Lasergate's common stock. The Board did not assign relative weights or additional quantifiable values to the above factors; rather, the Board viewed its position and recommendations as being based on the totality of the information presented to and considered by the members.

     THE BOARD BELIEVES THAT THE MERGER IS ADVISABLE AND IS FAIR TO AND IN THE BEST INTERESTS OF LASERGATE AND THE HOLDERS OF COMMON STOCK AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY TO LASERGATE'S SHAREHOLDERS.

OPINION OF FINANCIAL ADVISOR TO THE BOARD

     Lasergate retained Raymond James & Associates to render an opinion to Lasergate's Board as to the fairness, from a financial point of view, of the consideration to be received by the holders of the outstanding common stock of Lasergate in connection with the merger of Tickets.com with Lasergate. Raymond James & Associates rendered its written opinion that as of June 21, 1999, the consideration to be received by Lasergate is fair, from a financial point of view, to the holders of Lasergate's outstanding common stock.

     The full text of the written opinion of Raymond James & Associates, dated June 21, 1999, which sets forth assumptions made, matters considered and limits on the scope of review undertaken, is attached hereto as ANNEX B and is incorporated by reference herein. Shareholders are urged to read this opinion in its entirety. Raymond James & Associates' opinion, which is addressed to the Lasergate Board, is directed only to the fairness of the consideration paid to Lasergate's common shareholders from a financial point of view. Raymond James & Associates' opinion does not constitute a recommendation to any Lasergate common shareholder as to whether such common shareholder should vote his or her shares in favor of a merger with Tickets.com. Nor does the Raymond James & Associates' opinion address any other aspect of the proposed Merger or any related transaction. Raymond James & Associates did not determine the amount of such consideration but merely evaluated the consideration to be paid from a financial point of view. Raymond James & Associates consents to the summarization of its opinion in, and attachment of its opinion to, this proxy statement. The summary of the opinion of Raymond James & Associates set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with Raymond James & Associates' review of the proposed consideration to be paid and the preparation of its opinion, Raymond James & Associates has, among other things:

         1. reviewed the financial terms and conditions of the Merger as contained in the Merger Agreement dated June 21, 1999;

         2. reviewed the audited financial statements of Lasergate for the years ended December 31, 1996 and 1997;

         3. reviewed the unaudited interim financial statements of Lasergate for the periods ending March 31, June 30, September 30 and December 31, 1998;

         4. reviewed certain internal financial forecasts and projections prepared by the management of Lasergate for Lasergate;

         5. reviewed certain other publicly available financial information;

         6. held discussions with senior management of Lasergate regarding past and current operations and the financial condition and prospects of Lasergate; and

         7. conducted other such financial studies and analyses as Raymond James & Associates deemed relevant and necessary for the purposes of this opinion, including a review of (a) historical and projected revenues, operating earnings and net income of Lasergate and certain other publicly held companies in businesses it believed to be comparable to Lasergate; (b) the current and projected financial position and results of operations of Lasergate; and (c) the general condition of the securities markets.

     As described in its opinion, Raymond James & Associates assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James & Associates by Lasergate or any other third party and did not attempt to verify independently any such information. In addition, Raymond James & Associates did not make or receive any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Lasergate nor has Raymond James & Associates been furnished with any such evaluation or appraisal. Raymond James & Associates assumed that the financial forecasts, estimates, projections, and other information provided to it by Lasergate have been prepared in good faith on reasonable bases reflecting the best currently available estimates and judgments of the management team of Lasergate. Raymond James & Associates relied upon Lasergate to advise it promptly if any such information previously provided to or discussed with Raymond James & Associates became inaccurate or was required to be updated during the period of its review.

     Raymond James & Associates' opinion was based on economic, market, and other conditions as in effect on, and the information available to it as of, the date of its opinion, June 21, 1999.

     THE FULL TEXT OF THE WRITTEN OPINION OF RAYMOND JAMES & ASSOCIATES DATED JUNE 21, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF LASERGATE ARE URGED TO READ THE OPINION IN ITS ENTIRETY. RAYMOND JAMES & ASSOCIATES' WRITTEN OPINION IS ADDRESSED TO THE BOARD, IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF LASERGATE AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE OPINION DOES NOT ADDRESS LASERGATE'S UNDERLYING BUSINESS DECISION TO PROCEED WITH OR EFFECT THE MERGER. THE SUMMARY OF THE OPINION OF RAYMOND JAMES & ASSOCIATES SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. COPIES OF THE WRITTEN OPINION ARE ALSO AVAILABLE FOR INSPECTION AND COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF LASERGATE DURING REGULAR BUSINESS HOURS BY ANY INTERESTED SHAREHOLDER OF LASERGATE, OR A REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING, AND MAY BE INSPECTED AND COPIED, OR OBTAINED BY MAIL, BY

WRITTEN REQUEST DIRECTED TO CORPORATE SECRETARY, LASERGATE, 2189 CLEVELAND STREET, SUITE 230, CLEARWATER, FLORIDA 33765.

     In delivering the opinion to the Board on June 21, 1999, Raymond James & Associates prepared and delivered to the Board certain written materials containing various analyses material to the opinion. The following summarizes the material financial analyses presented by Raymond James & Associates to the Lasergate Board at its meeting on April 9, 1999, and as updated as of June 21, 1999, the date on which the Merger Agreement was finalized and executed. These financial analyses were considered by Raymond James & Associates in rendering the opinion described below. This summary is not a complete description of the analyses underlying the opinion of Raymond James & Associates or of information presented at meetings between Raymond James & Associates and representatives of Lasergate held in advance of the Lasergate Board meeting to consider and evaluate the Merger.

     COMPARABLE COMPANIES ANALYSIS.

     Raymond James & Associates presented to the Lasergate Board a summary financial comparison of Lasergate to five public software companies Raymond James & Associates deemed to be reasonably comparable to Lasergate. The comparable companies consisted of: Altris Software, Inc., IFS International, Inc., International Microcomputer Software, Inc., Radiant Systems, Inc. and Timeline, Inc.

     Raymond James & Associates compared the ratio of enterprise value to revenue for these comparable companies to the same ratio for Lasergate. Raymond James & Associates calculated this ratio for the comparable companies by utilizing the latest trailing twelve months financial statistics that have been publicly reported, and used Lasergate's unaudited interim financial statements for the period ended December 31, 1998 to calculate this ratio for Lasergate.

     PRECEDENT TRANSACTION ANALYSIS.

     Raymond James & Associates presented to the Lasergate Board a summary of a precedent transaction analysis which compared the ratio of enterprise value to revenue for the proposed Merger to the same ratio calculated for twelve selected precedent company combinations completed from January 1, 1995 to June 20, 1999. The precedent combination transactions consisted of:

                  Easel Corp. combining with VMARK Software, Inc.

                  Altai, Inc. combining with PLATINUM Technology, Inc.

                  Technalysis Corp. combining with CompuWare Corp.

                  Software Publishing Corp. combining with Allegro New Media

                  CompuRAD, Inc. combining with Lumisys, Inc.

                  DBA Systems, Inc. combining with Titan Corp.

                  Peerless Group, Inc. combining with Jack Henry & Associates, Inc.

                  Cayenne Software, Inc. combining with Sterling Software, Inc.

                  Red Brick Systems, Inc. combining with Informix Corp.

                  Precision Systems, Inc. combining with Anshutz Digital Media, Inc.

                  Expert Software, Inc. combining with Activision, Inc.

                  PulsePoint Communications, Inc. combining with Unisys Corp.

     Raymond James & Associates calculated revenue and enterprise value by utilizing the financial statistics for the trailing twelve month period reported prior to the consummation of the precedent company combinations. Raymond James & Associates calculated this ratio for Lasergate by using Lasergate's unaudited interim financial statements for the period ended December 31, 1998.

     PREMIUM ANALYSIS.

     Raymond James & Associates presented to the Lasergate Board an analysis of the premiums paid over the stock price of acquired companies in selected merger transactions of comparable size which were completed, based on stock prices one day, one week and four weeks prior to the announcement of the transaction. This analysis demonstrated that, on average, the acquired company received a 14.4%, 13.5% and 17.4% premium over its stock price one day, one week and four weeks prior to the announcement of the transaction, respectively.

     OPINION OF RAYMOND JAMES & ASSOCIATES.

     During the April 9, 1999 meeting of the Lasergate Board, Raymond James & Associates gave its oral opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the proposed merger was fair from a financial point of view to the Lasergate shareholders. Raymond James & Associates subsequently updated its analysis and gave its written opinion that as of June 21, 1999, (the date on which the Merger Agreement was signed), the proposed Merger was fair from a financial point of view to the Lasergate shareholders, subject to various qualifications and assumptions described in its opinion.

     The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James & Associates' opinion or its presentation to the Lasergate Board. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James & Associates believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James & Associates considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James & Associates' view of the actual value of Lasergate.

     In performing its analyses, Raymond James & Associates made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Lasergate. The analyses performed by Raymond James & Associates are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James & Associates' analysis of the fairness of the financial terms and conditions of the Merger to the Lasergate shareholders from a financial point of view and were provided to the Lasergate Board. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James & Associates was one of many factors taken into consideration by the Lasergate Board in making its determination to approve the proposed Merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Lasergate Board or

Lasergate's management with respect to the value of Lasergate. Lasergate placed no limits of the scope of the analysis performed, or opinion expressed, by Raymond James & Associates.

     In connection with the Merger, Lasergate contracted with Raymond James & Associates to provide the fairness opinion summarized above. Lasergate retained Raymond James & Associates because of Raymond James & Associates' qualifications, expertise, and reputation. Raymond James & Associates is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Through negotiation, Lasergate and Raymond James & Associates determined that Lasergate would pay Raymond James & Associates a fee of $150,000 upon the consummation of the proposed Merger, reimburse Raymond James & Associates for its reasonable out-of-pocket expenses and indemnify Raymond James & Associates against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws. In the ordinary course of business, Raymond James & Associates may trade in the securities of Lasergate for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

TICKETS.COM'S AND ADVANTIX ACQUISITION'S PURPOSE AND REASON FOR THE MERGER

     The purpose of Tickets.com and Advantix Acquisition in proceeding with the Merger is to acquire the entire equity interest of Lasergate in a cash transaction providing fair value to Lasergate's unaffiliated shareholders. The Merger was motivated largely by Lasergate's history of losses and its financial condition.

CERTAIN EFFECTS OF THE MERGER

     If the Merger is consummated, the holders of Lasergate's common stock will no longer have any interest in, and will not be shareholders of, Lasergate and, therefore, will not benefit from any future earnings or growth of Lasergate or from any increases in the value of Lasergate and will no longer bear the risk of any decreases in value of Lasergate. Instead, each shareholder (other than the Lasergate, Tickets.com, Advantix Acquisition and Dissenting Shareholders) will have the right to receive upon consummation of the Merger $0.10 in cash for each share of common stock such shareholder holds without interest. The benefit to the holders of common stock of the transaction is the payment of a premium, in cash, above the market value for such stock prior to the announcement of the transaction. This cash payment assures that all shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. The detriment to such holders is their inability to participate as continuing shareholders in the possible future growth of Lasergate. If the Merger is consummated, the shareholders of Tickets.com will indirectly hold the entire equity interest in Lasergate and will therefore be the sole beneficiaries of any future earnings or growth of Lasergate and any increases in value of Lasergate. However, such shareholders will bear the risk of any decreases in value of Lasergate.

     The common stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Merger, the common stock will no longer be quoted on the OTC Bulletin Board, the registration of the common stock under the Exchange Act will be terminated, Lasergate will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short-swing" trading provisions under Section 16 of the Exchange Act. Further, Lasergate will no longer be subject to periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission (the "SEC"). Accordingly, less information will be required to be made publicly available than presently is the case.

     The certificate of incorporation and bylaws of Advantix Acquisition will be the certificate of incorporation and bylaws of the Surviving Corporation, with the exception that the name of the Surviving Corporation shall become Lasergate Systems, Inc., until thereafter amended.

PLANS FOR LASERGATE AFTER THE MERGER

     Tickets.com expects that, except as described in this proxy statement, the business and operations of Lasergate as the surviving corporation of the Merger (the "Surviving Corporation") will be continued substantially as they are currently being conducted by Lasergate and its subsidiaries. However, Tickets.com expects that it may, from time to time, evaluate and review the Surviving Corporation's businesses, operations and properties and make such changes as are deemed appropriate.

     Except as described in this proxy statement, none of Tickets.com, Advantix Acquisition or Lasergate has any present plans or proposals involving Lasergate or its subsidiaries which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in Lasergate's corporate structure or business. However, Tickets.com will review proposals or may propose the acquisition or disposition of assets or other changes in the Surviving Corporation's business, corporate structure, capitalization, management or dividend policy which it considers to be in the best interests of the Surviving Corporation and its shareholders.

CONDUCT OF THE BUSINESS OF LASERGATE IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, the Board expects to seek to retain Lasergate's current management team, although there can be no assurance it will be successful in doing so. Although there are no plans in such circumstances to operate Lasergate's business in a manner substantially different than currently operated, Lasergate does not currently have any further funding alternatives and will most likely invoke bankruptcy proceedings unless another strategic funding partner can be located, which cannot be assured.

ACCOUNTING TREATMENT

     The Merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles.

REGULATORY REQUIREMENTS; THIRD PARTY CONSENTS

     Lasergate does not believe that any material federal or state regulatory approvals, filings or notices are required by Lasergate in connection with the Merger other than:

         - such approvals, filings or notices required pursuant to federal and state securities laws; and

         - the filing of the certificate of merger with the Secretary of State of the State of Florida.

     Based upon Tickets.com's currently anticipated capital structure, the parties are not required to file a Pre-merger Notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), because Advantix Acquisition does not satisfy the "size of person" jurisdictional test of the HSR Act insofar as Tickets.com is its "ultimate parent" and does not have a regularly prepared balance sheet or assets of $10,000,000 or more, excluding the cash that will be used to consummate the Merger.

     Lasergate does not believe any material third party consents will be required by Lasergate in connection with the Merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a summary of the material federal income tax consequences expected to result to shareholders whose shares of common stock are converted to cash in the Merger. This summary does not purport to be a complete analysis of all potential tax effects of the Merger. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances and is not intended for shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, shareholders who hold their common stock as part of a hedge, straddle or conversion transaction, shareholders who acquired their common stock pursuant to the exercise of an employee stock option or otherwise as compensation, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) that may be subject to special federal income tax rules not discussed below. The following summary also does not address holders of stock options or warrants. The following summary assumes that shareholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service ("IRS") will not take a contrary view. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to shareholders. It cannot be predicted at this time whether any current proposed tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to shareholders.

     EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     TREATMENT OF HOLDERS OF COMMON STOCK

     The conversion of common stock in the Merger will be fully taxable to shareholders. Accordingly, a shareholder who, pursuant to the Merger, converts such holder's common stock into cash will recognize a gain or loss equal to the difference between (1) the amount of cash received in the Merger and (2) such shareholder's tax basis in the common stock. Generally, a shareholder's tax basis in his common stock will be equal to such shareholder's costs therefor. In the case of a shareholder who is an individual, such capital gain or loss will be taxable at a maximum capital gains rate of 20% if the holder held the common stock for more than one year at the time of the Merger.

     For federal income tax purposes, the Surviving Corporation will be deemed to be the source of a portion of the cash consideration issued in the Merger (including the proceeds from debt used to fund the Merger that is assumed by the Surviving Corporation in the Merger). Therefore, to the extent that cash received by a shareholder is from such source, the receipt of cash in exchange for such shareholder's common stock in the Merger will be treated as a redemption of common stock for federal income tax purposes. If a shareholder's interest in Lasergate will terminate as a result of the Merger, taking into account the constructive ownership rules of Section 318 of the Code, then the shareholder will continue to receive sale or exchange treatment as described in the preceding paragraph. If a shareholder's interest in the Surviving Corporation, taking into account the constructive ownership rules of Section 318 of the Code, is not terminated as a result of the Merger, then the shareholder will recognize gain or loss as described above only if the deemed redemption is either "not essentially equivalent to a dividend" or "substantially disproportionate" within the meaning of Section 302 of the Code. Whether or not a shareholder qualifies for sale or exchange treatment under these provisions depends on the shareholder's individual facts and circumstances. Shareholders are urged to consult their tax advisors with respect to the potential applicability of these provisions.

     BACKUP WITHHOLDING

     A shareholder whose common stock is converted to cash pursuant to the Merger may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the conversion of such common stock unless such shareholder (1) is a corporation or other exempt recipient and, when required, establishes this exemption or (2) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Surviving Corporation with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the shareholder's federal income tax liability.

     The Surviving Corporation will report to shareholders and to the IRS the amount of any reportable payments (including payments made to shareholders pursuant to the Merger) and any amount withheld pursuant to the Merger.

     EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAW.

FEES AND EXPENSES

     Whether or not the Merger is consummated and except as otherwise provided herein, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such fees and expenses, except that Lasergate will pay for all costs and expenses relating to the printing and mailing of this proxy statement.

     Under the terms of the Merger Agreement, Lasergate will pay Tickets.com $250,000 if the Merger Agreement is terminated under certain circumstances. See "The Merger Agreement--Fees and Expenses."

     Estimated fees and expenses (rounded to the nearest thousand) to be incurred by Lasergate or Tickets.com in connection with the Merger and related transactions are as follows:

Board's Financial Advisor's Fees(1).......................             $150,000
SEC Filing Fees...........................................                  306
Legal and Accounting Fees and Expenses....................              100,000
Printing and Solicitation Fees and Expenses...............               35,000
Board Fees................................................                  -0-
Other expenses............................................                5,000
                                                                       --------
  Total...................................................              290,306
                                                                       ========
---------------
(1)    See "Special Factors--Opinion of Financial Advisor to the Board."

     To the extent not paid prior to the Effective Time by Tickets.com or Lasergate, all such fees and expenses will be paid by the Surviving Corporation if the Merger is consummated. If the Merger is not consummated, each party will bear its respective fees and expenses, except as otherwise provided in the Merger Agreement. See "The Merger Agreement--Fees and Expenses."

INTEREST OF CERTAIN PERSONS IN MERGER

     In connection with the signing of the Merger Agreement in June 1999, Frank Swacker and John Chulski (each a director of Lasergate at the time) resigned from the Lasergate Board and entered into one year consulting agreements and non-compete agreements, which extend three months after expiration of the consulting agreements. The consulting agreements call for payments to each former director of $50,000, payable in monthly installments of $4,167. Also in connection with the Merger Agreement, RBB Bank entered into an agreement with Jacqueline Soechtig, Lasergate's former President and Chief Executive Officer, pursuant to which RBB Bank will pay her $200,000 and give her 10,000 shares of Tickets.com common stock. Further, RBB Bank granted Ms. Soechtig the opportunity to purchase 20% (up to 20,000 shares) of Tickets.com common stock that Tickets.com allocates to RBB Bank in its initial public offering ("IPO") at the IPO price, of which the first 10,000 shares will be purchased by RBB Bank at its sole cost. This consideration is in lieu of the amount that would have been otherwise due Ms. Soechtig in accordance with the "change of control" provisions included in her employment agreement with Lasergate.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as ANNEX A to this proxy statement. Such summary is qualified in its entirety by reference to the full text of the Merger Agreement.

THE MERGER; MERGER CONSIDERATION

     The Merger Agreement provides that the Merger will become effective at such time as is specified in a certificate of merger filed with the Secretary of State of the State of Florida (the "Effective Time"). If the Merger is approved at the Special Meeting by the holders of a majority of all outstanding shares of common stock, and the other conditions to the Merger are satisfied or waived, it is currently anticipated that the Merger will become effective as soon as practicable after the Special Meeting; however, there can be no assurance as to the timing of the consummation of the Merger or that the Merger will be consummated.

     At the Effective Time, Advantix Acquisition will be merged with and into Lasergate, the separate corporate existence of Advantix Acquisition will cease and Lasergate will continue as the Surviving Corporation. In the Merger and at the Effective Time:

         - each share of common stock of Lasergate issued and outstanding immediately prior to the Effective Time (other than common stock held by Lasergate or Tickets.com, or any of their wholly-owned subsidiaries, or Dissenting Shareholders) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive the Merger Consideration;

         - each share of preferred stock of Lasergate issued and outstanding immediately prior to the effective time (other than preferred stock held by Lasergate or Tickets.com, or any of their wholly-owned subsidiaries, or Dissenting Shareholders) will, by virtue of the Merger and without any action on the part of the holder thereof, remain issued and outstanding;

         - each share of common stock of Lasergate issued and outstanding immediately prior to the Effective Time that is owned by Lasergate or Tickets.com, or any of their wholly-owned subsidiaries, will automatically be canceled, retired and cease to exist and no payment will be made with respect thereto;

         - each share of common stock of Advantix Acquisition issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation;

         - Dissenting Shareholders who do not vote to approve the Merger Agreement and who otherwise strictly comply with the provisions of the Florida Business Corporation Act regarding statutory appraisal rights have the right to seek a determination of the fair value of their shares of common stock and payment in cash therefor in lieu of the Merger Consideration. See "Dissenters' Rights of Appraisal;" and

         - each certificate representing shares of common stock of Lasergate that has been converted to cash under the terms of the Merger Agreement (a "Certificate") will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the Merger Consideration.

THE EXCHANGE AGENT, PAYMENT FOR SHARES OF COMMON STOCK

     On or before the closing date of the Merger (the "Closing Date"), Tickets.com will enter into an agreement with a bank, trust company or other exchange agent selected by Tickets.com and reasonably acceptable to Lasergate (the "Exchange Agent"). As of the Effective Time, Tickets.com will deposit or cause to be deposited with the Exchange Agent, cash in the amount equal to the aggregate Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund") for the benefit of holders of shares of the common stock, options and warrants (other than common stock held by Dissenting Shareholders and shares to be canceled without consideration pursuant to the Merger Agreement).

     As soon as reasonably practicable following the Effective Time, the Exchange Agent will mail to each holder of record of shares of common stock that have been converted pursuant to the Merger Agreement, a letter of transmittal and instructions for use in surrendering Certificates in exchange for the Merger Consideration. No shareholder should surrender any Certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration into which the number of shares of common stock previously represented by such Certificate(s) shall have been converted pursuant to the Merger Agreement, without any interest thereon, and the Certificates so surrendered will be canceled.

     If payment of the Merger Consideration is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed (together with signature guarantees on such Certificate) or otherwise be in proper form for transfer and that the person requesting such payment pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     SHAREHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTERS OF TRANSMITTAL TO BE MAILED TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTERS OF TRANSMITTAL.

     Twelve months after the Effective Time, the Exchange Agent will deliver to Tickets.com or otherwise at the direction of Tickets.com any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of Certificates (including the proceeds of any investments thereof), and any holders of Certificates who have not theretofore complied with the above-described procedures to receive payment of the Merger Consideration may look only to Tickets.com for payment of the Merger Consideration to which they are entitled.

TRANSFERS OF COMMON STOCK

     After the Effective Time, the stock transfer books of Lasergate will be closed, and there will be no further transfers of Certificates on the records of Lasergate or its transfer agent. If, after the Effective Time, Certificates are presented to the Exchange Agent, Tickets.com or the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration as provided above and pursuant to the terms of the Merger Agreement (subject to applicable law in the case of Dissenting Shareholders).

TREATMENT OF STOCK OPTIONS AND WARRANTS

     Prior to the Effective Time, Lasergate will use its commercially reasonable efforts to cancel and cause the surrender of all outstanding stock options and warrants to acquire common stock. The effect of the Merger shall be to terminate all stock options and warrants prior to the Effective Time.

     In settlement of the surrender and cancellation of each option, each holder of an option that is exercisable at the Effective Time will be entitled to receive an amount in cash (the "Option Consideration"). The Option Consideration is equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, subject to any required withholding of taxes. In the event that the Merger Consideration is less than or equal to the exercise price of the stock option, the holder thereof will receive no Option Consideration.

     In settlement of the surrender and cancellation of each warrant, each holder of a warrant that is exercisable at the Effective Time will be entitled to receive an amount in cash (the "Warrant Consideration"). The Warrant Consideration is equal to the product of (1) the excess, if any, of the Merger Consideration over the per share exercise price of such warrant, multiplied by
(2) the aggregate number of shares of common stock then subject to such warrant, subject to any required withholding of taxes. In the event that the Merger Consideration is less than or equal to the exercise price of the warrant, the holder thereof will receive no Warrant Consideration.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains limited representations and warranties of Tickets.com, Advantix Acquisition and Lasergate.

     The representations of Tickets.com and Advantix Acquisition relate to, among other things:

         - their respective organization and qualification to do business, capitalization, ownership, and authority to enter into the Merger Agreement;

         - the absence of a conflict of the Merger Agreement and the transactions contemplated thereby, with laws applicable to, and material agreements of, Tickets.com and Advantix Acquisition;

         - the consents and filings required with respect to the Merger Agreement and the transactions contemplated thereby; and

         - the accuracy of the information in the unaudited balance sheet dated December 31, 1998 provided to Lasergate by Tickets.com.

     The representations of Lasergate relate to, among other things:

         - the organization and qualification to do business of Lasergate and its subsidiaries;

         - the capitalization and indebtedness of Lasergate and its subsidiaries;

         -    Lasergate's authority to enter into the Merger Agreement;

         - the absence of a conflict of the Merger Agreement and the transactions contemplated thereby with laws applicable to and material agreements of Lasergate and its subsidiaries;

         - the consents and filings required with respect to the Merger Agreement and the transactions contemplated thereby;

         -    filings made with the SEC;

         -    the absence of changes in the business of Lasergate;

         -    undisclosed liabilities and litigation;

         -    employee benefit plans, other benefit plans and employee matters;

         -    the opinion of Raymond James & Associates;

         - the action of the Board approving the Merger Agreement and the transactions contemplated thereby;

         - the required vote of the shareholders of Lasergate with respect to the proposed Merger;

         -    tax returns and audits;

         -    material contracts and insurance;

         -    subsidiaries;

         - real property, intellectual property, and tangible personal property; and

         -    environmental matters.

COVENANTS

     Lasergate has agreed to operate, and cause each of its subsidiaries to operate, their respective businesses in the ordinary and usual course prior to the Effective Time. In this regard, Lasergate has agreed that it will not, without the written consent of Tickets.com, engage in certain types of transactions. Specifically, Lasergate has agreed that prior to the Effective Time, Lasergate will not, and will not permit any of its subsidiaries to, among other things:

         - declare or pay dividends (other than dividends by Lasergate's subsidiaries in the ordinary course of business consistent with past practice);

         -    split, combine or reclassify its capital stock;

         -    repurchase, redeem or acquire any of its capital stock;

         - issue, sell, grant, pledge or otherwise encumber any of its securities (other than issuance of common stock upon exercise of stock options which were issued in the ordinary course pursuant to Lasergate's benefit plans, except for the conversion of any Preferred Stock);

         -    amend its articles of incorporation or bylaws;

         - acquire any equity interest in or substantial portion of the assets of any other person;

         - make material capital expenditures or commitments in excess of $5,000;

         - sell, lease, license, encumber or otherwise dispose of any material assets (subject to certain ordinary course and legal allowances);

         - incur additional material indebtedness or enter into any leases (subject to certain ordinary course allowances); or

         - take any action that could reasonably be expected to result in any of the representations or warranties set forth in the Merger Agreement to be untrue.

     Lasergate has also agreed not to do the following without the prior written consent of Tickets.com, which consent will not be unreasonable withheld or delayed:

         - enter into, adopt, amend or terminate any employee benefit plan or any other agreement or arrangement with any of its directors or officers;

         - increase in any manner the compensation or fringe benefits of any director, officer or employee;

         - pay any benefit not required by any plan or arrangement in effect as of the date of the Merger Agreement; or

         - enter into any agreement or arrangement to do any of the foregoing other than amendments to any benefit plan required to maintain qualified status under applicable laws.

     In addition, Lasergate shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its subsidiaries to, solicit, initiate, or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or agree to or endorse any Takeover Proposal. "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation, or other business combination involving Lasergate or any of its subsidiaries taken as a whole, or any proposal or offer to acquire in any manner the entire or more than a 20% equity interest in, or all of, or more than 20% of, the assets of Lasergate, or one of the or any of its subsidiaries taken as a whole; other than the transactions contemplated by the Merger Agreement or transactions in the ordinary course of business of Lasergate. Lasergate shall immediately advise Tickets.com orally and as soon as practicable in writing of any such inquiries or proposals, including all relevant details. However, Lasergate shall not be obligated to take any of the actions set forth above, other than notifying Tickets.com of any inquiry or proposal, if the Board, acting upon advice of counsel determines that such actions or inactions would be contrary to their legal or fiduciary obligations as directors of Lasergate and Tickets.com is notified promptly of such action.

         Lasergate has also affirmatively agreed to:

         - confer with reasonable frequency with Tickets.com, report on operational matters, and promptly advise Tickets.com of any change, event or circumstance that could reasonably be expected to have a material adverse effect on Lasergate;

         - provide Tickets.com copies of all fillings made with any governmental entity in connection with the Merger Agreement;

         - make all required periodic filings with the SEC as soon as practicable but no later than the Closing Date.

         Lasergate also agreed to, and has completed the following:

              - appointed individuals designated by RBB Bank to fill vacancies on the Board, and immediately thereafter accepted the resignations of Jacqueline E. Soechtig, Frank W. Swacker and John J. Chluski from the Board;

              - accepted the election of Jacqueline E. Soechtig to terminate her employment pursuant to her employment agreement;

              - accepted the resignations of Alfred P. Jones as Secretary, James H. Moore, Jr. as Assistant Secretary and Cliff Soechtig as an employee and officer of Lasergate; and

              - appointed David A. Riley as President, Chief Executive Officer and Secretary of Lasergate.

ADDITIONAL AGREEMENTS

     Lasergate and Tickets.com have made further agreements regarding, among other things:

              - Voting of all shares of Lasergate common stock owned by Tickets.com or any of its subsidiaries in favor of the approval of the Merger Agreement;

              - Cooperation in the preparation of required governmental filings, in obtaining required permits and regulatory approvals, and in the release of public announcements;

              - Granting of access to information and maintaining confidentiality; and

              - Indemnification of officers and directors following the Effective Time and maintaining liability insurance for such officers and directors for six years following the Effective Time.

     Pursuant to its agreement with Tickets.com, after the execution of the Merger Agreement Lasergate executed and delivered to Tickets.com a secured promissory note and security agreement, whereupon Tickets.com loaned Lasergate $600,000 (the "Loan Proceeds"). $325,000 of the Loan Proceeds was allocated towards payment of certain accounts payable, $100,000 of the Loan Proceeds was used for the repayment of loans made by RBB to Lasergate during June 1999, and the remainder of the Loan Proceeds was used for payment of immediate working capital needs of Lasergate. Thereafter and from time to time until the Closing Date, Tickets.com agreed to loan Lasergate up to approximately $400,000 in installments, as needed, to fund ongoing working capital needs of Lasergate.

CONDITIONS

     The respective obligations of Tickets.com and Advantix Acquisition and of Lasergate to consummate the Merger are subject to the following conditions, among others:

         - the approval of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of common stock of Lasergate;

         - all authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity, the failure to obtain of which would have a material adverse effect on Tickets.com and its subsidiaries or the Surviving Corporation, in each case taken as a whole, shall have been filed, occurred, or been obtained; and

         - the absence of any governmental action or order which makes the Merger illegal or otherwise prohibits consummation of the Merger.

     The obligations of Tickets.com to effect the Merger are subject to the following additional conditions, unless waived by Tickets.com:

         - the representations and warranties of Lasergate being true and correct as of the Effective Time as though made on and as of the Effective Time, except where, among other things, the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on Lasergate (without giving effect to qualifications as to materiality contained within such representations and warranties);

         - Lasergate having performed or complied with all of its obligations and covenants required to be performed by Lasergate under the Merger Agreement at or prior to the Effective Time, except where the failure to so perform or comply would not have a material adverse effect on Lasergate;

         - Neither the Board nor any committee thereof shall have amended, modified, rescinded, or repealed the resolutions adopted by such Board on June 18, 1999 and shall not have adopted any other resolutions in connection with the Merger Agreement and the transactions contemplated thereby inconsistent with such resolutions; and

         - Lasergate shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated by the Merger Agreement except those which the failure to obtain would not, individually or in the aggregate, have a material adverse effect on Tickets.com and its Subsidiaries taken as a whole, with or without including its ownership of the Surviving Corporation after the Merger.

     The obligations of Lasergate to effect the Merger are also subject to the following additional conditions, unless waived by Lasergate:

         - the representations and warranties of Tickets.com being true and correct as of the Effective Time as though made on and as of the Effective Time, except where, among other things, the failure to be true and correct, individually or in the aggregate, would not have a material adverse effect on Tickets.com (without giving effect to qualifications as to materiality contained within such representations and warranties); and

         - Tickets.com having performed or complied with all its obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Effective Time, except where the failure to so perform or comply would not have a material adverse effect on Tickets.com.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders of Lasergate, by the mutual written consent of Lasergate and Tickets.com (acting through their respective boards of directors), or by either Lasergate or Tickets.com if:

         - the Effective Time shall not have occurred on or before October 31, 1999 (which date was extended to January 31, 2000 by amendment) (provided that such termination will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date unless such failure has been outside the control of such party using its reasonable efforts);

         - there shall be any statute, law, ordinance, rule, or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or governmental entity shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable, except such as have been sought by or on behalf of Tickets.com; or

         - the shareholders' meeting of Lasergate is held and the shareholders shall have failed to adopt the Merger Agreement at such meeting (including any adjournment or postponement thereof).

     Lasergate may also terminate the Merger Agreement at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders of Lasergate, if:

         - upon a breach by Tickets.com of any representation, warranty, covenant or obligation, in each case, as set forth in the Merger Agreement, which would have a material adverse effect on Tickets.com (without giving effect to qualifications as to materiality contained within such representations and warranties); however, if such breach is curable by Tickets.com through the exercise of its commercially reasonable efforts and Tickets.com continues to exercise its commercially reasonable efforts, Lasergate may not terminate the Merger Agreement under this provision for a period of 30 days after Lasergate's delivery to Tickets.com of written notice setting forth in reasonable detail the circumstances giving rise to such breach; or

         - the Lasergate Board decides to accept an offer for, or to enter into a definitive agreement for a Takeover Proposal, and provides one business day's prior written notice to Tickets.com setting forth, in reasonable detail, the identity of the person proposing the Takeover Proposal and the terms and conditions of such Takeover Proposal, if, as a result of an unsolicited proposal for such Takeover Proposal, the Lasergate Board, after advice of Lasergate's independent counsel (who may be Lasergate's regularly engaged independent legal counsel), determines in good faith that their legal or fiduciary duties under applicable law require that such Takeover Proposal be accepted; provided, however, that any termination of this Agreement by Lasergate pursuant to this provision shall not be effective until Lasergate has made payment of any fees required by the Merger Agreement.

     Tickets.com may also terminate the Merger Agreement at any time prior to the Effective Time, whether before or after the approval of the proposed Merger by the shareholders of Lasergate, if:

         - the Lasergate Board withdraws, modifies or changes its recommendation of the Merger Agreement;

         - the Lasergate Board recommends to the shareholders of Lasergate that they approve a Takeover Proposal other than the proposed Merger;

         - a tender offer or exchange offer which would result in a person owning 20% or more of Lasergate's common stock is commenced and the Lasergate Board, within ten days of such commencement, either fails to recommend against such offer or takes no position with respect to acceptance of such offer by Lasergate's shareholders; or

         - there occurs a breach by Lasergate of any representation, warranty, covenant or obligation, in each case, as set forth in the Merger Agreement, which would have a material adverse effect on Lasergate (without giving effect to qualifications as to materiality contained within such representations and warranties); however, if such breach is curable by Lasergate through the exercise of its commercially reasonable efforts and Lasergate continues to exercise its commercially reasonable efforts, Tickets.com may not terminate the Merger Agreement under this provision for a period of 30 days after Tickets.com's delivery to Lasergate of written notice setting forth in reasonable detail the circumstances giving rise to such breach.

FEES AND EXPENSES

     Whether or not the Merger is consummated and except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such fees and expenses.

     Under the terms of the Merger Agreement, Lasergate will pay Tickets.com a fee of $250,000 if the Merger Agreement is terminated:

         - by either Lasergate or Tickets.com because the Effective Time shall not have occurred on or before October 31, 1999, (which date was extended to January 31, 2000 by amendment), and a Takeover Proposal shall have been consummated within 12 months of the date of the Merger Agreement;

         - by Tickets.com because the Lasergate Board withdraws, modifies or changes its recommendation of the Merger Agreement, the Lasergate Board recommends to the shareholders of Lasergate that they approve a Takeover Proposal other than the proposed Merger, or a tender offer or exchange offer which would result in a person owning 20% or more of Lasergate's common stock is commenced and the Lasergate Board, within ten days of such commencement, either fails to recommend against such offer or takes no position with respect to acceptance of such offer by Lasergate's shareholders;

         - by Lasergate because the Lasergate Board decides to accept an offer for, or to enter into a definitive agreement for a Takeover Proposal, and provides one business day's prior written notice to Tickets.com setting forth, in reasonable detail, the identity of the person proposing the Takeover Proposal and the terms and conditions of such Takeover Proposal, if, as a result of an unsolicited proposal for such Takeover Proposal, the Lasergate Board, after advice of Lasergate's independent counsel (who may be Lasergate's regularly engaged independent legal counsel), determines in good faith that its legal or fiduciary duties under applicable law require that such Takeover Proposal be accepted; provided, however, that any termination of this Agreement by Lasergate pursuant to this provision shall not be effective until Lasergate has made payment of any fees required by the Merger Agreement; or

         - by Tickets.com because there shall have occurred a break of a representation, warranty, covenant or obligation made by Lasergate, in each case, as set forth in the Merger Agreement, which would have a material adverse effect on Lasergate (without giving effect to qualifications as to materiality contained within such representations and warranties); however, if such breach is curable by Lasergate through the exercise of its commercially reasonable efforts and Lasergate continues to exercise its commercially reasonable efforts, Tickets.com may not terminate the Merger Agreement under this provision for a period of 30 days after Tickets.com's delivery to Lasergate of written notice setting forth in reasonable detail the circumstances giving rise no Takeover Proposal is consummated within 12 months of the date of the Merger Agreement.

AMENDMENT/WAIVER

     Before or after approval of the Merger Agreement by the shareholders, the Merger Agreement may be amended by the written agreement of the parties thereto; provided, however, after any such shareholder approval has been obtained, no amendment may be made which under applicable law requires the approval of the shareholders of Lasergate if such approval has not been obtained.

     At any time prior to the Effective Time, the parties to the Merger Agreement may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or waive compliance with any agreements or conditions contained in the Merger Agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party making such extension or waiver.


                         DISSENTERS' RIGHTS OF APPRAISAL

     Under Sections 607.1301 through 607.1320 of the Florida Business Corporation Act ("FBCA"), any holder of common stock who does not wish to accept the Merger Consideration may dissent from the Merger and elect to have the fair value of such shareholder's shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to such shareholder in cash, together with a fair rate of interest, if any, provided that such shareholder complies with the provisions of Sections 607.1301 through 607.1320.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the FBCA, and is qualified in its entirety by the full text of Sections 607.1302 through 607.1320, which are provided in their entirety as ANNEX C to this proxy statement and incorporated herein by reference. This discussion and Sections 607.1302 through 607.1320 of the FBCA should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     Only a holder of record of shares of common stock issued and outstanding immediately prior to the Effective Time is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the shareholder of record, fully and correctly, as such shareholder's name appears on such stock certificates, should specify the shareholder's name and mailing address, the number of shares of common stock owned and that such shareholder intends thereby to demand appraisal of such shareholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Shareholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in timely manner to perfect appraisal rights.

     The shares of common stock with respect to which Dissenting Shareholders exercise their dissenters' rights are referred to herein as "Dissenting Shares." Shares of Lasergate common stock must satisfy each of the following requirements to qualify as Dissenting Shares under the FBCA: (i) the shares of common stock must have been outstanding on the Record Date; (ii) the shares of common stock must not have been voted in favor of the Merger; (iii) the holder of such shares of common stock must make a written demand that Lasergate repurchase such shares of common stock at fair value (determined as of the close of business on the day prior to the Shareholders' Authorization Date, as defined below, excluding any appreciation or depreciation as a consequence of the proposed Merger); and (iv) the holder of such shares of common stock must deposit certificates for the certificated shares with Lasergate. Neither a vote by proxy or in person against the Merger nor an abstention constitutes a demand for or a waiver of dissenters' rights under the FBCA.

     Before the "Shareholders' Authorization Date" (defined in Section 607.1301(3) as the date on which the shareholders' vote authorizing the Merger was taken), Lasergate must send to each shareholder a copy of Sections 607.1301 through 607.1320 of the FBCA, which are provided in their entirety in Annex C. Shareholders who want to assert their dissenters' rights must deliver notice of intent to demand payment to Lasergate before the Shareholders' Authorization Date, and must not vote their shares in favor of the Merger.

     Within ten (10) days following the Shareholders' Authorization Date, Lasergate must mail to each of its shareholders who filed a notice to demand payment, other than those voting in favor of the proposed action, a written notice of the shareholders' approval of the Merger. Within twenty (20) days after the date Lasergate sends notice of the Merger approval, Dissenting Shareholders must file a written notice of their election to dissent and a demand for payment of the fair value of their Dissenting Shares, and must simultaneously deposit the certificates for these shares with Lasergate. Shareholders who fail to file an election to dissent within the twenty (20) day period are bound by the terms of the Merger.

     Within ten (10) days after the expiration of the twenty (20) day period, or within ten (10) days after the Merger is effectuated, whichever is later, but in no case later than ninety (90) days after the Shareholders' Authorization Date, Lasergate must make a written offer to Dissenting Shareholders to pay fair value for each of the Dissenting Shares, accompanied by a balance sheet and a profit and loss statement. If the Dissenting Shareholder accepts Lasergate's offer within thirty (30) days of the offer, payment of the agreed upon value shall be made within ninety (90) days of Lasergate's offer or the consummation of the Merger, whichever is later. Upon payment of the agreed upon value, the Dissenting Shareholder shall cease to have any interest in the Dissenting Shares. The Dissenting Shares may then be held by Lasergate as authorized but unissued shares, or may be disposed of pursuant to the Merger Agreement.

     However, if Lasergate fails to offer to pay fair value to a Dissenting Shareholder within the period specified above, or if it makes an offer that any Dissenting Shareholder fails to accept within thirty (30) days after the offer is made, Lasergate: (i) must, within thirty (30) days after receipt of written demand for court action from any Dissenting Shareholder (provided such demand is given within sixty (60) days after the date on which the Merger was effectuated); or (ii) may, if no written demand for court action is received by Lasergate from a Dissenting Shareholder within sixty (60) days after the date on which the Merger is effectuated, file an action requesting that a Circuit Court, for Pinellas County, Florida, determine the fair value of the Dissenting Shares. If Lasergate fails to institute court action, a Dissenting Shareholder may do so in the name of Lasergate, and all holders of Dissenting Shares who have not agreed upon fair value must be made parties.

     Within ten (10) days of a judicial determination of fair value, Lasergate must pay each Dissenting Shareholder the fair value as determined by the court. Costs and expenses of a judicial determination of fair value are determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the Dissenting Shareholders who are parties to the proceeding, to whom Lasergate has made an offer to pay for the Dissenting Shares, if the court finds the actions of such Dissenting Shareholders in failing to accept such offer arbitrary, vexatious or not in good faith.

                 MARKET PRICE INFORMATION; DIVIDEND INFORMATION

     Lasergate's common stock had been quoted by NASDAQ until it was delisted on October 17, 1998. Since that date, Lasergate's common stock has been traded on the OTC/Bulletin Board market under the symbol LSGT. The following table shows the per share high and low bid prices of the common stock on the OTC Bulletin Board as reported in published financial sources for the periods indicated in 1999, and the per share high and low sales prices as quoted by NASDAQ for the periods indicated in 1998 and 1997.

                                                          HIGH             LOW
                                                          ----             ---
FISCAL YEAR ENDING DECEMBER 31, 1999 (Bid Prices)
   Fourth Quarter, through November   , 1999.............
   Third Quarter......................................... 15/100           1/25
   Second Quarter........................................ 19/100           1/20
   First Quarter.........................................  3/10            9/100

FISCAL YEAR ENDING DECEMBER 31, 1998 (Sale Prices)
   Fourth Quarter........................................ 15/100          81/100
   Third Quarter.........................................  3/32            1/32
   Second Quarter........................................  5/32            1/8
   First Quarter.........................................  1/8             3/32

FISCAL YEAR ENDING DECEMBER 31, 1997 (Sale Prices)
   Fourth Quarter........................................  1/2             1/8
   Third Quarter.........................................  7/16            7/32
   Second Quarter........................................ 15/32            7/32
   First Quarter.........................................  3/4             9/32

     On February 2, 1999, the last full trading day prior to the public announcement of Tickets.com's unsolicited offer to Lasergate, the high and low bid prices of the common stock on the OTC Bulletin Board were 29/100 and 9/50, respectively, and the closing bid price was 1/10. On June 23, 1999, the last full trading day prior to the day on which the execution of the Merger Agreement was publicly announced, the closing bid price for the common stock on the OTC Bulletin Board was 1/10. On October ____, 1999, the latest practicable date prior to the printing of this proxy statement, the closing bid price for the common stock on the OTC Bulletin Board was $____. The market price for common stock is subject to fluctuation and shareholders are urged to obtain current market quotations.

     The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

     As of October 25, 1999 there were approximately 1,976 record holders of Lasergate's common stock.

     Lasergate has never paid any dividends on its common stock and does not anticipate paying dividends on its common stock in the event the Merger is not consummated. The terms of the Company's Preferred Stock provide that dividends are payable on those shares when and if declared by the Lasergate Board. In addition, whenever Lasergate pays any dividend, in cash, property or otherwise on its common stock, it must pay a dividend on shares of the Preferred Stock in an amount per share equal to that which holders of the Preferred Stock would have received had they converted their share into shares of common stock.

                              BUSINESS OF LASERGATE

GENERAL

     Lasergate is engaged in the development, assembly, marketing, servicing, installation, and sales of computerized admission control and revenue accounting systems. These products include a reserved seating ticketing system, general admission ticketing system and an access control solution which are marketed to ticketing operations at a variety of entertainment venues. Lasergate's products are generally marketed to the facility based entertainment industry and are used at many types of facilities, including amusement parks, theme parks, ski resorts, multi-purpose stadiums and arenas, performing arts theaters, museums, casinos, aquariums, and zoos in the United States, Canada, and certain countries outside of North America.

     Lasergate developed an access control system that employs applications of various technologies to automate and verify admission to attractions and to provide revenue control and accountability, while reducing fraud inherent in situations involving cash transactions when proper controls are not implemented. These technologies include proximity or radio frequency identification (RFID) scanning, laser (bar code) scanning, and reading magnetic stripe data. The system creates a detailed record of and permits individual charges for both overall facility admission and access to each of its attractions or events. The access control system is designed to interface with any of Lasergate's general admission ticketing systems, thus providing a seamless solution.

     In March, 1997, Lasergate introduced its newest version of the general admission ticketing product called ADMITS FOR WINDOWS(R), A WINDOWS NT(R) ticketing system. The system provides computerized point-of-saLE general admission tickets, including timed admission tickets and/or wristband tickets for amusement and water parks. Lasergate has discontinued the sale and support of its previous general admission products, ADMITS GOLD and ADMITS PLATINUM.

     Lasergate markets its VIDEO IMAGING SEASON PASS system, in conjunction with the ADMITS FOR WINDOWS(R) product. This system allows the venue to issue on-the-spot personalized credentials for season passes, membership cards, and employee cards. Producing a personalized credential involves bringing together information, a photo image, a bar code, and some fixed text onto a medium for tamper-proof, durable use by a customer, employee, or member.

     Lasergate's reserved seating ticketing product, "SELECT-A-SEAT," allows the customer to sell tickets and assigns individual seats for a particular performance or for a series of performances. The SELECT-A-SEAT system controls individual box office ticket sales and optionally has the capability of taking telephone and mail order reservations, group reservations, remote outlet sales and season subscription sales.

Lasergate has installed general admission ticketing systems in over 200 facilities including:

  Sun Valley, a ski and golf resort in Sun Valley, Idaho
  World of Coca Cola, Atlanta, Georgia and Las Vegas,
  Blackpool Pleasure Beach, Ltd., Blackpool, England
  Regal Cinemas Fun Centers Art Gallery of Ontario
  National Science Center
  Museum of African American History, Detroit, Michigan


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

Lasergate's SELECT-A-SEAT system is used by over 80 facilities including:

          Contemporary Group (providing tickets for the St. Louis Blues), St. Louis, Missouri

Current installations vary from systems which provide for simple general admission tickets to those which allow access by patrons to an entertainment facility, to systems which provide for more complex arrangements, such as tickets of decrementing value, (the point or monetary value of the ticket decreases with each use), which permit limited access to individual events and attractions within a park. Individually bar-coded tickets are printed by the ADMITS FOR WINDOWS(R) system and authorized for use by the holder upon printing. Relevant data concerning the remaining value and restrictions of the ticket are available from the access control system each time the bar code is read and processed. With bar codes, no information is actually contained in the bar code, but instead is held by the ADMITS FOR WINDOWS(R) system in individual records identified by the unique bar code. The bar code is scanned by a laser scanner and, if the bar code is valid, the access control system releases a turnstile. This validation process, in conjunction with proprietary processing and storage features, permits the ADMITS FOR WINDOWS(R) system to utilize many printing point-of-sale stations and turnstiles at individual attractions to process simultaneous information at all locations.

PRODUCT STRATEGY

     Lasergate's product strategy is focused on integrating leading edge hardware and software technologies into a cohesive family of products that provide users with the flexibility and control to positively impact their business results.

     Lasergate began selling the next generation of its general admission ticketing system, ADMITS FOR Windows(R), in 1996. It is A WINDOWs(R) version that includes ticketing, access control, concession sales, reporting and advanced reservations as well as other features currently under development designed to meet the many needs of WINDOWS(R) based clients. Lasergate continues to sell, install and support its Select-a-Seat product which is designed for reserved seating venues.

ADMITS FOR WINDOWS(R)

     ADMITS FOR WINDOWS(R) is A WINDOWs(R) based point-of-sale (POS) system that integrates technologies that enhance ticketing and access control operation. The system can be used to issue tickets, wristbands or receipts and provide access control both for general admission or timed admission events. A minimum configuration for an Admits for Windows(R) for Windows system presently consists of the following basic components: a personal computer, a printer, and Lasergate's ADMITS FOR WINDOWS(R) ticketing software. It may also have optional peripherals, including but not limited to: touch screen monitor; specialized keyboards; ticket, wristband or receipt printer; credit card reader; and a customer display, as well as third party software for specialized applications.

     ADMITS FOR WINDOWS(R) is designed to handle the diverse needs of a ticketing office including cash control, ticket printing, event set-up and financial reporting. It can also include point-of-sale software for gift shops and concession stands, as well as access control using turnstiles and proximity or radio frequency identification (RFID) scanning or laser (bar code) scanning. ADMITS FOR WINDOWS(R) is protected by a registered copyright. Lasergate relies upon this copyright as well as a combination of contract and trade secret laws to protect its proprietary interest in such software (See "Intellectual Property"). Lasergate believes that the proprietary nature of the ADMITS FOR WINDOWS (R) system is a result of the inter-relationship of these components and the increased number of functions that this relationship provides, as well as the software which links them, rather than the components themselves. Additional software systems could include, but are not limited to, credit card processing, season pass capability, access control, capacity ticketing, and additional products provided by third parties, such as fund raising. ADMITS FOR WINDOWS(R) can be a stand-alone POS device or multiple POS stations networked together, selling from one common inventory of available events. Using the WINDOWS(R) platform, ADMITS FOR WINDOWS(R) delivers a superior price/performance ticketing and access control solution.

     The ADMITS FOR WINDOWS(R) product architecture uses a layered approach that provides the user with a relatively powerful set of user definable configuration options in addition to a high level of integrity of operations. Lasergate deploys this product architecture to enhance performance and provide customers with application and programming flexibility. The configuration layer of the architecture provides software development tools for custom configurations. By developing this configuration layer, Lasergate has given the end user the ability to configure systems more effectively and efficiently with less risk and expense of software modifications.

     Lasergate's ADMITS FOR WINDOWS(R) computer software system provides general admission ticketing for facilities that desire the flexibility of offering tickets that can be printed for a variety of applications, with and without bar codes. It ranges from simple entry fees to timed admission and tickets of decrementing value.

     Unlike other forms of admission control, which can be subject to tampering, Lasergate's access control system maintains the records for each ticket holder on the system computer and only recognizes those tickets produced by ADMITS FOR WINDOWS(R). This makes counterfeiting nearly impossible and prevents ticket holders from manipulating the value of their ticket. While competitors offer systems which supply many of the same features as ADMITS FOR WINDOWS(R) Lasergate believes that the large number of features and flexibility of its system gives Lasergate a competitive advantage in marketing its products (See "Competition.").

     Scanners can be directly linked to ADMITS FOR WINDOWS(R) software to read bar-coded tickets produced by the ADMITS FOR WINDOWS(R) software. Scanners can be hand-held or integrated with access control equipment.

     The price for the ADMITS FOR WINDOWS(R) system varies widely depending on the complexity of the system desired, the kinds of additional features added to the system, and the number of people expected to use the system, which affects the number of entry points and the equipment required.

     ADMITS FOR WINDOWS (R) FEATUREs. ADMITS FOR WINDOWs(R) systems are adaptable to allow a facility to meet its ticketing requirements. Applications range from ticketing for simple general admission to a facility to more complex ticketing, such as season passes, tickets which admit the holder to certain or all rides and/or areas of the park and discount tickets which may only be used at certain times of the day or on certain days. ADMITS FOR WINDOWS(R) systems are menu driven, allowing individuals without computer skills to operate them. The Systems are also flexible, allowing facility personnel to modify the charge (i.e., apply a coupon or discount, give consideration to the age of the ticket holder, etc.) to the ticket holder for a given ride or attraction. A ticket or card can be printed at one of several locations and can include the name of the facility. The type of ticket and any other information specified by the facility may also be included. Tickets can be designed in the form of paper tickets for single day use, laminated plastic cards with photographs for season pass use, or wristbands for use by children or in water parks.

     Facilities are able to utilize the ability of the ADMITS FOR WINDOWS(R) system to generate a wide variety of ticket types and to easily change the value of a ticket-type to enhance revenues. For example, an amusement park can lower the points needed to enter an attraction during low-usage periods to equalize patron traffic and generate more revenue during low-use time periods. Similarly, a park can offer commercial sponsorship for various attractions during specific time periods, attracting advertising income. The system's flexibility permits numerous variations of ticketing strategies to encourage facility attendance and increase usage.

ACCESS CONTROL

     BACKGROUND. Bar codes, which have been available for use since the 1970's, consist of a series of lines or bars printed on paper or plastic. By varying the width of the bars and spaces between the bars, a bar code provides an item, such as a ticket, with a unique identity. Lasergate also utilizes magnetic stripe and proximity chip technologies providing equally unique characteristics.

     Lasergate's technology, through its admission and access control system, reduces fraud and labor costs while enhancing accountability and profitability. Within the United States alone, the entertainment and recreation industries encompass tens of thousands of facilities adaptable to Lasergate's systems. Included are family entertainment centers, fairgrounds, stadiums, water parks, amusement parks, arenas, zoos, aquariums, museums, ice skating facilities, movie theaters and convention centers.

     Use of bar codes and standard scanning equipment or radio frequency hand-held scanners permits the access control system to closely monitor general attendance at both amusement/theme park facilities as well as ski resorts. By determining the validity of each ticket based on its identification number encoded in its barcode or proximity chip, these scanning devices reduce the possibility of admission from counterfeit tickets.

     FEATURES. Lasergate's access control system, which is an optional feature with the ADMITS FOR WINDOWS(R) family of products, integrates the scanning technology of bar codes and proximity chips with laser scanners placed in turnstiles, and hand-held or stationary proximity readers. Lasergate believes the proprietary nature of the access control system is the inter-relationship of the components, as well as the software that links them, rather than the components themselves. To gain entry to a facility or an individual attraction, the bar code or chip on or in the card or ticket is scanned by a laser scanner located at the point of entry. The ticket holder can scan the ticket in any direction. After it is processed, if the ticket is valid, the access control system responds with an audible signal and, if desired, opens a turnstile. If the ticket holder does not pass through the turnstile, the ticket retains its prior value. In facilities where tickets decrease in value as used, display devices may be placed throughout the facility to simply read the ticket value so that a holder can determine the remaining value of a ticket.

     Facility personnel can thus access a summary of cash receipts, attendance and other statistical information about admissions as it is occurring. The computer can be programmed to generate a summary of the day's activity, including the cash and credit card transactions, the number of patrons entering the facility and individual attractions and other statistical information. Such data, along with summary weekly, monthly or annual data, assists facilities in managing their business and can highlight irregularities in ticket collections.

SELECT-A-SEAT

     Lasergate's reserved seating software system is called SELECT-A-SEAT. SELECT-A-SEAT is a broad in-house computerized box office management, reservation and event marketing system. For reserved seating as well as general admission sales. SELECT-A-SEAT has 75 installations servicing over 150 facilities, which are selling in excess of 40 million tickets annually in the United States, Canada, Malaysia, and Singapore. The software can be used for distribution and control of admission tickets for theaters, professional sports teams, university athletic departments, multi-purpose arenas, racetracks, casinos, concert halls, performing arts organizations, museums and IMAX theaters.

     SELECT-A-SEAT maintains an inventory of available seats in a facility, including section, row and seat information. At the time of sale, the system prints tickets for a customer with the pertinent performance information as well as the seating location. SELECT-A-SEAT displays a series of prompts on a computer screen, leading the ticket seller through the selling process. Once a ticket sale is completed, all pertinent performance records are updated and inventory is simultaneously depleted. SELECT-A-SEAT controls reserved seating and general admission box office sales, telephone and mail order reservations, group reservations, remote outlet sales, and season subscription ticket sales. The SELECT-A-SEAT season ticketing program provides for rapid, efficient and simple entry of season ticket purchases or account data, seat assignment, payment posting, account verification, financial auditing, seat status auditing, ticket printing and client invoicing.

     In addition to ticket sales and revenue control, SELECT-A-SEAT stores a database of ticket buyers. Facilities can maintain such information as name, address, purchase and payment history, and demographic information such as age, performance preference and source of account.

     When selling tickets, SELECT-A-SEAT displays a series of prompts on a computer screen, leading the ticket seller through the selling process. Tickets are held in the system, unavailable for other sales, while a transaction is in process. Once a ticket sale is completed, all pertinent performance records are updated and inventory is immediately depleted. Any unsold tickets held for that transaction are made available again.

     The SELECT-A-SEAT season ticketing program provides for fast, efficient and simple entry of season purchase or account data, seat assignment, payment posting, account verification, financial auditing, seat status auditing, ticket printing and client invoicing.

     In addition to being a comprehensive ticket and revenue control system, SELECT-A-SEAT is an important marketing tool. It stores parking, novelty purchases, and tracks buyer characteristics such as show preference and advertising response. Demographic and biographic information about a ticket buyer or prospective ticket buyer is stored in SELECT-A-SEAT.

     The SELECT-A-SEAT system is also purchased by entrepreneurs and governmental agencies to set up regional or citywide ticket distribution networks as an alternative to a national service bureau. The SELECT-A-SEAT system is an alternative to a national service bureau, allowing facilities to control their own ticket inventory, maintain reasonable service charges, and retain service charge revenue. Lasergate has sold and installed SELECT-A-SEAT Systems that sell tickets where the event is held, as well as over the telephone and through remote ticket distribution points. When organizations purchase SELECT-A-SEAT, tickets sold over the telephone and at remote sales locations can carry a per ticket service charge, which the owner of the system retains. Therefore, many organizations will purchase SELECT-A-SEAT to be used as a source of generating additional revenue for the facility as well as controlling inventory and ticket sales.

     In addition to ticket and revenue control functions, SELECT-A-SEAT can be used to store various characteristics of each individual patron, such as car parking preferences, novelty purchases made, performance preferences and past responses to various forms of advertising. These characteristics, combined with demographic and biographic data, give system owners a powerful tool for direct mailings.

     SELECT-A-SEAT offers features specifically designed to meet the needs of various market niches such as performing arts venues, large stadiums, citywide ticket bureaus and professional sports teams.

     The price of SELECT-A-SEAT varies depending on the modules purchased and the number of concurrent users provided for, ranging from a price of $7,000 for a single terminal box office to $600,000 for multi-terminal access and modules to support season tickets, telephone orders, reporting and credit card authorizations. To date, most of the Select-a-Seat systems installed were sold for prices ranging from approximately $35,000 to $200,000.

PRODUCT SERVICING AND ADMINISTRATION

     Lasergate has developed a number of common procedures for producing and servicing each of its products, as explained below.

     ASSEMBLY AND TESTING. Lasergate purchases components for its systems, such as the computer equipment and circuit boards, turnstiles, metal housings, laser scanners and ticket printers from a variety of carefully selected sources and assembles and integrates critical components with its proprietary software. Many of the components are enhanced by off-the-shelf hardware readily available from numerous sources. However, all subsections and unique operating environments are fully integrated and all Lasergate software is tested for proper operation and delivery of the highest quality product possible.

     INSTALLATION AND TRAINING. Lasergate's technicians install each of its systems, providing any customization required and overseeing the placement of all equipment. The purchaser is responsible for installation of cabling to link each component to the central computer. Low-voltage cables are dedicated to the system and are not expensive or difficult to install. This cabling method allows both new and existing purchasers to easily install Lasergate's systems and allows existing installations to expand their existing systems as their business grows. Lasergate also provides interfaces into various local area networks (LAN's) and fiber-optics systems.

     Lasergate provides initial training for the administrators and/or facility personnel of each system at each installation and provides a user manual. Lasergate encourages training of personnel at the supervisory level and encourages these individuals to train the end users that operate Lasergate's system within the customer's environment. Additional training is available either at the installation site or Lasergate's headquarters at the option and expense of the purchaser.

     WARRANTY MAINTENANCE AND SERVICING. Lasergate offers a 90-day warranty for its software products. After the end of the warranty period, Lasergate offers its customers maintenance and servicing for an annual fee. Lasergate provides for telephone response to calls for assistance during certain business hours and days, or available around the clock, seven days a week for certain additional charges. Also provided are standard updates to the system purchased, user guides and repair or replacement (at customer expense) of hardware components. Lasergate's customer support staff is often able to diagnose and correct problems through computer link-up from Lasergate's headquarters to each site.
If more
extensive modifications are required or if a facility requires training for additional personnel, Company personnel will make additional site visits for a fee.

     As of September 30, 1999, Lasergate has accrued $473,775 to provide for costs which may be incurred to fix software errors ("bugs").

RESEARCH AND DEVELOPMENT

     Lasergate's engineers are engaged in developing enhancements and applications for its technology. Such applications are intended to create new products for Lasergate's markets and to enhance product competitiveness. Lasergate's technical staff will concentrate their efforts on completing the technology necessary for such new installations, although there can be no assurance that it will be able to develop or market such new products or applications.

MARKETING

     Lasergate's overall marketing strategy is focused on a distribution model that provides for direct distribution. Its products are segmented to address requirements targeted at specific entertainment venues which include amusement/theme parks, ski resorts, stadiums and arenas, performing arts theaters, museums, aquariums and zoos and regional ticketing networks.

     Lasergate has traditionally marketed its products and services through a direct sales channel. Marketing efforts take place principally at selected industry trade shows which are aligned with the above defined vertical markets, at regional seminars which focus on application solutions, through targeted direct mail campaigns and by advertising in trade periodicals. Qualified leads, generated as a result of these marketing efforts, and high profile, target accounts selected from the above vertical markets, provide the basis upon which the direct sales organization pursues new opportunities. Additionally, some new prospects have been attracted by the positive impressions created through discussions with or visits to existing customer installations.

     Lasergate views its installed base as a very important source of new leads and, in fact, it has led to substantial business in 1998. Lasergate intends to continue to explore these references and use its installed base as a basis for obtaining new business.

     Lasergate markets products that typically require substantial customization in order to meet the customers' particular requirements. While Lasergate has reduced the cost of installing, customizing and servicing (maintaining) the customized software, these costs have remained higher than desired. With this in mind, in June 1996, Lasergate initiated an internal assessment of its marketing and product management strategies to determine whether its software could be modified in order to provide a broader range of product options to its customers without incurring substantial customization costs.

     As a result of the assessment, Lasergate concluded that its principal application components for ticketing, revenue management and access control will continue to provide significant benefits to its customers and prospects; however, rather than continue to market products that require substantial customization, it will design and offer products in a modular fashion that allow the user to define how the software is set up or configured for a particular site through a table-driven set of parameters selected by the user. This new model will consist of a primary product with optional pre-developed modules and a configuration layer to meet specific customer needs that would require limited or no customization by Lasergate. Additionally, the implementation of this project will afford Lasergate an opportunity to employ the same development tool (a high level, Rapid Application Development language) for each module that will provide a high degree of consistency and efficiency in the product development process. Although no assurances can be given, management expects that applying Lasergate's proprietary technology in this fashion will provide a more effective means of delivering business solutions to the entertainment industry.

     This modular concept was implemented in Lasergate's new ADMITS FOR WINDOWS(R) product which was introduced in May, 1997. For most of 1997, the additional costs of introducing the new product more than offset any cost savings achieved, but Lasergate has begun to achieve cost reductions as a result of this development effort and new product introduction in areas of product development and customer support. In addition, the product has a new appearance that is more user friendly and allows the user to modify a configuration layer (without access to the source code), which can remain in place when updating the product to a new revision level. As a result, Lasergate expects its new products to be more competitive in the market.

CUSTOMERS

     The Company has sold its products to a variety of customers. Listed below are examples of installations:

     ADMITS FOR WINDOWS(R) AT SUN VALLEY SKI RESORT, SUN VALLEY, IDAHO. The ADMITS FOR WINDOWS(R) at Sun Valley Ski Resort includes 27 point-of-sale stations for lift ticket sales, six video ID stations for season passes, and 6 radio frequency ski lift scanning stations for access control. It processes over 400,000 tickets per year.

     ADMITS FOR WINDOWS(R) AT ART GALLERY OF ONTARIO, ONTARIO, CANADA. The ADMITS FOR WINDOWs(R) system at the Art Gallery of Ontario ("AGO") was installed in the first quarter of 1997. It includes 12 point-of-sale stations for main ticketing, group sales and back office ticketing applications. The system has enabled AGO to implement an Art Card which provides bar coded access control through 6 entry points utilizing custom ticket stock imprinted with selected artwork.

     Due to the length of time it takes for Lasergate to purchase, customize and install certain of its products, there may occasionally be a backlog of orders for equipment. As of December 31, 1998 and December 31, 1997, Lasergate's backlog was $133,242 and $893,000 respectively. The backlog represented sales to numerous sites with purchase prices ranging from approximately $90,000 to $196,000. Management believes the backlog was less than the prior year because of the transition in sales from legacy products to the new product. As is common within the software industry, some prospective customers refused to consider a system that did not have a lengthy history of performance at sizable installations within their market segment. In 1998, American Skiing Company (owner of multiple U.S. ski resorts) represented 18.5% of Lasergate's sales. Regal Cinemas represented 16.4% of total sales.

COMPETITION

     Lasergate faces significant competition from different sources. This competitive activity can be analyzed by the following areas: product features and capabilities, price, service/support, product availability, technology, and corporate structure.

PRODUCT FEATURES AND CAPABILITIES

     ADMITS FOR WINDOWS(R). There are several companies in the United States offering basic computerized ticketing capabilities which are similar to those Lasergate offers through its ADMITS FOR WINDOWS(R) systems. They include, among others, PACER CATS and Gateway Ticketing Systems. While those firms have automated ticketing programs similar to that of Lasergate, and have resources substantially greater than those of Lasergate, Lasergate believes ADMITS FOR WINDOWS(R) competes effectively with these companies on the basis of pricing and ease of installation, use and maintenance.

     SELECT-A-SEAT. Lasergate's SELECT-A-SEAT reserved seating system competes against companies such as Ticketmaster, Inc. Those companies have resources substantially greater than Lasergate. Lasergate believes that it competes effectively both in pricing and over all functionality of its SELECT-A-SEAT system and that it has a competitive advantage in that the SELECT-A-SEAT software will operate with a wide variety of hardware products that a customer might already own.

     ACCESS CONTROL. The primary competing technology for Lasergate's access control system is magnetic strips, such as those located on the back of most credit cards and many forms of paper tickets as well as various forms of bar code readers. Competitors in this arena include VGS, Gateway Ticketing Systems and recently Ticketmaster.

PRICING

     There is significant and consistent competitive pressure to adjust and modify pricing, particularly for hardware components. The ADMITS FOR WINDOWS product, with its differentiated feature set continues to command a premium price, however as the product matures and as competitors develop their competitive offerings, the price will need to be reduced. The SELECT-A-SEAT product is market priced, however, Lasergate has made the decision to forgo any further improvement to the product.

SERVICE AND SUPPORT

     The majority of Lasergate's competitors have established customer service centers, help desks, and technical support services. The ability to provide highly reliable, well skilled support staffs generally extends the competitive position of each company. Lasergate has deployed these functions to support customer needs, and is able to remain competitive in the general admissions market.

PRODUCT AVAILABILITY

     Currently, Lasergate distributes its products through its direct sales channel, and although this remains to be an effective method, reserved seat customers have recently expressed alternative buying preferences. Lasergate's major competitors have responded quickly to these preferences by deploying on-line ticketing through the Internet. Although this method of distribution is unrefined, it has captured the interest of many, and has created significant discussion in the market. Lasergate has recognized the value of the distribution channel and intends to develop its own offering.

TECHNOLOGY

     Lasergate's products are developed and implemented using industry standard methodologies and products. The open product architecture provides customers the ability to access the database from, and to integrate with third party packages. This capability provides Lasergate a competitive advantage over many competitors.

CORPORATE STRUCTURE AND OTHER

     Lasergate is publicly held, and as such is required to disclose all activities, financial and otherwise. At times, this has been a disadvantage, allowing competitors to obtain and publicize information in ways that have created concern among prospective customers.

     Lasergate generally enters into non-disclosure agreements related to its proprietary technologies and trade secrets with its employees and with those companies and individuals with which it has contractual agreements.

PRODUCTION AND SUPPLIERS

     Lasergate produces each of its systems by enhancing, integrating and assembling various components readily available from numerous suppliers. A few components, such as metal housings and circuit boards are specially manufactured for Lasergate to its specifications and ordered from one or more suppliers. Lasergate's major suppliers are BOCA Systems, Inc., Peak Technologies, Brady Signmark, Alvarado Manufacturing Co., Indiana Cash Drawer Corporation, and Jetstar, Inc. The other products Lasergate offers are primarily software.

     Lasergate typically assembles and tests its software at its headquarters and installs it along with appropriate hardware on-site for its various customers.

PERSONNEL

         In order to reduce its overhead costs, Lasergate entered into an agreement effective December 16, 1996, with a firm that provides all administrative services relating to payroll, personnel and employee benefits (an employee leasing agreement). Management continues to hire, dismiss, set pay rates, and supervise the employees.

     As of December 31, 1998, Lasergate employed (or employee leased) 24 individuals, including 4 in management, 4 in engineering, 4 in operations, 6 in sales and marketing, 4 in finance and accounting and 2 support staff personnel. Lasergate retained one individual as a contract employee and another individual who served as a part-time consultant.

     Lasergate generally enters into non-disclosure agreements with its employees. None of its employees is represented by a union or covered by a collective bargaining agreement. Lasergate believes its relations with its employees are excellent.

INTELLECTUAL PROPERTY

     Lasergate holds a copyright for the software comprising the SELECT-A-SEAT system and has service marks for the names SELECT-A-SEAT and Lasergate Systems, Inc. as well as for the SELECT-A-SEAT and LSi logos. Lasergate believes that its copyright and service marks provide it with a competitive advantage and are valuable assets.

     Lasergate has obtained a copyright for its new ADMITS FOR WINDOWS(R) product. There can be no assurance that a copyright will afford sufficient protection for Lasergate's products. In addition, Lasergate may not have the resources necessary to enforce its rights with respect to any of its copyrights, trade secrets, service marks or prospective filings since this can sometimes involve protracted legal battles.

     As referred to above, Lasergate has service marks for the names SELECT-A-SEAT and Lasergate Systems, Inc.; ADMITS FOR WINDOWS(R) is a product of Lasergate. All other brands and products mentioned in this report are trademarks of their respective holder(s).

     Lasergate regards certain features of its internal operations, software and documentation as proprietary. Lasergate relies on a combination of contract, copyright, service mark and trade secret laws as well as other measures to protect its proprietary information. Lasergate generally enters into confidentiality agreements with each of its employees and customers and, where appropriate, with certain vendors, in which each party agrees not to use Lasergate's proprietary intellectual property for purposes other than those for the benefit of Lasergate. In addition, Lasergate safeguards its technology through security measures such as passwords and codes. Policing unauthorized use of Lasergate's information and technology is difficult, and there can be no assurance that these safeguard measures will be successful or that Lasergate will have the financial resources necessary to enforce its proprietary rights. Trade secret laws in the computer technology area are rapidly developing and, should Lasergate's proprietary products be appropriated, it may seek to enforce its rights.

     While Lasergate's competitiveness may be affected by its ability to protect its proprietary information, it believes that because of the rapid pace of technological change in the computer software industry, trade secret and copyright protection are less significant competitive factors than the know-how, ability and experience of its employees, frequent product enhancements and the timeliness and quality of support services. While competitors may be able to develop software products with similar capabilities, Lasergate believes that a competitor would have to devote substantial resources to develop products that can compete effectively with Lasergate's products. Accordingly, although Lasergate deems its proprietary interest in its service marks and copyright to be important, it does not believe that its failure or inability to protect that interest would have a material adverse effect on its business. The competitive advantage derived from the technology involved in each of Lasergate's products is a result of the inter-relationships of the components and the variety of features that they are able to provide when integrated, and the software that links them, rather than the individual components themselves.

PROPERTY

     In November 1997, Lasergate leased approximately 10,160 square feet of office space in Clearwater, Florida. The lease expires on November 30, 2002. Lasergate has the right under its written lease agreement to one five-year renewal of the lease at prevailing market rates. Lasergate also has a right of first refusal for additional office space in the same office complex as space becomes available. Until December 1999, the rent payable will increase from $9,094 per month to $10,245 per month.

LEGAL PROCEEDINGS

     On or about June 27, 1997, a class action was commenced in the United States district Court for the Eastern District of New York (CV 97-3775) by Andrew Petit and Michael A. Lepera, on behalf of themselves individually, and on behalf of all others similarly situated against INTER ALIA, Lasergate, Sterling Foster, & Co., Inc. ("Sterling Foster"), Lasergate's former underwriter, counsel for Sterling

Foster and certain issuer defendants for whom Sterling Foster acted as underwriter. The Complaint alleges that in connection with an offering of Lasergate's securities which became effective on October 17, 1994, Sterling Foster engaged in a campaign to inflate the price of Lasergate's stock, to create a short position at the inflated price and then cover the short position with shares from shareholders who had been secretly released from "lock-up" agreements. With respect to Lasergate, the Complaint alleges that it failed to disclose in its Registration Statement that prior to the date the offering became effective, Sterling Foster had secretly agreed to release certain shareholders from "lock-up" agreements for the purpose of selling their shares to Sterling Foster at reduced prices. The Plaintiffs' claims allege that Lasergate violated Sections 11 and 12 (2) of the Securities Act of 1933, Sections 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and Section 349 of the New York General Business Law, as well as making negligent misrepresentations. Since the Complaint was filed, it has been amended twice, but the allegations against Lasergate have remained the same. On August 5, 1999, Lasergate moved to dismiss the Second Amended and Consolidated Class Action Complaint in its entirety. Lasergate believes that it has defenses to these claims and intends to vigorously defend itself in this action.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Due to the Lasergate's net loss for 1998 of $799,713, and its excess of current liabilities over current assets of $2,239,682 and its history of operating losses that accumulated to $20,506,100 at December 31, 1998, Lasergate's independent certified public accountants have qualified their accountants' report dated August 31, 1999, on Lasergate's 1998 financial statements as to a going concern uncertainty. The following commentary within Management's Discussion and Analysis addresses Lasergate's plans with regard to these matters and subsequent events that have a direct bearing on these matters.

     Lasergate's operations for 1998 were adversely affected by tight cash flows. This resulted in 1998 staff reductions that, in turn, have resulted in Lasergate not being able to effectively develop new software product releases or achieve the software revenues that its 1998 strategic plan envisioned. This resulted in Lasergate not being able to sustain 1998 revenues to the level achieved in 1997 as potential customers could not be provided assurance that development and/or support of new and current products would continue. To help fund its operations during 1998, it was necessary for Lasergate to borrow $300,000 from RBB Bank, an entity acting as an agent representative for various common shareholders owning approximately 51% of the outstanding common stock and owning all of the outstanding Preferred Stock. This debt obligation is in default as of August 31, 1999. Lasergate has also delayed payments on its vendor obligations, further compounding its ability to produce revenues.

     During the 1998 fourth quarter and through May 30, 1999, Lasergate's primary focus had been that of pursuing financing alternatives to remain in existence. In January 1999, Lasergate's management contemplated a bankruptcy filing as Lasergate's reduced operations, without additional funding, could not continue to adequately support its obligations. Discussions with several potential suitors since January 1999 resulted in Lasergate signing the Merger Agreement. Subsequent to the signing of the Merger Agreement, Tickets.com advanced Lasergate $1,433,000, which Lasergate has used to support its operations and had a remaining cash balance of approximately $70,000 at August 31, 1999. On September 16, 1999 Lasergate received an additional advance of $350,000 from Tickets.com to sustain operations through October, 1999, at which time Lasergate believes that it's new ADMITS FOR WINDOWS(R) product (Admit 9.2) will be completed and ready for market. If the Merger Agreement is not consummated, Lasergate does not currently have any further funding alternatives and will most likely invoke bankruptcy proceedings, unless another strategic funding partner can be located, which can not be assured.

RESULTS OF OPERATIONS: SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

REVENUES:

     Revenues were $1,197,442 and $1,977,998 for the six months ended June 30, 1999 and 1998, respectively, representing a decrease of $780,556 or 39%. Product sales represented $135,222 and $1,644,516 for the six months ended June 30, 1999 and 1998, respectively, and revenue from maintenance and support of customers represented $260,872 and $333,482 for the six months ended June 30, 1999 and 1998 respectively.

COST OF REVENUES:

     Cost of revenues were $640,034 and $1,138,206 in the six months ended June 30, 1999 and 1998, respectively, representing a $498,172, or 44% decrease. The ratio of cost-of-revenues to revenues is a function of whether the sales or services are hardware or software intensive. Hardware sales result in lower gross margins as hardware is not developed by the Company, but acquired for customers, as is a small portion of software. Sales of the Company's software provide the Company with significantly higher gross margins.

DEVELOPMENT COSTS:

     Development costs were $0 and $44,828 for the six months ended June 30, 1999 and 1998, respectively, representing a decrease of $44,828, or 199%. This decrease is due to the fact that the Company did not have available funds to continue development efforts. As of October 10, 1999, development efforts are underway to finalize the Admits 9.2 product before the end of the year.

SELLING, GENERAL AND ADMINISTRATIVE:

     Selling, general and administrative expenses were $1,774,037 and $1,444,200 for the six months of 1999 and 1998, respectively, representing a $329,837 or 23% increase. The increase in SG&A expense is primarily attributable to additional expense related to the proposed merger agreement, including severance and other costs.

NET LOSS:

     Net loss increased to $1,213,502 ($0.079 a share) for the six months ended June 30, 1999 from $640,320 ($0.06 a share) for the six months ended June 30, 1998.

RESULTS OF OPERATIONS: 1998 COMPARED TO 1997

REVENUES

     Revenues decreased to $3,013,311 in 1998 from $4,917,536 in 1997, representing a 39% decrease. Revenues consisted of system sales and installations of $2,522,659 in 1998 and $4,470,626 in 1997, and maintenance and support of $490,652 in 1998 and $446,910 in 1997. The decrease in system revenues is primarily due to Lasergate's financial and operating situation described above. The increase in maintenance revenues is primarily due to a larger installed customer base (which includes 1997 installations for 1998).

COST OF REVENUES

     Cost of revenues in 1998 and 1997 included the costs associated with the hardware and software acquired for Lasergate's customers, the full costs associated with the engineering and installation of the systems, the full costs associated with the provision of customer support, and the amortization of capitalized software.

     Cost of revenues decreased to $1,747,923 from $3,809,442. This 54% decrease was primarily the result of the 39% decrease in sales. Warranty provisions for 1998 totaled $78,250 and warranty work charged against the allowance in 1998 totaled $158,973. As a percentage of revenues, cost of revenues in 1998 represented 58% of revenues compared to 77% of revenues in 1997. This decline is a result of increased margins on significant sales to American Skiing Company in 1997 which did not re-occur in 1998 and an increase in software sales relative to hardware sales in 1998 versus 1997.

     Although the sales mix for hardware versus software has decreased during 1998, it should be noted that the ratio of cost of revenues-to-revenues is also a function of whether the sales or services are hardware or software intensive. Hardware sales result in lower gross margins as hardware is not developed by Lasergate, but acquired for customers, as is a small portion of software. Sales of Lasergate's software and related systems development activities provide Lasergate greater gross margins.

DEVELOPMENT COSTS

     Development costs decreased to $38,040 in 1998 from $445,365 in 1997, a decrease of $407,325. As a percentage of revenues, development costs decreased from 9% in 1997 to 1% in 1998. Development costs for 1998 do not include $341,380 of capitalized costs or $158,973 of costs charged to the warranty allowance. Development costs for 1997 do not include $318,650 of capitalized costs or $123,578 of costs charged to the warranty allowance. By adding these amounts back to development costs, gross spending on development activities can be calculated. Gross spending decreased from $887,593 in 1997 to $538,393 in 1998, a decrease of 39%. This decrease, as well as the decrease in development costs expensed as a percent of revenue, was primarily due to decreased staffing and consulting costs.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses decreased to $2,046,011 in 1998 from $3,396,415 in 1997, representing a 40% decrease. As a percentage of revenues, these expenses were 68% in 1998 and 69% in 1997, which reflects minimal cost reductions in 1998 relative to revenue volume. The principal components of the decrease in selling, general and administrative, in 1998 as compared to 1997 are described below:

     General and administrative expenses decreased to $1,200,246 in 1998 from $2,186,182 in 1997, representing a 45% decrease. The principal components of the decrease are decreases in compensation of $445,000, legal fees of $267,000, and bad debt expense of $110,000. In addition, 1997 includes a write off of customer lists totaling $230,000.

     Sales and marketing expenses decreased to $845,765 in 1998 from $1,210,233 in 1997, representing a 30% decrease. This decrease was primarily attributable to reduced sales commissions and trade show and advertising expense.

INCOME TAXES

     Lasergate currently has a substantial net operating loss carry forward for which Lasergate has not recognized a tax benefit due to the uncertainty related to when and how much of the tax benefits will be ultimately realized (See Note 7 to the financial statements).

NET LOSS

     Net loss decreased to $799,713 in 1998 from $2,923,069 in 1997. Lasergate's operations were affected by various factors as discussed above.

NET LOSS PER SHARE

     In March 1997, the SEC announced its position on accounting for the issuance of convertible preferred stock with a non-detachable conversion feature that is deemed "in the money" at the date of issue (a "beneficial conversion feature"). Lasergate's preferred stock has such features. As a result, Lasergate has recognized the intrinsic value of beneficial conversion features of preferred stock as dividends to preferred shareholders. The accounting described herein for the intrinsic value of beneficial conversion features does not affect the financial statements, including the reported net loss and shareholders' equity (including retained earnings), with the exception that the reported net loss per common share has been increased by the amount of the preferred dividends. After recognizing dividends of $475,570 for 1997 and $0 for 1998, the net loss per common share is $(.06) for 1998 and $(.46) for 1997.

NEW ACCOUNTING PRONOUNCEMENT ADOPTED

     In 1998 Lasergate adopted SOP 97-2, "Software Revenue Recognition." Adoption of this pronouncement did not have a material impact on Lasergate's financial statements.

LIQUIDITY AND CAPITAL RESOURCES

     Lasergate used cash for operating activities of $795,186 in the six months ended June 30, 1999 and $64,970 in the six months ended June 30, 1998.

     Lasergate used cash of $218,918 in 1998 and $2,520,099 in 1997 for operating activities. From its inception in October 1985 through June 30, 1999, Lasergate has incurred cumulative losses of $21,719,602, with a loss of $1,213,502 for the six months ended June 30 1999. Lasergate's net loss in the six months ended June 30, 1999 was primarily due to a substantial decrease in sales because Lasergate's Admits 9.2 product was not ready to market. To some extent the net loss was also attributable to increased operating costs due to severance payments to former employees in the approximate amount of $173,000.

     Lasergate's net loss in 1998 was $799,713 and was due primarily to expenditures related to the factors referred to under the caption "Results of
Operations: 1998 Compared to 1997" above. Included in the net loss for 1998 were non-cash expenses totaling $237,983, which included (i) depreciation/amortization expenses of $360,673, and (ii) a decrease in the allowance for doubtful accounts of $122,690. Cash generated from items classified as current assets totaled $711,171 which consisted primarily of decreases in accounts receivable and inventories. These sources of cash were offset primarily by decreases in accounts payable and accrued warranty costs.

     Lasergate used cash in investing activities in the amount of $74,025 in the six months ended June 30, 1999 and $211,879 in the six months ended June 30, 1998, which was used for capitalized software development costs.

     Lasergate used cash in investing activities in the amount of $394,273 and $456,611 in 1998 and 1997, respectively, which was used for additions to property, equipment, and software costs.

     Lasergate was provided cash by financing activities of $825,000 in the six months ended June 30, 1999 and $0 in the six months ended June 30, 1998. In the six months ended June 30, 1999, cash from financing activities was provided by loans from Tickets.com.

     Lasergate was provided cash by financing activities of $294,381 in 1998 and $1,442,447 in 1997. In 1998, cash from financing activities was primarily provided by loans from a related party. In 1997, cash from financing activities was primarily provided by Lasergate's sale of 7,500 shares of Preferred Stock to RBB Bank for $7,500,000 pursuant to an exemption from the registration requirements of the Securities Act, as amended, under Regulation S promulgated thereunder. Pursuant to the transaction, Lasergate redeemed 7,945 shares of Lasergate's Series F Preferred Stock owned by RBB Bank for $6 million leaving Lasergate with $1,447,500 of net proceeds after giving effect to expenses of the offering. No sales commissions were paid.

     Lasergate's ability to continue operations is entirely dependent upon its ability to receive further funding. While no assurances can be made, Lasergate believes that the Merger Agreement will be consummated by the end of December 1999. On September 16, 1999 Lasergate received an additional advance of $350,000 from Tickets.com to sustain operations through October, 1999, at which time it believes that the Admit 9.2 product will be completed and ready for market. If the Merger Agreement is not consummated, Lasergate does not currently have any further funding alternatives and will most likely invoke bankruptcy proceedings, unless another strategic funding partner can be located, which can not be assured.

YEAR 2000 COMPUTER ISSUES

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in January 2000, these date code fields will need to distinguish twenty-first century dates from twentieth century dates. As a result, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. Although Lasergate's current products (its new WINDOWS(R) products and the current version of its reserved seat product, SELECT-A-SEAT) are designed to be Year 2000 compliant, some legacy products are not Year 2000 compliant. These legacy products are few in number and each customer has been notified that these products are not Year 2000 compliant and that Lasergate will no longer support these products in the future. All licenses for these non-compliant products have expired or will expire prior to December 31, 1999. As of August 1999 management believes all Year 2000 issues have been addressed for the currently supported products and in addition has taken all reasonable steps to ensure the software products used internally and for development purposes are Year 2000 compliant.

FINANCIAL STATEMENTS

     Lasergate's audited financial statements for the years ended December 31, 1997 and December 31, 1998 appear at page F-1 following page 56 of this proxy statement. Lasergate's unaudited financial statements for the six months ended June 30, 1998 and June 30, 1999 appear at page FF-1, following the audited financial statements.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 30, 1999, except as otherwise indicated, concerning the beneficial ownership of Lasergate's common stock by: (1) each person (including any "group" as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known by Lasergate to be the beneficial owner of more than 5% of the outstanding shares of common stock, its only class of voting securities; (2) each director of Lasergate; (3) Lasergate's current Chief Executive Officer, the former Chief Executive Officer and executive officers whose salaries and bonuses for 1998 exceeded $100,000; and (4) all of Lasergate's current directors and executive officers as a group.

                                                                   BENEFICIAL OWNERSHIP
                                                                     NUMBER OF SHARES            APPROXIMATE
                                                                     OF COMMON STOCK            PERCENTAGE OF
         NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED          CLASS (1) (2)
         ------------------------------------                       ------------------          -------------

         RBB Bank, AG                                                  7,837,332 (3)                  51%
         Burgring 16
         8010, Graz
         Austria

         Tickets.com, Inc.                                            24,818,217 (4)                  62%
         555 Anton Blvd. 12th Floor
         Coast Mesa, CA 92660

         Jacqueline Soechtig (5)                                          23,500                       *

         James H. Moore (5)                                                   16                       *

         David A. Riley                                                        0                       *

         Steven H. Noble                                                       0                       *

         Directors and Officers as a Group (2)                                 0                       *

----------------------
*    Under one percent

(1) There were 15,299,393 shares of common stock outstanding as of June 30, 1998, which is the date of the most recent Quarterly Report which Lasergate has filed with the SEC. Lasergate does not believe that the number of shares currently outstanding is materially different.

(2) For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof, have been exercised or converted.

(3) RBB Bank disclaims beneficial ownership of these shares since it holds these shares as nominee for its clients who are the beneficial owners of the shares.

(4) On June 28, 1999 Tickets.com acquired 5,700 shares of the Preferred Stock from RBB Bank. The preferred shares are convertible into 24,818,217 shares of common stock.

(5) Neither Ms. Soechtig nor Mr. Moore has acted as a director or officer of Lasergate since June 21, 1999.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Lasergate that are based on the beliefs of management as well as assumptions made by and information currently available to Lasergate. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the proposed Merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Lasergate with respect to future events, including the completion of the Merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Lasergate to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

         -    delays in receiving required regulatory and other approvals;

         -    the failure of shareholders to approve the Merger Agreement;

         -    general economic or market conditions;

         -    changes in business strategy;

         - availability of financing on acceptable terms to fund future growth;

         -    competitive conditions in Lasergate's markets;

         - various other factors, both referenced and not referenced in this proxy statement.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Lasergate does not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.


                              INDEPENDENT AUDITORS

     The firm of Grant Thornton LLP has served as Lasergate's independent auditors since 1993. The consolidated financial statements of Lasergate for the periods ended December 31, 1997 and 1998 included in this proxy statement, have been audited by Grant Thornton LLP, independent auditors, as stated in their reports appearing herein. It is expected that representatives of Grant Thornton LLP will be present at the special meeting, both to respond to appropriate questions of shareholders of Lasergate and to make a statement if they so desire.


                              SHAREHOLDER PROPOSALS

     If the Merger is consummated, there will be no public shareholders of Lasergate and no public participation in any future meetings of shareholders of Lasergate. However, if the Merger is not consummated, Lasergate's public shareholders will continue to be entitled to attend and participate in shareholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any shareholder of Lasergate who wishes to present a proposal at the next Annual Meeting of Shareholders of Lasergate (in the event the Merger is not consummated), and who wishes to have such proposal included in Lasergate's proxy statement for that meeting, must have delivered a copy of such proposal to Lasergate at 2189 Cleveland Street, Suite 230, Clearwater, Florida 33765, Attention: Corporate Secretary, so that it was received no later than March 31, 2000.


                                 OTHER BUSINESS

     The Board does not know of any other matters to be presented for action at the special meeting other than as set forth in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.


                              AVAILABLE INFORMATION

     No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the Merger Agreement or the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Lasergate, Tickets.com or Advantix Acquisition. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Lasergate since the date hereof.

     Lasergate is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following

Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

                                             By Order of the Board of Directors


                                             David A. Riley
                                             Secretary

Clearwater, Florida
November __, 1999

                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                             LASERGATE SYSTEMS, INC.
                                AND SUBSIDIARIES

                           December 31, 1998 and 1997

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Report of Independent Certified Public Accountants..................      F-3


Consolidated Balance Sheets as of December 31, 1998 and 1997........      F-4
(Audited)

Consolidated Statements of Operations for the Years
  Ended December 31, 1998 and 1997 (Audited)........................      F-5


Consolidated Statement of Stockholders' Equity for the
  Years Ended December 31, 1998 and 1997 (Audited)..................      F-6


Consolidated Statements of Cash Flows for the Years
  Ended December 31, 1998 and 1997 (Audited)........................      F-7


Notes to Consolidated Financial Statements for the..................      F-9
 Years Ended December 31, 1998 and 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Lasergate Systems, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Lasergate Systems, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating an overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lasergate Systems, Inc. and Subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $799,713 during the year ended December 31, 1998 and as of that date, the Company has current liabilities in excess of current assets of $2,239,682 and an accumulated deficit of $20,506,100. The Company's operating loss history and financial condition raise substantial doubt about the Company's ability to continue as a going concern. The Company has historically relied on net proceeds from public and private offerings and loans and advances from related parties to fund its operations. Management believes that additional monies from these sources or from strategic corporate partnerships will be necessary to fund its operations in 1999. Management's plans in regard to these matters and subsequent events that have a direct bearing on these matters are described in Notes 3 and 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                        /s/ GRANT THORNTON LLP
                                                        ----------------------
                                                         GRANT THORNTON LLP

Tampa, Florida
August 31, 1999, except for paragraph 3 of Note 3 and paragraph 9 of Note 14 as to which the date is September 16, 1999

                    Lasergate Systems, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,


                                                                                       1998              1997
                                                                                       ----              ----
                                        ASSETS
Current assets:
  Cash and cash equivalents                                                      $     71,952    $    390,762
  Accounts receivable, net of allowance for doubtful accounts of $35,000 and
  $157,690                                                                            109,537         455,001
  Note receivable, current portion                                                     65,210          50,251
  Inventories                                                                          21,697         232,192
  Prepaid expenses                                                                     44,948          30,838
                                                                                 ------------    ------------
     Total current assets                                                             313,344       1,159,044
                                                                                 ------------    ------------

Note receivable, long-term portion                                                         --          59,091
Property and equipment, net                                                           232,718         305,509
Systems and software costs, net of amortization of $1,713,754 and $1,611,753          714,871         475,491
Goodwill, net of amortization of $531,546 and $398,557                              2,116,727       2,249,716
Other assets, net                                                                      16,637          19,137
                                                                                 ------------    ------------

     Total assets                                                                $  3,394,297    $  4,267,988
                                                                                 ============    ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable, bank                                                            $    317,956    $     23,575
  Accounts payable, trade                                                             920,157         780,271
  Deferred revenues                                                                   421,197         356,471
  Accrued warranty costs                                                              473,775         554,497
  Accrued expenses                                                                    419,941         912,190
                                                                                 ------------    ------------

     Total liabilities                                                              2,553,026       2,627,004

Stockholders' equity:
Preferred stock, $.03 par value, 2,000,000 shares authorized, 5,700 and 7,500
  shares issued and outstanding at December 31, 1998 and 1997, respectively               171             225
Common stock, $.03 par value, 20,000,000 shares authorized, 15,299,393 and
  7,462,061 issued and outstanding at December 31, 1998 and 1997, respectively        458,982         223,862
Additional paid-in capital                                                         20,888,218      21,123,284
Accumulated deficit                                                               (20,506,100)    (19,706,387)
                                                                                 ------------    ------------

     Total stockholders' equity                                                       841,271       1,640,984
                                                                                 ------------    ------------

     Total liabilities and stockholders' equity                                  $  3,394,297    $  4,267,988
                                                                                 ============    ============



        The accompanying notes are an integral part of these statements.

                    Lasergate Systems, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year Ended December 31,

                                                                                    1998              1997
                                                                                    ----              ----

Revenues                                                                       $   3,013,311    $  4,917,536
Operating expenses:
  Cost of revenues                                                                 1,747,923       3,809,442
  Development                                                                         38,040         445,365
  Selling, general and administrative                                              2,046,011       3,396,415
  Write down of customer list                                                             --         230,208
                                                                                ------------    ------------
     Operating loss                                                                 (818,663)     (2,963,894)
Interest income                                                                       18,950          40,825
                                                                                ------------    ------------
     Loss before income taxes                                                       (799,713)     (2,923,069)
Income taxes                                                                              --              --
     Net loss                                                                   $   (799,713)   $ (2,923,069)
                                                                                ============    ============

Dividends to preferred stockholders (intrinsic value of beneficial conversion
  features - see Note 9)                                                                  --        (475,570)
                                                                                ------------    ------------

Net loss available to common stockholders                                       $   (799,713)   $ (3,398,639)
                                                                                ============    ============

Net loss per common share - basic and diluted                                   $       (.06)   $       (.46)
                                                                                ============    ============

Weighted Average Common Stock Outstanding - basic and diluted                     13,152,179       7,454,938
                                                                                ============    ============


        The accompanying notes are an integral part of these statements.

                    Lasergate Systems, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1998 and 1997



                                          PREFERRED STOCK           COMMON STOCK                     COMMON
                                          ---------------           ------------     ADDITIONAL       STOCK
                                                     PAR                   PAR        PAID-IN       SUBJECT TO     ACCUMULATED
                                         SHARES    VALUE        SHARES    VALUE       CAPITAL       PUT OPTION      DEFICIT
                                         ------    -----        ------    -----       -------       ----------     -----------

BALANCE, DECEMBER 31, 1996               8,000    $ 240     7,362,061   $220,862   $ 19,818,769    $(140,000)   $(16,783,318)

Conversion of Series F preferred
  to common stock                          (55)      (2)      100,000      3,000         (2,998)          --              --

Issuance of Series G preferred stock;
   net of $52,500 of offering costs      7,500      225            --         --      7,922,845           --              --

Preferred stock dividend, Series G
  (intrinsic value of beneficial
  conversion features)                      --       --            --         --       (475,570)          --              --

Redemption of Series F preferred
  stock                                 (7,945)    (238)           --         --     (5,999,762)          --              --

Cancellation of Put Option                  --       --            --         --       (140,000)     140,000              --

Net Loss                                    --       --            --         --             --           --      (2,923,069)
                                        ------    -----    ----------   --------   ------------    ---------    ------------


BALANCE, DECEMBER 31, 1997               7,500      225     7,462,061    223,862     21,123,284           --     (19,706,387)

Conversion of Series G preferred to
  common stock                          (1,800)     (54)    7,837,332    235,120       (235,066)          --              --

Net Loss                                    --       --            --         --             --           --        (799,713)
                                        ------    -----    ----------   --------   ------------    ---------    ------------


BALANCE, DECEMBER 31,1998                5,700    $ 171    15,299,393   $458,982   $ 20,888,218    $      --    $(20,506,100)
                                        ======    =====    ==========   ========   ============    =========    ============


        The accompanying notes are an integral part of these statements.

                    Lasergate Systems, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year Ended December 31,

                                                                                  1998           1997
                                                                                  ----           ----
Cash flows from operating activities:
  Net loss                                                                    $(799,713)   $(2,923,069)
  Adjustments to reconcile net loss to cash used in operating activities:
    Depreciation and amortization                                               360,673        436,621
    Write-down of customer list                                                      --        230,208
    (Decrease) increase in allowance for doubtful accounts                     (122,690)        10,566
    Decrease (increase) in:
      Accounts receivable, trade                                                468,154        403,364
      Note receivable                                                            44,132       (109,460)
      Inventories                                                               210,495         22,709
      Prepaid expenses                                                          (14,110)        10,246
      Other                                                                       2,500         87,051
    Increase (decrease) in:
      Accounts payable and accrued expenses                                    (352,363)      (118,868)
      Accrued warranty costs                                                    (80,722)       (16,422)
      Deferred revenue                                                           64,726       (553,045)
                                                                              ---------    -----------
               Net cash used in operating activities                           (218,918)    (2,520,099)
                                                                              ---------    -----------

Cash flows from investing activities:
  Net additions to property, equipment, and software costs                      (52,893)      (137,762)
  Capitalized software development costs                                       (341,380)      (318,649)
                                                                              ---------    -----------
               Net cash used in investing activities                           (394,273)      (456,411)
                                                                              ---------    -----------

Cash flows from financing activities:
  Proceeds from secondary public or private offering, net of offering costs          --      7,447,500
  Redemption of preferred stock                                                      --     (6,000,000)
  Proceeds from loans - related party                                           300,000             --
  Repayment of loans                                                             (5,619)        (5,053)
                                                                              ---------    -----------
               Net cash provided by financing activities                        294,381      1,442,447
                                                                              ---------    -----------

Net decrease in cash and cash equivalents                                      (318,810)    (1,534,063)
                                                                              ---------    -----------

Cash and cash equivalents, beginning of year                                    390,762      1,924,825
                                                                              ---------    -----------

Cash and cash equivalents, end of year                                        $  71,952    $   390,762
                                                                              =========    ===========


        The accompanying notes are an integral part of these statements.

                    Lasergate Systems, Inc. and Subsidiaries

                             Year ended December 31,



                                                             1998     1997
                                                             ----     ----

     Supplemental Disclosure of Cash Flow Information
       INTEREST AND INCOME TAXES PAID:
         Interest                                           $1,274   $2,810
         Income taxes                                            -        -


NON-CASH INVESTING AND FINANCING ACTIVITIES:

1997
----

The Company recognized $475,570 of preferred dividends for 1997 based on the intrinsic value of beneficial conversion features (see Note 9).

The Company cancelled its obligation to issue common stock of $140,000 in connection with a legal settlement.

1998
----

The Company converted 1,800 shares of Series "G" preferred shares into 7,837,332 shares of common stock (See Note 9).


        The accompanying notes are an integral part of these statements.

NOTE 1 - DESCRIPTION OF BUSINESS

Lasergate Systems, Inc. (the "Company") was organized and incorporated in the State of Florida in 1985. The Company is engaged in the development, assembly, marketing, servicing and installation of admission control and revenue accounting systems for both general admission and reserved seating. These systems are used primarily at amusement parks, theme parks, water parks, museums, aquariums, zoos, casinos, ski resorts, night clubs, theaters, professional and university athletic and multi-purpose arenas, and other public facilities, including state, county and local fairs, movie theaters, race tracks and golf courses. The Company's customers are primarily located in the United States and Canada.

The Company introduced a new product in 1997, Admits for Windows(R), which represented 74% and 89% of product revenues in 1998 and 1997, respectively, with Select-a-Seat representing 26% and 11% of product revenue in 1998 and 1997, respectively.

In June 1999, the Company entered into a proposed Agreement and Plan of Merger (see Note 14).


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. These estimates are a major factor in providing for warranty costs, valuation of intangibles, and certain taxes that are further described herein. While actual results could differ from those estimates, management does not expect the variances, if any, to have a material effect on the financial statements.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE, NET

Accounts receivable are reported net of allowance for doubtful accounts. At least quarterly, management reviews the collection status of its accounts and provides an appropriate allowance, if necessary. Based on these reviews, management believes that its accounts at December 31, 1998 and 1997 are reasonably stated.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost being determined principally by the use of the first-in, first-out method.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets and identifiable intangibles, excluding systems and software costs, held and used by an entity along with goodwill are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of that loss would be based on the fair value of the asset.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is being provided using the straight-line method over the estimated economic useful lives (3-5 years) for financial statement and income tax purposes.

SYSTEMS AND SOFTWARE COSTS

Systems and software costs represent the capitalized software costs (at full cost) of software development for the Company's new ADMITS FOR WINDOWS(R) product plus $200,000 of remaining acquisition costs for old products (Admits, Delta, and Select-a-Seat) which was estimated to be the value of a detailed product plan for the new products (the Company did not incur any costs for a detailed product plan - it was able to use the old products to serve that purpose). Such costs are amortized on a product-by-product basis. The annual amortization expense is the greater of the amount computed using the ratio that current gross revenues for each product bear to the total of current and anticipated future gross revenues for that product or the straight-line method over the remaining estimated economic life (6 years) of the product.

All development costs are capitalized once technological feasibility has been achieved on a product until the product is released for general sale, at which time only the costs of development of significant additions to a product's features and functions are capitalized. Technological feasibility is determined on a project-by-project basis.

The Company believes that its software development costs provide future benefit in excess of net capitalized costs; however, this is dependent on the degree of future market acceptance of currently released products and the degree of future market acceptance of new software releases. This also may be dependent upon the Company obtaining adequate levels of financing to support effective development efforts.

Amortization of system and software costs in 1998 and 1997 was $102,000 and $95,014, respectively, and is included in Cost of Revenues.

CUSTOMER LISTS/SUPPORT CONTRACTS AND GOODWILL

Remaining intangibles, other than systems and software costs (see above), that were recognized in connection with the Company's acquisition of GIS and Delta in 1995 and 1994, respectively, relate to customer list and support contracts, and goodwill. Such costs have been and are being amortized using the straight-line method over their respective estimated useful lives: systems and software costs (see above) and goodwill--twenty (20) years. Amortization expense (exclusive of software) for 1998 and 1997 was $132,989 and $214,447, and is included in selling, general and administrative expenses. Management reviews, at least on a quarterly basis, whether or not any impairment has occurred with respect to such acquired intangibles that could warrant an adjustment to the carrying values. As a result of this review, during 1997 the remaining net balance of customer list and support contracts of approximately $230,000 was written off. Undiscounted cash flow projections associated with the acquired business is the primary focal point in the assessment and analysis for potential impairment. During 1998 and 1997, no impairment was identified exclusive of the write down of the customer lists and support contracts discussed above.

With respect to determining whether goodwill ($2,116,727 at December 31, 1998) has suffered impairment, the Company's undiscounted cash flow forecast over the next 16 years (estimated remaining useful life of goodwill) assumed that revenues increase 12% per year, cost of revenues as a percent of revenues remain at 58%, development costs remain at 14% of revenues, and selling, general, and administration expense increase 6% per year. Based on these assumptions, the Company believes that goodwill does not need to be adjusted for impairment at December 31, 1998; however, future obtainment of these assumptions is contingent upon the Company's ability to obtain adequate funding to support operations and development activities (see "Systems and Software Costs" above).

WARRANTY COSTS AND WARRANTY LIABILITY (ALLOWANCE)

The Company provides for warranty costs each month as a percentage of sales in order to more closely match these costs with the associated revenue. The total provision during 1998 was $78,250 or 2.6% of sales, and charges against the allowance amounted to $158,973. The warranty liability at December 31, 1998 is $473,775 which management believes is sufficient to cover all known and unknown warranty costs that will be incurred in the future to satisfy customers for sales through December 31, 1998.

Provisions for the warranty allowance are classified as cost of revenues.

FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1998 and 1997, the carrying amount of cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued expenses, and notes payable, approximate fair value because of the short-term maturities of these assets and liabilities.

REVENUE RECOGNITION

Revenues from the sale of equipment, which have been predominately under short-term contracts during the periods presented herein, are recognized upon the acceptance of the system by the customer provided that no significant vendor or post-contract support obligations remain outstanding and collection of the resulting receivable is probable. Revenues from special sales sold under evaluation periods are recognized at the end of this period. Revenues from the sale of equipment and software licenses with a planned installation period exceeding ninety days are accounted for using the percentage of completion method.

Revenues from post contract customer support and maintenance are recognized ratably over the maintenance period if collectibility is probable.

Revenues include product sales and service revenues. Service revenues represent approximately 33% and 9%, respectively, of total revenues in 1998 and 1997.

Deferred revenues include customer deposits and advanced billings in accordance with contract terms of $421,197 and $356,471 at December 31, 1998 and 1997, respectively.

Cost of revenues includes the costs associated with the hardware and software acquired for the Company's customers, the estimated full costs associated with the engineering and installation (mostly software customization) of the system, and amortization of capitalized software. Cost of revenues also includes the estimated full cost related to support and maintenance. The Company believes that the estimated full costs are reasonably stated and classified in all material respects.

Effective January 1, 1998, the Company adopted the AICPA Accounting Standards Executive Committee's SOP 97-2, "Software Revenue Recognition," which supercedes SOP 91-1. This SOP retains the same basic revenue recognition criteria of SOP 91-1; however, with respect to bundled contracts, a new criterion for allocation of contract fee is introduced--"vendor-specific objective evidence of fair value." In addition, further guidance is given as to revenue recognition issues when elements of a contract are not all delivered, including services and post-contract customer support. Adoption of this pronouncement did not have a material impact on the Company's financial statements.

INCOME TAXES

Under the liability method specified in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

NET LOSS PER COMMON SHARE

Net loss per common share is based on the weighted average number of shares outstanding during the periods. All common stock equivalents (options and warrants - see Note 9) and the effect of the all convertible securities (see
Note 9) were not included in the calculation of net loss per share because they were anti-dilutive. The net loss used in the calculation is the net loss available to common stockholders, which reflects preferred stock dividends for 1997 (intrinsic value of beneficial conversion features-see Note 9).

ACCOUNTING FOR STOCK BASED COMPENSATION

For employee stock awards, as allowed by SFAS No. 123, the Company has elected to continue using the accounting method promulgated by the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," to measure compensation. As a result, SFAS No. 123 pro forma disclosures are required in these financial statements (See Note 9).


NOTE 3 - OPERATIONAL AND FUNDING MATTERS

The Company incurred a net loss of $799,713 for the year ended December 31, 1998 and as of that date, current liabilities in excess of current assets of $2,239,682 and a history of operating losses that have accumulated to $20,506,100. In view of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operation of the Company, which in turn is dependent upon the Company's ability to succeed in its future operations or obtain additional equity or debt funding. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company's operations for 1998 have been adversely affected by tight cash flows. This has resulted in 1998 staff reductions that, in turn, have resulted in the Company not being able to effectively develop new software product releases or achieve the software revenues that its 1998 strategic plan envisioned. This has resulted in the Company not being able to sustain 1998 revenues to the level achieved in 1997 as potential customers could not be provided assurance that development and/or support of new and current products will continue. It was necessary that the Company borrow $300,000 from RBB bank (see Note 6), an entity acting as an agent representative for various common stockholders owning approximately 52% of the outstanding common stock and owning all of the outstanding Series "G" preferred shares, to help fund its operations during 1998. This debt obligation is in default as of August 31, 1999. The Company has also delayed payments on its vendor obligations, further compounding its ability to produce revenues.

During the 1998 fourth quarter and through May 1999, the Company's primary focus has been that of pursuing financing alternatives to remain in existence. In January 1999, Company management contemplated a bankruptcy filing as its reduced operations, without additional funding, could not continue to adequately support its obligations. Discussion with several potential suitors since January 1999 resulted in the Company signing a proposed Agreement and Plan of Merger in June 1999 (see Note 14) with Tickets.com and Advantix Acquisition Corporation. Subsequent to the signing of this Agreement, Tickets.com had advanced the Company $1,430,000, which the Company has used to support its operations and had a remaining cash balance of approximately $70,000 at August 31, 1999. On September 16, 1999, the Company received an additional advance of $350,000 from Tickets.com to sustain operations through October 1999, at which time it believes that the Admit 9.2 product will be completed and ready for market. While Tickets.com has the ability to provide further funding, there can be no assurances that such future funding will occur, that the Agreement and Plan of Merger will be consummated, or, if not consummated, that the Company will not invoke liquidation proceedings on the Company.


NOTE 4 - INVENTORIES

Inventories as of December 31, consist of the following:

                                                              1998        1997
                                                              ----        ----
           Installations-in-process                         $11,697    $104,930
           Parts and systems                                 10,000     127,262
                                                            -------    --------
                                                            $21,697    $232,192
                                                            =======    ========

During fourth quarter 1998, an adjustment of $70,000 was made to write inventory down to its estimated net realizable value.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, consist of the following:

                                                             1998         1997
                                                             ----         ----
           Furniture and equipment                         $503,122     $452,171
           Purchased software                                11,869       10,269
           Test equipment                                    45,665       45,323
                                                           --------     --------
                                                            560,656      507,763
           Less accumulated depreciation                    327,938      202,254
                                                           --------     --------
                                                           $232,718     $305,509
                                                           ========     ========

Depreciation expense was $125,684 and $137,513 for 1998 and 1997.


NOTE 6 - NOTES PAYABLE

                                                             1998        1997
                                                             ----        ----
Note payable to bank, due August 23, 2001, bears
interest at 10%, collateralized by equipment               $ 17,956     $19,137

Note payable to bank (related party), due July 30,
1999, bears interest at 10%, collateralized by
Admits Source code. Currently in default.                   300,000           -
                                                           --------     -------

                                                           $317,956     $19,137
                                                           ========     =======


NOTE 7 - INCOME TAXES

The Company has a net operating loss (NOL) for income tax purposes of approximately $16,200,000 at December 31, 1998, which begins to expire in the year 2000. The deferred tax benefit is determined based on the difference between the financial reporting and tax bases of assets and liabilities as measured by the enacted tax rate which will be in effect when these differences are realized. The Company cannot reasonably predict when it can utilize the NOL carry forward and, therefore, the Company has recognized an equivalent valuation allowance against the deferred tax benefit.

The principal types of temporary differences and their related tax effects that give rise to the deferred tax assets are as follows:

                                                            DECEMBER 31,
                                                            -------------
                                                       1998             1997
                                                       ----             ----
    Net operating loss carry forward (1)           $ 6,009,000      $ 5,385,000
    Compensation related to stock options              415,000          415,000
    Bad debt allowance, employee vacation
      pay and other accruals                           141,000          320,000
    Warranty cost                                      175,000          205,000
    Basis difference in intangible assets              (93,000)          33,000
                                                   -----------      -----------
                                                     6,647,000        6,358,000
    Less valuation allowance                        (6,647,000)      (6,358,000)
                                                   -----------      -----------
                                                   $         -     $          -
                                                   ===========     ============

(1) Certain transactions involving the beneficial ownership of the Company have occurred which resulted in a stock ownership change for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, a portion of the Company's net operating loss carryforward is subject to limitation on their utilization against future income.

The Company's computed effective tax rate differs from the Federal statutory tax rate as follows:

                                                                 1998       1997
                                                                 ----       ----
    Federal statutory rate                                        34%       34%
    Effect of net operating losses (NOL) or NOL carryforward     (34)%     (34)%
                                                                 ---       ---
    Effective tax rate, after the effect of NOL                    0%        0%
                                                                 ===       ===


NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

The Company leases its office and warehouse facility as well as some office equipment under operating leases.

Future minimum payments under these operating leases are as follows:

           1999                                                        $125,051
           2000                                                         134,861
           2001                                                         132,192
           2002                                                         118,803
           2003                                                               -
                                                                       --------
                                                                       $510,907
                                                                       ========

     Total lease payments for the years ended December 31, 1998 and 1997 were $105,687 and $167,620, respectively.

LEGAL PROCEEDINGS

On June 15, 1995, the Company's founder and former President and Chief Executive Officer, Donald Turner, commenced an action against the Company in the Circuit Court for Pinellas County, Florida, Civil Division. Mr. Turner alleges, among other things, that he was wrongfully terminated from his employment and sought damages that, in the aggregate, exceeded $1,000,000. The Company settled this case in 1998 for a total amount of $312,500, of which $150,000 was paid by two individuals who were formerly affiliated with the Company. Primarily as a result of settling this case, the Company reversed its previously recorded legal accrual by approximately $180,000 during the fourth quarter of 1998.

On or about June 27, 1997, a class action was commenced in the United States district Court for the Eastern District of New York (CV 97-3775) by Andrew Petit and Michael A. Lepera, on behalf of themselves individually, and on behalf of all others similarly situated against INTER ALIA, the Company, Sterling Foster, & Co., Inc. ("Sterling Foster"), the Company's former underwriter, counsel for Sterling Foster and certain issuer defendants for whom Sterling Foster acted as underwriter. The Complaint alleges that in connection with an offering of the Company's securities which became effective on October 17, 1994, Sterling Foster engaged in a campaign to inflate the price of the Company's stock, to create a short position at the inflated price, and then cover the short position with shares from stockholders who had been secretly released from "lock-up" agreements. With respect to the Company, the Complaint alleges that it failed to disclose in its Registration Statement that prior to the date the offering became effective, Sterling Foster had secretly agreed to release certain stockholders from "lock-up" agreements for the purpose of selling their shares to Sterling Foster at reduced prices. The Plaintiffs' claims allege that the Company violated Sections 11 and 12 (2) of the Securities Act of 1933, Sections 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and Section 349 of the New York General Business Law, and made negligent misrepresentations. In 1999, the plaintiff amended the complaint and the Company resubmitted a new motion to dismiss the complaint in its entirety. The Company believes that it has defenses to these claims and intends to continue vigorously defending itself in this action.

The Company is also involved in other legal actions. Management does not believe that the ultimate resolution of these and the above matters will have a material effect on the Company's financial position.

OTHER MATTERS

Management has executed voluntary disclosure agreements with several states regarding its sales tax reporting obligations. Management believes the reported sales tax liability as of December 31, 1998, is reasonably adequate.


NOTE 9 - STOCKHOLDERS' EQUITY

COMMON STOCK

The Company has 20,000,000 authorized shares of Common Stock, of which 18,608,560 are either issued and outstanding or reserved for options and warrants.

PREFERRED STOCK

The Company's articles of incorporation authorize a total of 2,000,000 shares of preferred stock. The Company's Board of Directors has established and authorized the Series G convertible preferred stock that is presently outstanding.


                                                                           G
                                                                          ---
           Total authorized shares
               December 31, 1998                                         8,000
               December 31, 1997                                         8,000

           Outstanding shares
               December 31, 1998                                         5,700
               December 31, 1997                                         7,500

           Outstanding share amounts
               December 31, 1998                                          $171
               December 31, 1997                                          $225

The series G preferred stock contains specific provisions as to conversion into shares of common stock and liquidation values. The shares are nonvoting and participate equally as to dividends declared with the Company's common stock. None of the preferred stock above has mandatory redeemable provisions.

As of December 31, 1998, 5,700 shares of Series G preferred stock are outstanding which can convert into 24,818,217 Common Shares.

On October 30, 1997, the Board of Directors authorized a new series of convertible preferred stock, par value $.03, designated as Series G Convertible Preferred Stock ("Series G Shares"). The authorized number of such shares is 8,000. Each share has a face value of $1,000 and is convertible into 4,354 shares of Common Stock (a conversion price of $0.22967 per Common Share).

On November 4, 1997, the Company sold 7,500 shares of Series G Preferred Stock to RBB Bank, AG ("RBB") for $7,500,000 pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Regulation S promulgated thereunder. The Series G Shares are convertible into 32,655,549 common shares. Pursuant to the transaction, the Company redeemed 7,945 shares of the Company's Series F Preferred Stock for $6 million, leaving the Company with $1,447,500 of net proceeds after giving effect to expenses of the offering. No sales commissions were paid.

In april 1998, the Company converted 1,800 shares of the Series G preferred stock into 7,837,332 shares of common stock.

     Under the terms of the subscription agreement, the Company will pay a penalty of 5% of the face value of outstanding Series G Shares ($375,000) if stockholders have not approved an increase in the authorized number of Common Shares in an amount sufficient to allow for conversion of all Series G Shares within 120 days of the subscription agreement (by March 4, 1998). An additional penalty of 10% will be incurred for each 120 days beyond March 4, 1998, until stockholders approve an increase in the authorized number of Common Shares in an amount sufficient to allow for conversion of all Series G Shares. Such penalties shall be payable in cash. If sufficient cash is not available to legally pay the penalty, the Company will issue a note payable to the Series G holders in the amount of the penalty bearing interest at a rate of 20% per annum.

As of December 31, 1998, no penalties had been accrued or paid. In connection with the June 1999 signing of a Settlement and Release Agreement between the Company and RBB (see Note 14), the penalties described in the preceding paragraph have been permanently terminated.

For discussion of Series G shares see Issuance of Stock--Private Placements.

PREFERRED STOCK DIVIDENDS

In March 1997, the Securities and Exchange Commission (SEC) announced its position on accounting for the issuance of convertible preferred stock with a non-detachable conversion feature that is deemed "in the money" at the date of issue (a "beneficial conversion feature"). The beneficial conversion feature is initially recognized and measured by allocating a portion of the preferred stock proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is calculated at the date of issue as the difference of the conversion price and the quoted market price of the Company's common stock, into which the security is convertible, multiplied by the number of shares into which the security is convertible. The discount resulting from the allocation of proceeds to the beneficial conversion feature is treated as a dividend and is recognized as a return to the preferred stockholders over the minimum period in which the preferred stockholders can realize that return (i.e. from the date the securities are issued to the date they are first convertible). The accounting for the beneficial conversion feature requires the use of an unadjusted quoted market price (i.e. no valuation discounts allowed) as the fair value used in order to determine the intrinsic value dividend. However, since the proceeds of some series of preferred stock have been used to redeem previously issued preferred stock, the intrinsic value is reduced by the amount of any previously recognized dividend on the redeemed shares. The intrinsic value of dividends to preferred stockholders are added to the net loss before calculating the net loss per common share. The intrinsic value of beneficial conversion features to preferred stockholders was $475,570 for 1997.

RESERVATION AND AUTHORIZATION OF COMMON STOCK

The 5,700 outstanding Series G Shares are convertible into 24,818,217 common shares, but only approximately 163,000 common shares are reserved for such conversion. The Board of Directors plans to recommend to the Company's stockholders at the 1999 Annual Meeting of Stockholders that they approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock. Upon approval of this amendment by the stockholders of the Company, the Company will reserve approximately 24,655,000 additional shares to allow for the possibility of the conversion of the remaining outstanding Series G shares.

STOCK OPTION PLANS

The Company's 1994 Stock Option Plan (the "Plan) permits the grant of options that may be either incentive stock options (ISO's) or non-qualified stock options (NQSO's). The total number of shares of common stock for options that may be granted under the plan may not exceed 58,333 subject to adjustment, as defined. The Compensation/Stock Option Committee of the Board of Directors is authorized to determine the number of options to be granted, the number of shares that will be subject to any option and the exercise price. The exercise price for non-qualified stock options may not be less than 25% of the fair market value of the common stock on the date of grant. At the 1995 annual meeting of stockholders, stockholders approved changes to the Plan that authorized grants of 5,000 options per term year at an exercise price of 85% of the market value for each outside Director. The options vest at the rate of 5,000 shares per year at the beginning of each term year. grants of 5,000 options were made during 1997 to three outside directors. A total of 40,000 options have been granted under the Plan. The Compensation/Stock Option Committee of the Board of Directors did not grant any stock options under the Plan during 1998, and upon the signing of the Proposed Agreement and Plan of Merger (see Note 14), no such grants will subsequently occur.

NON-QUALIFIED STOCK OPTIONS

In 1997, the Company granted an additional 37,500 options outside of the Plan to these individuals as an inducement for them to join the Board in addition to grants made under the Plan. These options are exercisable for 10 years at exercise prices ranging from $.28125 to $.65625 and were immediately vested. In order to compensate another director at the same rate as all other non-employee directors, this director was granted an option to purchase 37,500 shares outside of the 1994 Stock Option Plan at an exercise price of approximately $.28 (100% of the market value at time of grant) during 1997.

In October 1994, the Board of Directors authorized the grant of 375,000 non-qualified stock options at an exercise price of $2.00 per share, which were granted to the Company's President and Chief Executive Officer in connection with a three year employment agreement. Of the total options granted, 125,000 were granted as a signing bonus effective October 31, 1994 and were immediately exercisable since their issuance was not contingent on future services as are the remaining 250,000 options. Accordingly, compensation expense of $375,000 representing the difference between the fair value of $5.00 per share (determined by the Board of Directors considering various factors such as restrictions, etc.) and the exercise price, was recorded in the consolidated statement of operations for 1994. In addition, the corresponding obligation to issue (grant) common stock options also has been reflected in the balance sheet as of December 31, 1994. Of the remaining balance of 250,000 options, 125,000 options vested on October 31, 1995 and 125,000 options vested on October 31, 1996.

The Company granted options to purchase 120,000 shares of common stock to an executive officer for services rendered during 1996. During 1997, 20,000 of these options were cancelled. The remaining options grant the right to purchase 100,000 shares at an exercise price of $0.66 and are exercisable until one year after registration of the underlying stock (the underlying stock has not been registered as of August 30, 1999).

A summary of the status of the Company's outstanding stock options as of December 31, 1998 and 1997, and changes during the years ending on those dates, is presented below:

                                                                WEIGHTED AVERAGE
                                                                    EXERCISE
                                                     SHARES          PRICE
                                                     ------     ----------------

    Options outstanding, December 31, 1996          601,000          $1.59
    Options granted                                  90,000          $0.27
    Options canceled or forfeited                   (26,000)         $1.00
                                                    -------          -----
    Options outstanding, December 31, 1997          665,000          $1.41
    Options granted                                       -          $   -
    Options canceled or forfeited                         -          $   -
                                                    -------          -----
    Options outstanding, December 31, 1998          665,000          $1.41
                                                    =======          =====

The following table summarizes information concerning currently outstanding and exercisable stock options:

                                                                         WEIGHTED
                                                                         AVERAGE
                                       RANGE OF                         REMAINING      WEIGHTED
                                       EXERCISE           NUMBER      CONTRACT LIFE    AVERAGE
                                        PRICES          OUTSTANDING      (YEARS)       EXERCISE
                                       --------         -----------   -------------    --------
     Outstanding Options:           $0.24 - 0.66         275,000           6.1          0.52
                                    $2.00 - 2.76         390,000           5.7          2.03


     Exercisable Options:           $0.24 - 0.66         275,000           6.1          0.52
                                    $2.00 - 2.76         390,000           5.7          2.03

The Company has adopted only the disclosure provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," as it relates to employment awards. It applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS 123, the Company's net loss available to common stockholders would be increased to the pro forma amounts indicated below for the years ended December 31:


                                                             1998        1997
                                                             ----        ----
      Net loss available to common
        stockholders                  As reported         $749,713    $3,398,639
                                      Pro forma            749,713     3,416,889

      Loss per common share           As reported           $  .06       $   .46
                                      Per forma             $  .06       $   .46

The fair value of each option grant is estimated on the date of grant using the Binomial options-pricing model with the following weighted-average assumptions used for grants in 1997: no dividend yield; expected volatility of approximately 128%; risk-free interest rate of approximately 6%, and expected life of approximately 2.5 years. There were no options granted during 1998.

The weighted average fair value of options granted during 1997 was $.20.

WARRANTS

In connection with the secondary public offering completed in October 1994, the Company issued 1,840,000 redeemable warrants to purchasers of the Company's common stock. These redeemable warrants were immediately detachable and separately tradable from the common stock with which they were issued. Each redeemable warrant expires on October 16, 1999, and entitles the holder, commencing one year from the effective date of the offering, to purchase one share of the Company's common stock for $5.50, the exercise price. The redeemable warrants are subject to redemption commencing one year after the effective date at a price of $.05 per redeemable warrant subject to the occurrence of certain events, as defined, including a reduction of the price per share of common stock to less than the redemption price.

In connection with the private placement of Series F Convertible Preferred Stock completed in June 1996, the Company issued 500,000 warrants to the placement agent. These warrants expire on September 30, 2001, and entitle the holder to purchase one share of the Company's common stock at an exercise price of the average conversion price of the Series F Convertible Preferred Stock ($0.55), with anti-dilution provisions which reduce the exercise price to the average conversion price of any subsequent issuance of convertible preferred stock (Series G = $0.22967). In 1997, Series G Preferred Stock was issued with a conversion price of $0.22967. Accordingly, the exercise price of these warrants was reduced to $0.22967. In 1996, the estimated fair value of these warrants for the placement agent services rendered, based on SFAS No. 123 provisions is approximately $190,000, determined by using a binomial option-pricing model with assumed volatility of 122%, risk-free rate of 6.0%, and expected holding period of three years. A SFAS No. 123 valuation of these warrants in 1997 based upon the new exercise price did not result in a higher fair value than $190,000 and, accordingly, this amount has not been revalued. For financial statement purposes, the value of the services (compensation) is reflected as a reduction to the proceeds received from the related private placement and, accordingly, a reduction to paid-in capital. In addition, the value assigned to the warrants is reflected as an addition to paid-in capital (Stockholders' Equity). Because the reduction and increase to paid-incapital are offsetting amounts of $190,000, the Company has chosen not to reflect them separately in the Statement of Stockholders' Equity.

In 1998, the Company issued 300,000 warrants in connection with the $300,000 promissory note (see Note 6). The warrants have an exercise price of $.09375. The fair value of the warrants was not significant.

A summary of the status of the Company's outstanding warrants as of December 31, 1998 and 1997, and changes during the years ending on those dates, is presented below:

                                                               WEIGHTED AVERAGE
                                                                  EXERCISE
                                                      SHARES        PRICE
                                                      ------   ----------------
    Warrants outstanding, December 31, 1996         2,621,067       $4.87
    Warrants granted                                        -           -
    Warrants canceled or forfeited                   (276,900)       9.06
                                                    ---------       --------

    Warrants outstanding, December 31, 1997         2,344,167        4.37
    Warrants granted                                  300,000        0.09375
    Warrants canceled or forfeited                     (4,167)       4.50
                                                    ---------       --------

    Warrants outstanding, December 31, 1998         2,640,000       $3.88
                                                    =========       ========

The following table summarizes information concerning currently outstanding and exercisable warrants:

                                                                                  WEIGHTED
                                                                                  AVERAGE
                                                RANGE OF                         REMAINING       WEIGHTED
                                                EXERCISE          NUMBER       CONTRACT LIFE     AVERAGE
                                                 PRICES        OUTSTANDING        (YEARS)        EXERCISE
                                             --------------    -----------     -------------     --------
           Outstanding Warrants:             $.09375 - $.23        800,000          5.3            0.18
                                                  $5.50          1,840,000          0.8            5.50

           Exercisable Warrants:             $.09375 - $.23        800,000          5.3            0.18
                                                  $5.50          1,840,000          0.8            5.50

     If the June 1999 proposed Agreement and Plan of Merger (see Note 14) is executed, all outstanding stock options and all of the outstanding warrants are to be canceled on or before the Agreement's effective date.


NOTE 10 - SALES TO MAJOR CUSTOMERS

In 1998, two customers, American Skiing and Regal Cinemas represented 19% and 17% of the Company's revenues, respectively.

In 1997, one customer, American Skiing Company represented 54% of revenues.


NOTE 11 - EMPLOYEE BENEFITS

Effective July 1, 1995, the Lasergate Systems, Inc. Profit Sharing 401(k) Plan was established covering substantially all employees. The Company made no contribution to the Plan during 1998 or 1997.

Since 1996, the Company has utilized an employee-leasing firm that provides all administrative services relating to payroll, personnel and employee benefits. Management continues to hire, dismiss, set pay rates, and supervise the employees.


NOTE 12 - RELATED PARTY TRANSACTIONS

During 1998, the Company made cash payment of $30,000 to an outside Director of the Company for extensive business consulting services and accrued an additional $59,000 for legal services performed which have not been paid as of August 30, 1999. The total balance due the Director at December 31, 1998 was $119,900. The Company also paid $39,000 to a relative of the Chief Executive Officer for consulting and travel expense reimbursements during the year.

During 1997, the Company paid $156,630 to a vendor in which an outside director had a substantial financial interest for programming services, paid $36,000 to a relative of the chief executive officer for consulting services, and accrued $50,000 for services performed by an outside director.

See also Note 6.


NOTE 13 - YEAR 2000 ISSUE

The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company's operations will not be fully determinable until the Year 2000 and thereafter. If the Year 2000 modifications are not properly completed by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.


NOTE 14 - SUBSEQUENT EVENTS

AGREEMENT AND PLAN OF MERGER

On June 21, 1999, the Company entered into a proposed Agreement and Plan of Merger (the "Agreement") with Tickets.com, Inc., and Advantix Acquisition Corporation (Advantix). It is the intention of the Agreement that LSI and Advantix will merge together and become a wholly-owned subsidiary of Tickets.com. The proposed merger is subject to LSI stockholder approval and the stockholders have not yet voted on this matter. In connection with this the Agreement, Tickets.com agrees to cause all of its shares of LSI common stock to be voted in favor of the approval of the proposed merger. Tickets.com and RBB signed a contract whereby RBB has agreed to vote all of its shares of LSI common stock in favor of the proposed merger. RBB is the representative agent for approximately 52% of the outstanding voting shares.

Under the Agreement, the holders of each share of LSI common stock will receive $.10 per share.

Also under the Agreement, LSI is to terminate its stock option plan immediately before the effective date and will issue no further stock options or any other securities convertible into common stock. In addition, LSI will cancel all outstanding options and all outstanding warrants at or before the Closing of the Merger (see Note 9). In exchange for cancellation of these equity instruments, each holder is to receive cash consideration equal to $.10 less the exercise price for each option or warrant held. The consideration to be paid on these equity instruments upon cancellation is not expected to exceed $2,000.

In connection with the signing of the Agreement, former executives (including the President/CEO and Chairman of the Board) and the former board of directors resigned and two new individuals became President/CEO and CFO and were appointed to the Board of Directors (which consists of these two members as of August 31, 1999). In addition, two of the former board members signed 1 year consulting agreements and non-compete agreements extending three months after the end of the consulting agreements calling for Company to make payments totaling $50,000 each.

Six employees signed severance agreements that call for the severance amounts in case of involuntary termination or voluntary termination on or before August 16, 1999 totaling $250,000. As of August 31, 1999, a total of $140,000 has been paid under these severance agreements. In addition, a former executive received $70,000 upon the signing of an inducement letter in connection with his resignation.

Also in connection with the Merger documents, RBB will pay the former President and CEO $200,000 and give her 10,000 shares of Tickets.com common stock. In addition, the former President and CEO is granted the opportunity to purchase 20% (up to 20,000 shares) of Tickets.com common stock that Tickets.com allocates to RBB in its initial public offering (IPO) at the IPO price, of which the first 10,000 shares will be purchased by RBB at its sole cost. This consideration is in lieu of the amount that would be due this individual in accordance with "Change in Control of Company" provisions included in her employment agreement.

No amounts relating to the above three paragraphs have been accrued for at December 31, 1998.

Also in connection with the signing of the Agreement, a Settlement and Release Agreement (the Release) was signed between LSI and RBB Bank (see Note 10) that forever forgives each party for any damages or claims that the parties may have had against each other. This included a legal proceeding entitled RBB BANK, A.G.
V. LASERGATE SYSTEMS, INC., ET AL, which was filed in june 1999 and had been pending in the circuit court of Pinellas County, Florida. The Release does not relieve LSI's $300,000 promissory note obligation to RBB (see Note 6).

LOAN PROCEEDS RECEIVED FROM TICKETS.COM

In 1999, the Company has received $1,430,000 through August 31, 1999 from Tickets.com to support the Company's ongoing operations evidenced by uncollateralized demand note payables. On September 16, 1999, the Company received an additional advance of $350,000 from Tickets.com to sustain operations through October 1999.

ADDITIONAL COMPENSATION TO THE FORMER PRESIDENT/CEO

In 1999, prior to the signing of the Agreement and Merger described above, the board approved approximately $150,000 payable to the former President/CEO for accumulated unpaid vacation, fringe benefits, and related compensation prior to 1999. This entire amount has been accrued for in the 1998 financial statements. As of August 31, 1999, the Company has paid approximately $114,000 of this total.

SERIES G PREFERRED SHARES TRANSFER (UNAUDITED)

On June 28, 1999, RBB bank sold and delivered 5,700 Series G Preferred shares (see Note 9) to Tickets.com in exchange for $754,290 cash and 674,541 shares of Tickets.com common stock.

MANAGEMENT BONUSES

On april 22, 1999, the Board of Directors approved Company payment of management bonuses totaling $120,000, which management states has all been paid as of August 31, 1999. The bonuses were for management's efforts in seeking a strategic partner and for prior service with payment contingent upon the signing of the Agreement and Plan of Merger. Accordingly, these bonuses have not been accrued at December 31, 1998.

SALE OF LICENSE AGREEMENT (UNAUDITED)

In March 1999, the Company sold a license agreement to a third party in exchange for $600,000 in cash, which has been received. The license agreement allows the third party to exclusively use the Company's Select-a-Seat software (and source code) at any location or in any form of commerce within the States of Washington and Montana. In addition, the third party has non-exclusive use of the software (and source code) in the States of Alaska, Oregon, Idaho and Utah, and in the provinces of British Columbia, Alberta, and Saskatchewan.

                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                      PREPARED BY LASERGATE SYSTEMS, INC.

                            LASERGATE SYSTEMS, INC.
                                AND SUBSIDIARIES

                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                               TABLE OF CONTENTS

onsolidated Balance sheets as of June 30, 1999
(unaudited) and December 31, 1998                                FF-3

Consolidated Statements of Operations
(unaudited) for the three months and six months
ended June 30, 1999 and 1998                                     FF-4

Consolidated Statements of Cash Flows
(unaudited) for the six months ended
June 30, 1999 and 1998                                           FF-5

Notes to Financial Statements (unaudited)                        FF-6

                    LASERGATE SYSTEMS, INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                            June 30        December 31,
                                                             1999              1998
                                                          (Unaudited)

Current assets:
Cash and cash equivalents                                $     24,565    $     71,952
Accounts receivable, net of allowances                        293,273         109,537
     of $3,900 and $35,000
Note receivable, current portion                               70,677          65,210
Inventories                                                    61,890          21,697
Prepaid expenses                                               38,931          44,948
                                                         ------------    ------------
     Total current assets                                $    489,336    $    313,344

Property and equipment, net                                   148,559         232,718
Systems and software costs, net of amortization
  of $1,764,753 and $1,713,754                                737,887         714,871
Goodwill, net of amortization of $598,041 and $531,546      2,050,234       2,116,727
Other assets, net                                              16,637          16,637
                                                         ------------    ------------
      Total  Assets                                         3,442,653       3,394,297
                                                         ------------    ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Notes payable                                          1,139,782         317,956
     Accounts payable, trade                                  845,653         920,157
     Deferred revenues                                        959,990         421,197
     Accrued warranty costs                                   469,044         473,775
     Accrued expenses                                         400,415         419,941
                                                         ------------    ------------
Total current liabilities                                   3,814,884       2,553,026
                                                         ------------    ------------
     Total liabilities                                      3,814,884       2,553,026

Stockholders' equity:
    Preferred stock, $.03 par value,
      2,000,000 shares authorized,
      5,700 shares issued and
      outstanding at June 30, 1999
      and December 31, 1998, respectively                         171             171
    Common stock, $.03 par value,
      20,000,000 shares authorized,
      15,299,393 issued and outstanding
      at June 30, 1999 and
      December 31, 1998                                       458,982         458,982
Additional paid-in capital                                 20,888,218      20,888,218
Accumulated deficit                                       (21,719,602)    (20,506,100)
                                                         ------------    ------------
     Total stockholder's equity                              (372,231)        841,271

Total liabilities and Stockholder's Equity               $  3,442,653    $  3,394,297
                                                         ============    ============

        The accompanying notes are an integral part of these statements.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                               THREE MONTHS ENDED JUNE 30       SIX MONTHS ENDED JUNE 30,
                                                 1999            1998            1999            1998
                                                 ----            ----            ----            ----

REVENUES                                    $    298,313    $    762,669    $  1,197,442    $  1,977,998

Operating Expenses:
     Cost of revenues                            403,094         415,442         640,034       1,138,206
     Development                                      --          18,934              --          44,828
     Selling, general and administrative       1,129,713         662,365       1,774,037       1,444,200
                                            ------------    ------------    ------------    ------------
         Operating Loss                       (1,234,494)       (334,072)     (1,216,629)       (649,236)

Other income (expense)                             1,826           5,857           3,127           8,916
                                            ------------    ------------    ------------    ------------

     Net Loss                               $ (1,232,668)   $   (328,215)   $ (1,213,502)   $   (640,320)
                                            ------------    ------------    ------------    ------------

Net loss per common share                          (.081)          (0.02)          (.079)          (0.06)

Weighted Average Common Stock Outstanding     15,299,393      14,438,148      15,299,393      10,969,375

        The accompanying notes are an integral part of these statements.

                    LASERGATE SYSTEMS, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                        SIX MONTHS ENDED,
                                                                                  ----------------------------
                                                                                  JUNE 30, 1999  JUNE 30, 1998
                                                                                  -------------  -------------
Cash flow from operating activities:
         Net Loss                                                                  $(1,213,502)   $  (640,320)
         Adjustments to reconcile net loss
          to cash used in operating activities:
         Depreciation of property and equipment                                         84,168         84,462
         Amortization of intangibles                                                   117,494        117,494
         Increase (decrease) in provision for doubtful accounts                        (31,100)       (10,396)
         Decrease (increase) in:
              Accounts receivables, trade                                             (152,635)       337,639
              Inventories                                                              (40,193)       122,348
              Prepaid Expenses                                                           6,017         (4,117)
              Notes receivable plus accrued expenses                                    (5,467)        (5,187)
         Increase (decrease) in:
              Accounts payable and accrued expenses                                    (94,030)       (68,425)
              Accrued product cost                                                      (4,731)        (4,737)
              Deferred revenue                                                         538,793          6,269
                                                                                   -----------    -----------

Net cash used in operating activities                                                 (795,186)       (64,970)
                                                                                   -----------    -----------

Cash flow from investing activities:
         (Additions) to, disposal of, property and equipment                                (9)        (7,696)
         Capitalized software development cost                                         (74,016)      (204,183)
                                                                                   -----------    -----------
Net cash used in investing activities                                                   74,025       (211,879)
                                                                                   -----------    -----------

Cash flows from financing activities:                                                  825,000             --
         Repayment of loans, other  loan proceeds                                       (3,176)        (1,353)
                                                                                   -----------    -----------

Net increase (decrease) in cash and cash equivalents                                   (47,387)      (278,202)

Cash and cash equivalents, beginning of period                                          71,952        390,762
                                                                                   -----------    -----------

Cash and cash equivalents, end of period                                           $    24,565    $   112,560
                                                                                   ===========    ===========

        The accompanying notes are an integral part of these statements.

                    LASERGATE SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 1999

NOTE 1 - FINANCIAL STATEMENT PRESENTATION AND OTHER INTERNAL PRESENTATION

INTERIM PRESENTATION

The interim consolidated financial statements of Lasergate Systems, Inc. (the "Company") are unaudited and should be read in conjunction with the consolidated financial statements and notes thereto in its Form 10-KSB, for the year ended December 31, 1998. In the opinion of management, the accompanying consolidated financial statements (with all explanations contained in these Notes) contain all adjustments necessary for a fair presentation for the results of operations for this interim period. Interim results are not necessarily indicative of the results for a full fiscal year.

OPERATIONAL AND FUNDING MATTERS AND REPORTING BASIS

The Company's financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. In the Company's Annual Report on Form 10-KSB, for the year ended December 31, 1998, the Company's auditors qualified their opinion as to a going concern. The information contained in Note 3 to the Financial Statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 remains current related to the status of certain of the Company's operational and funding matters and, accordingly, should be referred to in conjunction with this Form 10-QSB.

For the six months ended June 30, 1999, the Company had a loss of $1,213,502 and used cash in operating activities of $795,186. From its inception in March, 1985 through June 30, 1999, the Company has an accumulated deficit of $21,719,602. In recent years the Company has relied upon proceeds from private and public placements of equity securities (some of which were converted to stock) and loans in order to fund its operations.

In view of the matters described in the preceding paragraphs, recoverability of a major portion of the recorded asset amounts shown in the Company's balance sheet is dependent upon continued operation of the Company, which in turn is dependent upon the Company's ability to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

REVENUE RECOGNITION

Revenues from the sale of equipment and software licenses, which have been predominately under short-term contracts during the periods presented herein, are recognized upon the acceptance of the system by the customer provided that no significant vendor or post-contract support obligations remain outstanding and collection of the resulting receivable is probable. Revenues from special sales sold under evaluation periods are recognized at the end of this period. Revenues from the sale of equipment and software licenses with a planned installation period exceeding 90 days are accounted for using the percentage of completion method.

Revenues from post contract customer support and maintenance are recognized ratably over the maintenance period if collectibility is probable.

CLASSIFICATION OF EXPENSES

Cost of revenues includes the costs associated with the hardware and software acquired for the Company's customers and the estimated direct costs associated with the engineering (mostly software customization) and installation of the system. Cost of revenues also includes the estimated direct cost related to the support and maintenance of the Company's service contracts and amortization of capitalized software development costs.

NET INCOME (LOSS) PER COMMON SHARE

The net income (loss) per common share amount is based on the weighted average number of common shares outstanding during the period.

NOTE 2 - SYSTEMS AND SOFTWARE COSTS

Systems and software costs represent the capitalized software costs (at full cost) of software development for the Company's new Admits for Windows(R) product plus $200,000 of remaining acquisition costs for old products (Admits, Delta, and Select-a-Seat) which was estimated to be the value of a detailed product plan for the new products (the Company did not incur any costs for a detailed product plan - it was able to use the old products to serve that purpose). Such costs are amortized on a product-by -product basis.

All development costs are capitalized once technological feasibility has been achieved on a product until the product is released for general sale, at which time only the costs of development of significant additions to a product's features and functions are capitalized. Technological feasibility is determined on a project-by-project basis.

NOTE 3 - PRODUCT COST LIABILITY (WARRANTY ALLOWANCE)

An accrued warranty allowance of $469,044 has been provided to cover the cost of enhancements to be made (free of charge) to systems installed in prior periods and to provide for Year 2000 compliance of legacy products. Management has reviewed warranty costs incurred within the past year, and believes this provision is a conservative estimate of these costs but will continue to monitor them to ensure they are provided for on a current basis in order to match the cost with associated revenue.

NOTE 4 - LEGAL PROCEEDINGS

On or about June 27, 1997, a class action was commenced in the United States District Court for the Eastern District of New York (CV97-3775) by Andrew Petit and Michael A. Lepera, on behalf of themselves individually, and on behalf of all others similarly situated against INTER ALIA, the Company, Sterling Foster, & Co., Inc. ("Sterling Foster"), the Company's former underwriter, counsel for Sterling Foster and certain issuer defendants for whom Sterling Foster acted as underwriter. The Complaint alleges that in connection with an offering of the Company's securities which became effective on October 17, 1994, Sterling Foster engaged in a campaign to inflate the price of the Company's stock, to create a short position at the inflated price and then cover the short position with shares from stockholders who had been secretly released from "lock-up" agreements. With respect to the Company, the Complaint alleges that it failed to disclose in its Registration Statement that prior to the date the offering became effective, Sterling Foster had secretly agreed to release certain stockholders from "lock-up" agreements for the purpose of selling their shares to Sterling Foster at reduced prices. The Plaintiffs' claims allege that the Company violated Sections 11 and 12(2) of the securities Act of 1933, Sections 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and Section 349 of the New York General Business law, as well as making negligent misrepresentations. Since the Complaint was filed, it has been amended twice, but the allegations against the Company have remained the same. On August 5, 1999 the Company moved to dismiss The Second Amended and Consolidated Class Action Complaint in its entirety. The Company believes that it has defenses to these claims and intends to vigorously defend itself in this action.

NOTE 5 - NOTES PAYABLE

On July 31, 1998 the Company borrowed $300,000 from RBB Bank, AG. The loan is payable in one (1) year at an interest rate of 10% per annum. The loan also included issuance of 300,000 stock warrants, which have an exercise price of $.09375 per share, and is secured by Admits source code. The loan is currently in default.

 On June 23, 1999, the Company borrowed $800,000 from Tickets.com. The loan is payable on demand, but not prior to August 31, 1999. It bears interest at the rate of 10% per annum.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               TICKETS.COM, INC.,

                           ADVANTIX ACQUISITION CORP.

                                      AND

                            LASERGATE SYSTEMS, INC.

                                  DATED AS OF

                                 JUNE 21, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------



                                    A - (i)

                                    EXHIBITS
                                    --------


Exhibit 4.9          Consulting Agreement
Exhibit 7.10(i)      Promissory Note
Exhibit 7.10(ii)     Security Agreement

                                    SCHEDULE

Schedule 4.1         Organization
Schedule 4.5         Outstanding Accounts Receivable, Accounts Payable and other
                        Liabilities
Schedule 4.6         LSi Certain Changes
Schedule 4.7         LSi Undisclosed Liabilities
Schedule 4.8         LSi Employee Benefit Plans
Schedule 4.9         Other LSi Benefit Plans
Schedule 4.10        LSi Litigation
Schedule 4.14        LSi Tax Returns and Audits
Schedule 4.15        LSi Material Contracts
Schedule 4.16        LSi Insurance
Schedule 4.17        LSi Subsidiaries
Schedule 4.20        LSi Intellectual Property
Schedule 4.21        LSi Tangible Personal Property
Schedule 4.22        LSi Employees and Independent Contractors
Schedule 6.1(a)      Ordinary Course of Business

                                    A - (ii)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 21, 1999, by and among Tickets.com, Inc., a Delaware corporation ("Tickets.com"), Advantix Acquisition Corp. (the "Company") and Lasergate Systems, Inc., a Florida corporation ("LSi").

                                   BACKGROUND

          The boards of directors of Tickets.com and LSi deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for in this Agreement, in which the Company will merge with and into LSi and will become a wholly-owned subsidiary of Tickets.com (the "Merger"). Accordingly, in consideration of the mutual representations, warranties, covenants, and agreements set forth below, the parties to this Agreement agree as follows:

                                     TERMS

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the meanings specified below, which apply to both the singular and the plural forms of such terms:

          "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, codes, amounts paid in settlement, or Liabilities.

          "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "AGREEMENT" has the meaning set forth in the preface of this Agreement.

          "ARTICLES OF MERGER" has the meaning set forth in Section 2.1.

          "CASH CONSIDERATION" has the meaning set forth in Section 3.1(a).

          "CERTIFICATES" has the meaning set forth in Section 3.3(b).

          "CLOSING" has the meaning set forth in Section 2.2.

          "CLOSING DATE" has the meaning set forth in Section 2.2.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" has the meaning set forth in the preface of this Agreement.

          "CONFIDENTIAL INFORMATION" means any information concerning the operations, businesses and affairs of any of the parties to this Agreement, as the context may require, that is not already generally available to the public. Without limiting the foregoing, "Confidential Information" shall include marketing and sales information, customer and account lists and pricing information, internal forecasts and projections, employee information and information relating to any confidential process, technique or procedure, any trade secrets and the names, addresses, or other information relating to any customer or supplier.

          "CONSTITUENT CORPORATIONS has the meaning set forth in Section 2.3.

          "CURRENT POLICY" has the meaning set forth in Section 7.8.

          "DISSENTING SHARES" has the meaning set forth in Section 3. 1 (a).

          "D & O INSURANCE" has the meaning set forth in Section 7.8.

          "EFFECTIVE TIME" has the meaning set forth in Section 2. 1.

          "ERISA" mean the Employee Retirement Income Security Act of 1914, as amended.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE AGENT" has the meaning set forth in Section 3.3(a).

          "EXCHANGE FUND" has the meaning set forth in Section 3.3 (a).

          "FBCA" means the Florida Business Corporation Act, as amended.

          "FINDER'S FEES" has the meaning set forth in Section 7.5.

          "GOVERNMENTAL ENTITY" has the meaning set forth in Section 4.4.

          "INDEMNIFIED PROPERTY" has the meaning set forth in Section 7.8.

          "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights, whether or not registered, copyright registrations and applications for copyright registration, and works of authorship, including operating manuals, (d) computer software, data, and documentation, (e) trade secrets and confidential business information, including ideas, formulae, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer, employee, and supplier lists and information, (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

          "IRS" means the United States Internal Revenue Service.

          "KNOWLEDGE" with respect to an entity means to the knowledge of its executive officers.

          "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "LSi" has the meaning set forth in the preface of this Agreement.

          "LSi BENEFIT PLANS" has the meaning set forth in Section 4.8(a).

          "LSi" COMMON STOCK" means the shares of common stock, par value $0.03 per share, of LSi.

          "LSi ERISA AFFILIATE" has the meaning set forth in Section 4.8(a).

          "LSi FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5.

          "LSi PERMITS" has the meaning set forth in Section 4.11.

          "LSi PREFERRED STOCK" means the shares of Series G preferred stock of LSI.

          "LSi SEC DOCUMENTS has the meaning set forth in Section 4.5.

          "LSi SHAREHOLDERS" means the holders of shares of LSi Common Stock.

          "LSi STOCK OPTION PLAN" means the 1994 Stock Option Plan of LSi.

          "LSi SUBSIDIARIES" means all of the Subsidiaries of LSi.

          "MATERIAL ADVERSE EFFECT" means such event, change, or effect is materially adverse to the properties, assets (including intangible assets), liabilities (including contingent liabilities), or businesses of such entity and its Subsidiaries taken as a whole.

          "MERGER" has the meaning set forth in the background section of this Agreement.

          "MOST RECENT LSI SEC DOCUMENTS" means the Form 10-KSB for the period ending December 31, 1997 the Schedule 14A filed January 30, 1998 and the Form 10-QSB filed on November 16, 1998.

          "OPTION CONSIDERATION" has the meaning set forth in Section 3.2(c).

          "OPTIONS" means any outstanding option validly issued pursuant to the LSI Stock Option Plan or otherwise.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "PUBLIC WARRANTS" means any outstanding warrants issued pursuant to the Warrant Agreement between LSi and American Securities Transfer, Inc., dated October 25, 1994.

          "RBB" means RBB Bank, AG.

          "SEC" means the United States Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHAREHOLDERS' MEETING" has the meaning set forth in Section 7. l(b).

          "SUBSIDIARY" means, with respect to any party, any corporation, or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships whose general partnership interests held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

          "SURVIVING CORPORATION" has the meaning set forth in Section 2.3.

          "TAKEOVER PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation, or other business combination involving LSi or any of its Subsidiaries taken as a whole, or any proposal or offer to acquire in any manner the entire or more than a 20% equity interest in, or all of, or more than 20% of, the assets of LSi, one of the or any of its Subsidiaries taken as a whole; other than the transactions contemplated by this Agreement or transactions in the Ordinary Cause of Business of LSi.

          "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (beta)
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

          "TERMINATING TICKETS.COM BREACH" has the meaning set forth in Section 9.i

          "TERMINATING LSI BREACH" has the meaning set forth in Section 9.1(g).

          "TERMINATION FEE" has the meaning set forth in Section 9.4(a).

          "TICKETS.COM" has the meaning set forth in the preface of this Agreement.

          "UNDERWRITER'S WARRANTS" means any outstanding warrants issued pursuant to the Underwriter's Warrant Agreement between LSi and Sterling Foster & Co. Corporation.

          "VOTING DEBT" has the meaning set forth in Section 4.2.

          "WARRANT CONSIDERATION" has the meaning set forth in Section 3.2(d).

                                   ARTICLE II
                                   THE MERGER

          Section 2.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared, executed, and acknowledged by the Company and LSi as required and will be delivered to the Secretary of State of Florida for filing, in accordance with the FBCA as soon as practicable on or after the Closing. The Merger will become effective at such time as is provided in the Articles of Merger (the "Effective Time").

          Section 2.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place as soon as practicable after the satisfaction or waiver of all of the conditions to the Merger (the "Closing Date"), at the offices of Holland & Knight LLP, 400 North Ashley Drive, Suite 2300, Tampa, Florida 33602, unless another date or place is agreed to in writing by the parties.

          Section 2.3 EFFECTS OF THE MERGER.

          (a) At and after the Effective Time (i) LSi will continue as the surviving corporation of the Merger (the "Surviving Corporation"); (ii) the separate existence of the Company will cease and the Company will be merged with and into LSi (the Company and LSi are sometimes referred to in this Agreement as the "Constituent Corporations"); (iii) the Merger will have all of the effects provided by the Articles of Merger and applicable law: (iv) the articles of incorporation of the Company in effect immediately before the Effective Time shall be the articles of incorporation of the Surviving Corporation, with the exception that the name of the Surviving Corporation shall become Lasergate Systems, Inc.; and (v) the bylaws of the Company as in effect immediately before the Effective Time shall be the bylaws of the Surviving Corporation.

          (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, and franchises, of a public as wen as of a private nature, and be subject to all the restrictions, disabilities, and duties, of each of the Constituent Corporations; and all the singular rights, privileges, immunities, and franchises of each of the Constituent Corporations, and an property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all hens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, Liabilities, and duties of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and Liabilities had been incurred by it.

          Section 2.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The board of directors of the Surviving Corporation shall have three members, all of whom will be chosen by Tickets.com, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws. The officers of LSi at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

                                  ARTICLE III
                             EXCHANGE OF SECURITIES

          Section 3.1 EXCHANGE OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

          (a) EXCHANGE OF LSI COMMON STOCK. At the Effective Time, the holders of each issued and outstanding share of LSi Common Stock (other than shares to be cancelled pursuant to Section 3.1(c) and excluding shares owned by holders who have properly exercised their rights of appraisal within the meaning of the FBCA (the "Dissenting Shares")), shall be entitled to receive $0.10 for each share of LSi Common Stock (the "Cash Consideration").

          (b) LSI PREFERRED Stock. At the Effective Time, the holders of each issued and outstanding share of LSi Preferred Stock (other than shares to be cancelled pursuant to Section 3.1(c) and excluding shares owned by holders who have properly exercised their rights of appraisal within the meaning of the
FBCA) shall remain outstanding.

          (c) CANCELLATION OF LSI COMMON STOCK. Each share of LSi Common Stock and LSi Preferred Stock that is owned by LSi as treasury stock and each share of LSi Common Stock and LSi Preferred Stock owned by Tickets.com, or any other wholly-owned Subsidiary of Tickets.com, shall be cancelled and retired and shall cease to exist, and no other consideration shall be delivered in exchange therefor. All shares of LSi Common Stock, when converted pursuant to this
Section 3.1, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration in consideration therefor upon the surrender of such certificate pursuant to Section 3.3.

          Section 3.2 STOCK OPTIONS AND WARRANTS.

          (a) LSi will (i) terminate the LSi Stock Option Plan and any other option plan immediately before the Effective Time, without prejudice to the rights of the holders of the outstanding Options issued pursuant to the LSi Stock Option Plan, (ii) grant no additional Options after the date of this Agreement under the LSi Option Plan, and (iii) grant no other Options, warrants, rights, convertible securities or other agreements or commitments pursuant to which LSi is required to issue any shares of its capital stock or any securities convertible into or exchangeable for its capital stock.

          (b) LSi will, at or before the Closing, cancel and cause the surrender of all outstanding Options, regardless of whether the Options are then exercisable.

          (c) In settlement of the surrender and cancellation of each Option, each holder of an Option that is exercisable at the Effective Time will be entitled to receive an amount in cash (the "Option Consideration"), without interest, equal to the product of (i)(A) the Cash Consideration, minus (B) the exercise price per share of the LSi Common Stock under the Option, multiplied by
(ii) the number of shares of the LSi Common Stock covered by such Option; provided, however, that LSi shall withhold any applicable federal and state withholding Taxes. All Options shall be surrendered and cancelled at the Closing and, upon such surrender and cancellation, Tickets.com will instruct the Exchange Agent (as defined below) to promptly pay the Option Consideration on the business day following the Closing. On or prior to the Closing, LSi shall use its commercially reasonable efforts to take all actions (including, without limitation, commercially reasonable efforts to obtain the necessary consents from each holder of an Option) required to effect the matters set forth in this
Section 3.2, and to the surrender and cancellation of all of such holder's Options and those necessary to effect the surrender, cancellation and settlement of Options pursuant to this Section 3.2. In the event that the Cash Consideration is less than or equal to the exercise price of the Option, the holders will receive no Option Consideration or any other Cash Consideration. The effect of the Merger shall be to terminate all Options prior to the Effective Time.

          (d) (i) At the Effective Time, the holders of each issued and outstanding Public Warrant shall be entitled to receive an amount in cash (the "Warrant Consideration"), without interest, equal to the product of (i)(A) the Cash Consideration, minus (B) the exercise price of each Public Warrant, multiplied by (ii) the number of shares of the LSi Common Stock covered by such Public Warrant; provided, however LSi shall withhold any applicable federal and state withholding Taxes. In the event that the Cash Consideration is less than or equal to the exercise price of the Public Warrant, the holders will receive no Warrant Consideration or any other Cash Consideration. The effect of the Merger shall be to terminate all Warrants prior to the Effective Time.

          (ii) At the Effective Time, each issued and outstanding Underwriter's Warrant shall remain outstanding.

          Section 3.3 EXCHANGE OF CERTIFICATES.

          (a) EXCHANGE AGENT. At the Effective Time, Tickets.com shall deposit with Imperial Bank or such other bank or trust company designated by Tickets.com and reasonably acceptable to LSi (the "Exchange Agent"), for the benefit of the holders of shares of LSi Common Stock, Options and Public Warrants, to the extent applicable, for exchange in accordance with this Article III, through the Exchange Agent, cash in exchange for outstanding shares of LSi Common Stock, Options and Public Warrants payable pursuant to Sections 3.1 and 3.2 (the "Exchange Fund"). On or prior to the Closing, Tickets.com, LSi and the Exchange Agent shall enter into an exchange agreement in form and substance reasonably acceptable to each of them reflecting the terms of this Article III.

          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Tickets.com will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately before the Effective Time represented outstanding shares of LSi Common Stock (the "Certificates") whose shares were converted pursuant to Section 3.1 into the right to receive the Cash Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or affidavits of loss in lieu thereof, to the Exchange Agent and shall be in such form and have such other provisions as Tickets.com and LSi may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive the Cash Consideration in exchange therefor, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of LSi Common Stock that is not registered in the transfer records of LSi, the Cash Consideration may be issued to a transferee if the Certificate representing such LSi Common Stock is presented to the Exchange Agent, accompanied by an documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Cash Consideration upon such surrender as contemplated by this Section 3.3.

          (c) NO FURTHER OWNERSHIP RIGHTS IN LSI COMMON STOCK. The Cash Consideration issued upon the surrender for exchange of shares of LSi Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of LSi Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of LSi Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article
III. All rights of holders of Options and Public Warrants shall be terminated at the Effective Time, subject to the rights, if any, of the holders thereof to receive only the Cash Consideration set forth in Section 3.2 of this Agreement, if any.

          (d) TERMINATION OF EXCHANGE FUND. Any part of the Exchange Fund that remains undistributed to the holders of LSi Common Stock, Options or Public Warrants for one year after the Effective Time shall be delivered to Tickets.com, upon demand, and any holders of LSi Common Stock, Options or Public Warrants who by such time have not complied with this Article III shall thereafter look only to Tickets.com for payment of the Cash Consideration, Option Consideration and Warrant Consideration.

          (e) NO LIABILITY. Neither Tickets.com, the Company nor LSi shall be liable to any holder of shares of LSi Common Stock, Options or Public Warrants for the Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          (o) DISSENTING SHARES. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such cash consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Section 607.1302 of the FBCA; provided, however, that shares of LSi Common Stock or LSi Preferred Stock that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 607.1302 of the FBCA, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Cash Consideration (or retain the LSi Preferred Stock, as the case may be) in accordance with the procedures specified in the other provisions of this Article
III. LSi will give Tickets.com (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 607-1302 of the FBCA received by LSi and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 607.1302 of the FBCA. LSi will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Tickets.com, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 607.1302 of the FBCA shall be a joint obligation of Tickets.com and the Surviving Corporation.

          Section 3.4 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of LSi Common Stock are changed into a different number of shares by reason of any reorganization, reclassification, recapitalization, split-up, combination, or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Cash Consideration shall be adjusted accordingly to provide to the holders of LSi Common Stock, Options or Public Warrants the same economic effect as contemplated by this Agreement prior to such reclassification, reorganization, recapitalization, split-up, combination, exchange, or dividend.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF LSI

LSi represents and warrants to Tickets.com and the Company as follows:

          Section 4.1 ORGANIZATION. Except as set forth in Schedule 4.1, each of LSi and the LSi Subsidiaries is: (a) a corporation duly organized, validly existing and with active status or in good standing under the laws of their respective jurisdictions of incorporation and (b) has all the requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on LSi. Each of LSi and the LSi Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and be in good standing would not in the aggregate have a Material Adverse Effect on LSi. Schedule 4.1 lists the dates of all board and shareholder resolutions since January 1, 1998 and LSi has provided to Tickets.com copies of all resolutions listed in Schedule 4.l. There are no other resolutions other than those listed on Schedule 4.1.

          Section 4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of LSi consists of (a) 20,000,000 shares of LSi Common Stock of which, as of May 31, 1998, 15,299,393 shares were issued and outstanding, and (b) 2,000,000 shares of LSi Preferred Stock, of which, as of May 31, 1998, 5,700 shares were issued and outstanding. As of the date of this Agreement, 58,333 shares of LSi Common Stock were reserved for issuance upon exercise of outstanding Options pursuant to the LSi Stock Option Plan, and 1,800,000 shares were reserved for issuance in connection with outstanding Public Warrants and Underwriter's Warrants. The exercise price of all outstanding Public Warrants is $5.50 per share and the exercise prices of outstanding Options range from $.10 to $5.50 per share. All of the outstanding shares of LSi capital stock are, duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. No bonds, debentures, notes, or other indebtedness having the right to vote

(or convertible into securities having the right to vote) ("Voting Debt") of LSi are issued or outstanding. Except as described above, there are no existing options, warrants, calls, subscriptions, or other rights, agreements, or commitments of any character relating to the issued or unissued capital stock or Voting Debt of LSi, or obligating LSi to issue, transfer, or sell or cause to be issued, transferred, or sold any shares of capital stock or Voting Debt of, or other equity interests in, LSi, or securities convertible into or exchangeable for such shares or equity interests or obligating LSi to grant, extend, or enter into any such option, warrant, can, subscription or other right, agreement, or commitment. As of the date of this Agreement, there are no outstanding contractual obligations of LSi to repurchase, redeem, or otherwise acquire any shares of capital stock of LSi.

          Section 4.3 AUTHORITY. LSi has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of LSi Common Stock). The execution, delivery, and performance of this Agreement and the consummation of the Merger and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of LSi and no other corporate proceedings on the part of LSi are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of LSi Common Stock). This Agreement has been duly executed and delivered by LSi and, assuming this Agreement constitutes a valid and binding obligation of Tickets.com, constitutes a valid and binding obligation of LSi enforceable against LSi in accordance with its terms, subject to bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or relating to general equity principles.

          Section 4.4 CONSENTS AND APPROVALS, NO VIOLATIONS. Except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of the Exchange Act, the Securities Act, the FBCA, the laws of other states in which LSi is qualified to do or is doing business and state takeover laws, and foreign laws, neither the execution, delivery, or performance of this Agreement by LSi nor the consummation by LSi of the transactions contemplated by this Agreement, nor compliance by LSi with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the articles of incorporation or the bylaws of LSi; (b) require any filing with, or authorization, consent, permit, or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain such authorizations, consents, permits, or approvals or to make such filings, would not have a Material Adverse Effect on LSi; (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, option, warrant, agreement, or other instrument or obligation to which LSi is a party or by which it or its properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to LSi, or its properties or assets, except as they relate to (c) or (d), for violations, breaches, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on LSi.

          Section 4.5 SEC REPORTS AND FINANCIAL STATEMENTS. LSi has filed with the SEC, and has made available to Tickets.com true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since October, 1994, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, and including any such documents filed subsequent to the date of this Agreement, collectively, the "LSi SEC Documents"). The LSi SEC Documents, including without limitation any financial statements and schedules included in such documents, at the time filed (the "LSi Financial Statements") (subject to and taking into account any and all amendments filed thereto, as of, or prior to, the date of this Agreement), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC. The LSi Financial Statements included in the LSi SEC Documents (subject to and taking into account any and all amendments filed as of or prior to the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect to such documents, have been prepared from and in accordance with the books and records of LSi in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes to the LSi Financial Statements or, in the case of the unaudited statements, as permitted by the accounting rules applicable to reports on Form 10-Q or Form 10-QSB under the Exchange Act) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of LSi as of the dates of the LSi Financial Statements and the consolidated results of their operations and cash flows for the periods then ended. Additionally, the December 31, 1998 unaudited balance sheet of LSi provided to Tickets.com is true and correct in an material respects as of such date and LSi has set forth in Schedule 4.5 a list of all outstanding accounts receivable, accounts payable and other liabilities (including accrued expenses) as of May 31, 1999. In addition, Schedule 4.5 lists all monies owed to each of Jacqueline E. Soechtig, Chff Soechtig, Frank W. Swacker and John J. Chluski.

          Section 4.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Most Recent LSi SEC Documents or in Schedule 4.6, there have been no events, changes, or effects having, individually or in the aggregate, a Material Adverse Effect on LSi (including, without limitation, any threatened or actual loss of customers), which would have a Material Adverse Effect on LSi.

          Section 4.7 NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Most Recent LSi SEC Documents and except as set forth in
Schedule 4.7, LSi has no material

Liabilities that were not reflected on the LSi Financial Statements (including the notes thereto), except for Liabilities that arose in the Ordinary Course of Business since December 31, 1998.

          SECTION 4.8 EMPLOYEE BENEFIT PLANS.

               (a) Schedule 4.8 sets forth a complete and accurate list of each pension, retirement, profit sharing, deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, whether funded or unfunded, sponsored, maintained or contributed to or required to be contributed to by LSi or any of the LSi Subsidiaries or by any trade or business, whether or not incorporated, that together with LSi would be deemed a "single employer" within the meaning of
Section 4001 of ERISA (an "LSi ERISA Affiliate"), for the benefit of any employee or terminated employee of LSi or any LSI ERISA Affiliate (the "LSi Benefit Plans").

               (b) Neither LSi nor any LSi ERISA Affiliate participates currently or has ever participated in, or is required currently or has ever been required to contribute to or otherwise participate in any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code.

               (c) Complete and accurate copies of each of the LSi Benefit Plans and related trusts have been furnished to Tickets.com. To the extent not yet furnished to Tickets.com, there shall be furnished to Tickets.com within five days of the date of this Agreement, with respect to each of the LSi Benefit Plans, the most recent financial statement and the most recent actuarial report prepared with respect to any of such LSi Benefit Plans that is funded, the most recent IRS determination letter, the most recent Summary Plan Description and the most recent Annual Report together with a statement setting forth any such material documents which cannot be furnished, and any such documents furnished and the nature of the documents which cannot be furnished shall be reasonably satisfactory to Tickets.com.

               (d) With respect to each LSi Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, a determination letter from the IRS has been received to the effect that LSi Benefit Plan is qualified under Section 401 of the Code and any trust maintained pursuant to such plan is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or will occur through the Effective Time (including, without limitation, the transactions contemplated by this Agreement) which would cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability.

               (e) All contributions required by each LSi Benefit Plan or by law with respect to all periods through the Effective Time shall have been made by such date (or provided for by LSi by adequate reserves on the LSi Financial Statements) and no excise or other taxes have been incurred or are due and owing with respect to LSi Benefit Plan because of any failure to comply with the minimum funding standards of ERISA and the Code.

               (f) No "accumulated funding deficiency", as defined in Section 302 of ERISA, has been incurred with respect to any LSi Benefit Plan, whether or not waived.

               (g) No "reportable event" of the type set forth in Section 4043 of ERISA has occurred and is continuing with respect to any LSi Benefit Plan.

               (h) There are no material violations of ERISA or the Code with respect to the filing of applicable reports, documents, and notices regarding any LSi Benefit Plan with the Secretary of Labor, Secretary of the Treasury, or the Pension Benefit Guaranty Corporation or furnishing such documents to participants or beneficiaries, as the case may be.

               (i) No claim, lawsuit, arbitration, or other action has been threatened, asserted, or instituted against any LSi Benefit Plan, any trustee or fiduciaries of such plan, LSi, or any of the assets of any trust maintained under any LSi Benefit Plan, which would have a Material Adverse Effect on LSi.

               (j) All amendments required to bring any LSi Benefit Plan into conformity in all material aspects with any of the applicable provisions of ERISA and the Code have been duly adopted and filed with the appropriate agency as required.

               (k) Any bonding required with respect to any LSi ERISA Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

               (1) Each LSi Benefit Plan has been operated and administered in accordance with its terms in all material respects and the material terms and the provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto and in practice is tax qualified under Sections 401(a) and 501 of the Code.

               (m) All required material information filings for each LSi Benefit Plan have been timely filed, including, without limitation, all Form 5500 filings.

               (n) LSi has not incurred nor reasonably expects to incur, any material liability to the Pension Benefit Guaranty Corporation.

               (o) No "prohibited transaction," as such term is defined in
Section 4975 of the Code and Section 406 of ERISA, has occurred with respect to any LSi Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which could subject LSi or its successors, or any officer, director or employee of any of the foregoing, or any trustee, administrator or other fiduciary, to a material tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code.

               (p) No LSi Benefit Plan is under audit by the IRS or the Department of Labor.

               (q) The present value, determined on a termination basis, of all accrued benefits, vested and unvested, under each LSi Benefit Plan, determined using the actuarial valuation assumptions and methods (including interest rates) contained in the most recent actuarial report for such LSi Benefit Plan, does not exceed the assets thereof allocable to such benefits.

               (r) No welfare benefit plan (within the meaning of Section 3(l) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or by Sections 601 through 608 of ERISA, or Sections 162 and 4980B of the Code at the expense of the participant or the beneficiary of the participant.

               (s) LSi does not currently maintain or contribute to any severance pay plan.

               (t) No individual shall accrue or receive any additional benefits, service, or accelerated rights to payment of benefits under any LSi Benefit Plan as a result of the actions contemplated by this Agreement.

               (u) LSi has complied with all of the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Sections 601 through 608 of ERISA, and Sections 162 and 4980B of the Code.

          Section 4.9 OTHER BENEFIT PLANS. Except as: (a) disclosed in the Most Recent LSi SEC Documents or in Schedule 4.9, and (b) provided for in this Agreement, as of the date of this Agreement, LSi is not a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice; (ii) union or collective bargaining agreement; (iii) agreement with any executive officer or other key employee of LSi providing for contingent benefits or the alteration of terms, based upon the occurrence of a transaction involving LSi of the nature contemplated by this Agreement, or agreement concerning any executive officer of LSi providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per year (except for an Employment Agreement with Jacqueline E. Soechtig, dated March 7, 1995 and consulting agreements with Frank W. Swacker and John J. Chluski in the form attached to this Agreement as Exhibit 4.9); or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, providing for increased benefits or the accelerated vesting of the benefits by the occurrence of any of the transactions contemplated by this Agreement, or the calculation of the value of any of the benefits on the basis of any of the transactions contemplated by this Agreement.

          Section 4.10 LITIGATION. Except as disclosed in the Most Recent LSi SEC Documents or Schedule 4.10, there is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of LSi, threatened against LSi before any Governmental Entity that, individually or in the aggregate, is likely to have a Material Adverse Effect on LSi or would prevent LSi from consummating the transactions contemplated by the Agreement. Except as disclosed in the Most Recent LSi SEC Documents, LSi is not subject to any outstanding order, writ, injunction, or decree that, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect on LSi or would prevent LSi from consummating the transactions contemplated by this Agreement.

          Section 4.11 COMPLIANCE WITH APPLICABLE LAW. Each of LSi and the LSi Subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "LSi Permits"), except where the failure to hold such permits, licenses, variances, exemptions, orders, and approvals would not, individually or in the aggregate, have a Material Adverse Effect on LSi. Each of LSi and the LSi Subsidiaries is in material compliance with the terms of LSi Permits except where the failure to hold such permits, licenses, variances, exemptions, orders, and approvals would not, individually or in the aggregate, have a Material Adverse Effect on LSi. Except as disclosed in the LSi SEC Documents filed prior to the date of this Agreement, the businesses of each of LSi and the LSi Subsidiaries is in material compliance with all laws, ordinances, and regulations of any Governmental Entity, except where a failure to comply would not have a Material Adverse Effect on LSi. No investigation or review by any Governmental Entity with respect to LSi or any of the LSi Subsidiaries is pending or, to the Knowledge of LSi, threatened, nor has any Governmental Entity indicated in writing an intention to conduct any investigation or review, which investigation or review could have a Material Adverse Effect on LSi.

          Section 4.12 OPINION OF FINANCIAL ADVISOR. LSi has received the opinion of Raymond James & Associates, Inc., to the effect that, as of such date, the consideration to be received in the Merger by the LSi Shareholders is fair to such shareholders from a financial point of view. Subject to approval by Raymond James & Associates, Inc., a copy of the opinion will be delivered to Tickets.com within five days of the date of this Agreement.

          Section 4.13 BOARD ACTION, VOTE REQUIRED.

               (a) As of the date of this Agreement and subject to the last sentence of Section 6.l(e), the board of directors of LSi has determined that the transactions contemplated by this Agreement are in the best interests of LSi and the LSi Shareholders and has resolved to recommend to such shareholders that they vote in favor of such transactions.

               (b) The affirmative vote of a majority of the LSi Shareholders is the only vote of the holders of any class or series of LSi's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

          Section 4.14 TAX RETURNS AND AUDITS. Except as set forth in Schedule 4.14, each of LSi and the LSi Subsidiaries has duly filed all federal, state, local, and foreign Tax returns required to be filed by it, has correctly and fully reflected the taxable income required to be shown thereon, and to the Knowledge of LSi has duly paid or made adequate provision for the payment of all Taxes, including state income and payroll and sales Taxes, that have been incurred or are due and payable pursuant to such returns or pursuant to any assessment with respect to Taxes in such jurisdictions, whether or not in connection with such returns. There are no circumstances or pending questions relating to potential Tax Liabilities or claims asserted for Taxes or assessments of LSi or any of the LSi Subsidiaries that, if adversely determined, could result in a Tax Liability that would have a Material Adverse Effect on LSi for any period prior to, including, or beginning after the Closing or on LSi's present practices in computing or reporting Taxes excluding any claims that might arise from the transactions contemplated by this Agreement. LSi is not subject to, and has no Knowledge of, a pending or a threatened (in writing) local, state or federal Tax audit or inquiry.

          Section 4.15 MATERIAL CONTRACTS. Schedule 4.15 lists all material contracts, agreements, licenses and written arrangements to which LSi or any of the LSi Subsidiaries is a party or by which any of their assets are bound, required to be filed with the SEC. To the Knowledge of LSi and the LSi Subsidiaries, no party to any contract listed on the LSi's SEC Documents plans to terminate any such contract with either entity or the Surviving Corporation, the termination of which would have a Material Adverse Effect on LSi and the LSi Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole. With respect to each such written arrangement: (i) the written arrangement is legal, valid, binding, enforceable against LSi, and in full force and effect, assuming the other parties thereto have duly executed and delivered such arrangements and had the necessary power and authority to enter into such written arrangements when executed and delivered; (ii) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing, subject to bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or to general equity principles, and in full force and effect, assuming, if applicable, that required consents to assignment are obtained; (iii) to LSi is Knowledge, no party is in material breach or default, and no event has occurred that with notice or lapse of time or both would constitute a material breach or default, or permit termination, modification, or acceleration under the written arrangement; and (iv) to LSi is Knowledge, no party has repudiated any provision of the written arrangement.

          Section 4.16 INSURANCE. Except as set forth in Schedule 4.16, LSi has customary insurance coverages for companies of its size in its industry (including liability, property, business risk, employee health, group life, director/officer liability, and bond insurance and surety arrangements), currently in effect, to which LSi is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each insurance policy currently in effect: (a) the policy is legal, valid, binding, and enforceable and in full force and effect, assuming the other parties thereto have duly executed and delivered such policy and had the necessary power and authority to enter into such policy when executed and delivered; (b) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect identical terms until the Closing, except to the extent terminated in the on 1 Ordinary Course of Business; (c) LSi is not in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time or both, would constitute such a material breach or default or permit termination, modification, or acceleration under the policy; and (d) to LSi's Knowledge, no party to the policy has repudiated any provision thereof LSi has not received any notification of a reservation of rights from any of its insurers regarding any open material claim.

          Section 4.17 SUBSIDIARIES. Except as set forth in the LSi SEC Documents or in Schedule 4.17, LSi has no Subsidiaries. LSi owns all of the outstanding securities of all of its Subsidiaries.

          Section 4.18 REAL PROPERTY. LSi owns no real property. The LSi SEC Documents list all parcels of real property leased by LSi. With respect to each parcel of leased real property, the lease or sublease is legal, valid, binding, and enforceable, subject to bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or to general equity principles, and in full force and effect. To LSi's knowledge, all leased facilities have received all approvals of Governmental Entities (including licenses and permits) required in connection with the occupancy or operation thereof, except for any approval, the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on LSi.

          Section 4.19 ENVIRONMENTAL AND EMPLOYEE SAFETY MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on LSi or the LSi Subsidiaries, to the Knowledge of LSi, each of LSi and the LSi Subsidiaries has complied with all laws (including rules and regulations thereunder) of all federal, state, local, and foreign governments (and an agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation. To the Knowledge of LSi, LSi and the LSi Subsidiaries have no Liability, and there is no basis for such Liability, under any law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agencies thereof), concerning release or threatened release of hazardous substances or pollution or protection of the environment.

          Section 4.20 INTELLECTUAL PROPERTY

               (a) Except as set forth in Schedule 4.20, to the Knowledge of LSi, LSi owns or has the right to use all Intellectual Property necessary for the operation of its business and those of the LSi Subsidiaries as presently conducted. All such Intellectual Property will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately on and after the Closing, subject to the filing of customary assignments with the United States Patent and Trademark Office. LSi has taken all reasonable actions to protect each such item of Intellectual Property.

               (b) Except as set forth in Schedule 4.20, to the Knowledge of LSi, neither LSi nor any of the LSi Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise violated in any material respect any Intellectual Property rights of third parties, and, there is no pending charge, complaint, claim, or notice alleging any such material interference, infringement, misappropriation, or violation. To the Knowledge of LSi, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

          Section 4.21 TANGIBLE PERSONAL PROPERTY

               (a) LSi or one of the LSi Subsidiaries owns or leases all tangible personal property (including, without limitation, furniture, fixtures, equipment, and supplies) necessary for the conduct in all material respects of the business of LSi and the LSi Subsidiaries as presently conducted.

               (b) Except as set forth in the LSi Financial Statements or in
Schedule 4.21, LSi is the sole lawful and beneficial owner of its tangible personal property set forth in the LSi Financial Statements as of December 31, 1997 to the date of this Agreement, free and clear of all liens and encumbrances, except for (i) liens for current Taxes not yet due or payable;
(ii) liens imposed by law and incurred in the Ordinary Course of Business for obligations not yet due to landlords carriers, warehousemen, laborers and materialmen; and (iii) hens in respect of pledges or deposits under worker's compensation laws, and LSi or one of the LSi Subsidiaries has good and marketable title to all such property subject to such liens and encumbrances.

               (c) The tangible personal property of LSi is in serviceable condition, reasonable wear and tear excepted, and the value attributed to it in the LSi Financial Statements represents an amount not in excess of the purchase price, less reasonable depreciation, of such property.

          Section 4.22 EMPLOYEES AND INDEPENDENT CONTRACTORS. Except as set forth in Schedule 4.22, to the Knowledge of LSi, no employee or group of employees or independent contractors plans to terminate employment with either entity or the Surviving Corporation, which termination would have a Material Adverse Effect on LSi.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         OF TICKETS.COM AND THE COMPANY

          Tickets.com and the Company represent and warrant to LSi as follows:

          Section 5.1 ORGANIZATION. Each of Tickets.com and the Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction and has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on Tickets.com. Each of Tickets.com and the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and be in good standing would not in the aggregate have a Material Adverse Effect on Tickets.com.

          Section 5.2 AUTHORITY. Each of Tickets.com and the Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. In addition, Tickets.com currently has the financial resources to consummate the Merger. The execution, delivery, and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Tickets.com and the Company and no other corporate proceedings on the part of Tickets.com or the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Tickets.com and the Company, and, assuming this Agreement constitutes a valid and binding obligation of LSi, constitutes a valid and binding obligation of each of Tickets.com and the Company, enforceable against it in accordance with its terms.

          Section 5.3 CONSENTS AND APPROVALS, NO VIOLATIONS. Except for filings, authorizations, consents, permits, and approvals as may be required under, and other applicable requirements of the Exchange Act, the Securities Act and the FBCA, the laws of other states in which Tickets.com or the Company is qualified to do or is doing business and state takeover laws, neither the execution, delivery, or performance of this Agreement by Tickets.com or the Company, nor the consummation by Tickets.com or the Company of the transactions contemplated by this Agreement, nor compliance by Tickets.com or the Company with any of the provisions of this Agreement, will (a) conflict with or result in any breach of any provision of the respective certificates of incorporation, or bylaws of Tickets.com or the Company; (b) require any filing with, or authorization, consent, permit, or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings would not have a Material Adverse Effect on Tickets.com); (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which Tickets.com or the Company is a party or by which any of them or any of their properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Tickets.com or the Company, or any of its properties or assets, except as they relate to (c) and (d), for violations, breaches, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Tickets.com.

          Section 5.4 FINANCIAL STATEMENTS. Tickets.com has delivered to LSi its unaudited balance sheet dated December 31, 1998. This balance sheet complies with generally accepted accounting principles for the period covered thereby and
(a) presents fairly the financial condition of Tickets.com as of such date, and
(b) is correct and complete, and is consistent with the books and records of Tickets.com.

                                   ARTICLE VI
                                   COVENANTS

          Section 6.1 COVENANTS of LSi. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement, or to the extent that Tickets.com shall otherwise consent in writing):

               (a) ORDINARY COURSE. Except as set forth in Schedule 6.1(a), each of LSi and the LSi Subsidiaries shall carry on its business in the usual, regular, and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees, and preserve its relationships with customers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time. Provided, however, all payments or commitments requiring future payments in excess of an aggregate of $5,000 in any week shall be approved in writing by the President of LSi. LSi shall not commence any proceedings under any federal or state bankruptcy, insolvency, or related law.

               (b) DIVIDENDS: CHANGES IN STOCK. LSi shall not, nor shall LSi propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock except for dividends by a wholly-owned Subsidiary; (ii) split, combine, or reclassify any of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock; or (iii) repurchase, redeem, or otherwise acquire any shares of its capital stock.

               (c) ISSUANCE OF SECURITIES. LSi shall not, issue, deliver, or sell, or authorize or propose the issuance, delivery, or sale of, any shares of its capital stock of any class, any Voting Debt, or any securities convertible into, or any rights, warrants, calls, subscriptions, or options to acquire, any such shares, Voting Debt or convertible securities, other than the issuance of shares of LSi Common Stock, upon the exercise of Options issued, awarded, or granted or made prior to the date of this Agreement pursuant to the LSi Stock Option Plan, except for the conversion of the LSi Preferred Stock.

               (d) GOVERNING DOCUMENTS. LSi shall not amend or propose to amend its articles of incorporation or its bylaws, except as contemplated by this Agreement. LSi shall deliver to Tickets.com complete and accurate copies of resolutions of the board of directors of LSi approving the consummation of the Merger and the transactions contemplated by this Agreement prior to the execution of this Agreement.

               (e) NO SOLICITATION. LSi shall not, nor shall it authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of the LSi Subsidiaries to, solicit, initiate, or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or agree to or endorse any Takeover Proposal. LSi shall immediately advise Tickets.com orally and as soon as practicable in writing of any such inquiries or proposals, including all relevant details. Notwithstanding the foregoing, LSi shall not be obligated to take any of the actions set forth in this Section 6.1(e) or otherwise in this Agreement (other than as set forth in the immediately preceding sentence or otherwise in this Agreement), or refrain from taking any of the actions set forth in this Section 6.1(e) or otherwise in this Agreement, if the board. of directors of LSi, acting upon advice of counsel determines that such actions or inactions would be contrary to their legal or fiduciary obligations as directors of LSi and Tickets.com is notified promptly of such action.

               (f) NO ACQUISITIONS. LSi shall not, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or substantial portion of the assets of, or by any manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets not in the Ordinary Course of Business. Without limiting the generality of the foregoing, LSi shall not, nor shall it permit any of its Subsidiaries to (i) make any capital expenditures in excess of $5,000 unless such expenditure shall have been approved by the President of LSi; (ii) make any venture capital investment; or
(iii) open any additional facilities.

               (g) NO DISPOSITIONS. Other than (i) as may be required by law to consummate the transactions contemplated by this Agreement or (ii) in the Ordinary Course of Business, neither LSi nor any of the LSi Subsidiaries shall sell, lease, license, encumber, or otherwise dispose of, or agree to sell, lease, license, encumber, or otherwise dispose of, any of its material assets.

               (h) INDEBTEDNESS AND LEASES. Except in the Ordinary Course of Business, neither LSi nor any of the LSi Subsidiaries shall incur any material indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities, warrants, or rights to acquire any debt securities of itself or any of its Subsidiaries, guarantee any debt securities of others, or prepay any material indebtedness. LSi shall not, nor shall it permit any of the LSi Subsidiaries to, enter into any leases other than in the Ordinary Course of Business.

               (i) OTHER ACTIONS. Except in the Ordinary Course of Business, notwithstanding the fact that such action might otherwise be permitted pursuant to this Section 6.1, but subject to the last sentence of Section 6.l(e), LSi shall not, nor shall LSi permit any of the LSi Subsidiaries to, take any action that would result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied.

               (j) ADVISE OF CHANGES, FILINGS. Subject to applicable law, LSi shall confer with reasonable frequency with Tickets.com, report on operational matters, and promptly advise Tickets.com orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on LSi. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any federal, state, or foreign Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement and all SEC and other material filings made by such party under any federal, state or foreign governmental entity.

               (k) ADDITIONAL MATTERS. The period from the date of this Agreement and continuing until the Effective Time, LSi agrees that it will not, without the prior written consent of Tickets.com which will not be unreasonably withheld or delayed, (i) enter into, adopt, amend (except as may be required by law), or terminate any LSi Benefit Plan, or any agreement, arrangement, plan, or policy between LSi and one or more of its directors or officers; (ii) increase in any manner the compensation or fringe benefits of any director, officer, or employee; (iii) pay any benefit not required by any plan or arrangement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, or performance units); or (iv) enter into any contract, agreement, commitment, or arrangement to do any of the foregoing other than any amendments required to be made to any LSi Benefit Plan in order to maintain LSi's qualified status under applicable law.

               (l) CERTAIN RESIGNATIONS AND APPOINTMENTS. Immediately after the execution of this Agreement, (i) individuals designated by RBB shall be appointed to fill vacancies on the board of directors of LSi, and immediately thereafter, Jacqueline E. Soechtig, Frank W. Swacker and John J. Chluski shall resign from the board of directors; (ii) LSi shall accept the election of Jacqueline E. Soechtig to terminate her employment pursuant to her Employment Agreement; (iii) LSi shall receive and accept the resignations of Alfred P. Jones as Secretary of LSi, James H. Moore, Jr. as Assistant Secretary of LSi and Cliff Soechtig as an employee and officer of LSi;

and (iv) the LSi board of directors shall appoint David A. Riley as President, Chief Executive Officer and Secretary of LSi.

               (m) REQUIRED FILINGS. LSi shall make all required periodic filings with the SEC as soon as practicable but no later than the Closing Date, including without limitation the Form 10-KSB for the period ending December 31, 1998, the Form 10-QSB for the period ending March 31, 1999 and all other required filings. None of these filings will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading and shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

          Section 7.1 BOARD APPROVAL, FAIRNESS OPINION, SHAREHOLDER APPROVAL AND PROXY STATEMENT.

               (a) LSi approves of and consents to the Merger and represents that the board of directors of LSi, at a meeting duly called and held, duly adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair to, and in the best interest of the LSi Shareholders and recommending that the LSi Shareholders accept the Merger and approve and adopt this Agreement and the Merger. LSi represents that its board of directors has received the opinion of Raymond James & Associates, Inc. dated as of June 21, 1999, that the proposed Cash Consideration to be received by the LSi Shareholders pursuant to the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion will be delivered by LSi to Tickets.com within five days of the date of this Agreement.

               (b) LSi will, at Tickets.com's request, as soon as practicable following execution of this Agreement, duly call, give notice of, and convene and hold a meeting of the LSi Shareholders (the "Shareholders' Meeting") for the purpose of obtaining the requisite approval of the LSi Shareholders with respect to the Merger. LSi will, through its board of directors, recommend to the LSi Shareholders that they vote in favor of, or otherwise consent to, the approval of this Agreement, the Merger and the transactions contemplated by this Agreement subject to Section 6.1(e). Without limiting the generality of the foregoing, LSi agrees that its obligations pursuant to the first sentence of this Section 7.1(b) shall not be affected by (i) the commencement, pubic proposal, public disclosure or communication to LSi of any Takeover Proposal or
(11) the withdrawal or modification by the board of directors of LSi of its approval or recommendation of this Agreement or the Merger.

               (c) LSi will, at Tickets.com's request, as soon as reasonably practicable following execution of this Agreement prepare and file a preliminary proxy statement with the SEC and will use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the proxy statement to be mailed to the LSi Shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC. Tickets.com and its counsel shall be given reasonable opportunity to review and comment upon the proxy statement prior to its filing with the SEC or dissemination to the LSi Shareholders. LSi will notice Tickets.com promptly of the receipt of any written comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and will supply Tickets.com with copies of all correspondence between LSi or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement or the Merger. Each of LSi and Tickets.com agrees promptly to correct any information provided by it for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and LSi further agrees to take all steps necessary to amend or supplement the proxy statement and to cause the proxy statement as so amended or supplemented to be filed with the SEC and disseminated to the LSi Shareholders, in each case as and to the extent required by applicable federal securities laws. If at any time prior to the Shareholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the proxy statement, LSi will promptly prepare and mail to the LSi Shareholders such an amendment or supplement. LSi will not mail any proxy statement, or any amendment or supplement thereto, to which Tickets.com reasonably objects.

               (d) Tickets.com agrees to cause all shares of LSi Common Stock owned by Tickets.com or any Subsidiary of Tickets.com to be voted in favor of the approval of the Merger. Tickets.com has a contract with RBB whereby RBB has agreed to vote all of its shares of LSi Common Stock in favor of the Merger.

          Section 7.2 ACCESS TO INFORMATION. Subject to Section 7.9, upon reasonable notice and during normal business hours and applicable law, LSi shall afford to the officers, employees, accountants, counsel, and all other authorized representatives of Tickets.com, reasonable access during the period before the Effective Time, to all its properties, books, contracts, commitments, records, management employees, accountants, and counsel. During the period before the Effective Time, each of LSi and Tickets.com shall (and shall cause each of the LSi Subsidiaries to) furnish promptly to Tickets.com a copy of each report, schedule, registration statement, and other document filed or received by it during such period pursuant to the requirements of federal securities laws. LSi shall furnish promptly to Tickets.com all other information concerning its business, properties, and personnel, and access for discussions with such of its management and other personnel, as Tickets.com may reasonably request.

          Section 7.3 LEGAL CONDITIONS TO MERGER. LSi, Tickets.com and the Company each will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with any other Governmental Entity), and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. LSi, Tickets.com and the Company will each cause their Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Tickets.com, the Company LSi, or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          Section 7.4 EXPENSES. Except as set forth in Section 9.4, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, and, in connection therewith, each of Tickets.com and LSi shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party.

          Section 7.5 BROKERS OR FINDERS. Each of Tickets.com and LSi represents, as to itself, its Subsidiaries, and its Affiliates, that no agent, broker, investment bankers, financial advisor, or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee ("Finder's Fees") in connection with any of the transactions contemplated by this Agreement, except Raymond James & Associates, Inc., whose fees and expenses will be paid by LSi at the Closing in accordance with LSi's agreement with such firm (copies of which have been delivered by LSi to Tickets.com prior to the date of this Agreement) subject to the provisions of
Section 9.4 of this Agreement, and each of Tickets.com and LSi agree to indemnify and hold the other harmless from and against any and all claims, Liabilities, or obligations with respect to any other Finder's Fees asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

          Section 7.6 ADDITIONAL AGREEMENTS; REASONABLE BEST EFFORTS.
Subject to the terms and conditions of this Agreement, including, without limitation, the last sentence of Section 6.1(e) each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the LSi Shareholders described in Section 7.1(a), including cooperating fully with the other parties. Without limiting the generality of the foregoing sentence, the parties shall provide all information and shall use their reasonable best efforts to obtain regulatory approvals or clearances to consummate the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, and franchises of either of the

Constituent Corporations, the proper officers and directors of each party to this Agreement, in such capacity, shall use reasonable best efforts to take all such necessary action.

          Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to applicable federal and state law, rules and regulations or on the advice of counsel, each of LSi and Tickets.com shall use its reasonable best efforts to develop a joint communications plan and each party shall use its reasonable best efforts to ensure that all press releases and other public statements with respect to the transactions contemplated by this Agreement shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other.

               Section 7.8 INDEMNIFICATION DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. AB rights to indemnification and/or reimbursement existing in favor of any present or former director, officer, or employee of LSi (an "Indemnified Party") as provided in (a) LSi's articles of incorporation or bylaws; (b) the certificate of incorporation, bylaws, or similar organizational documents of any of the LSi Subsidiaries; and (c) such related contracts as each is in effect prior to the date of this Agreement, shall survive the Merger with respect to matters occurring at or prior to the Effective Time including without limitation, those with respect to this Agreement. Tickets.com agrees that pursuant to the terms of the Merger such obligations and Liabilities with respect to indemnification and reimbursement of the Indemnified Parties shall become joint and several obligations and Liabilities of the Surviving Corporation and Tickets.com, and the Surviving Corporation shall as of the Effective Time assume entirely those obligations and Liabilities. For a period of six years after the Closing, the Surviving Corporation and Tickets.com shall cause to be maintained in effect, at no expense to the insured thereunder, the current policy or policies (hereinafter, the "Current Policy") of directors' and officers' liability insurance ("D&O Insurance") maintained by LSi for the benefit of the Indemnified Parties; however, (1) the Surviving Corporation shall have the right to substitute therefor a policy or policies that provide the same or greater limits of liability as the Current Policy and that provide, the same or greater coverage in all material respects (including, without limitation, extent and scope) as the Current Policy; and (ii) the D&O Insurance to be maintained during such six-year period shall cover only acts of the insured that occur on or prior to the Effective Time. In addition, the Surviving Corporation and Tickets.com specifically agree to indemnify the current directors of LSi from and against the entirety of any Adverse Consequences that the LSi directors may suffer that directly relate to claims made by or relating to Jackson International LLC if this Merger is consummated.

          Section 7.9 CONFIDENTIALITY/NON-DISCLOSURE; NON-SOLICITATION. Except for such disclosure to the parties' professional advisors as may be necessary or appropriate and such disclosure as may be required by court order or by any law or regulation to which a party is subject, the parties to this Agreement agree that they shall maintain in confidence the existence and terms of this Agreement and any of the terms and conditions of any of the transactions contemplated by this Agreement and shall refrain from using any Confidential Information, except in connection with their own (without disclosure to others) evaluation whether to enter into this Agreement, and no party will issue any press release or public statement concerning this Agreement or any of the transactions contemplated by this Agreement without the prior written consent of the other parties; provided, however, that LSi may make such disclosure as is required by law or on the advice of counsel. Upon the termination of this Agreement, each of the parties shall promptly deliver to the other parties all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

          Section 7.10 LOAN TO LSI. Promptly after the execution of this Agreement, LSi will execute and deliver to Tickets.com a secured promissory note and security agreement in the respective forms attached to this Agreement as
Exhibit 7.10(i) and 7.10(ii), respectively, whereupon Tickets.com will loan $600,000 to LSi, such funds to be applied by LSi as follows: (a) $325,000 to the payment of certain outstanding accounts payable which by their terms are due and payable; (b) up to $100,000 (plus accrued interest) to the repayment of loans made by RBB during June 1999 to LSi; and (c) the remainder to the immediate working capital needs of LSi. Thereafter and from time to time until the Closing, Tickets.com will loan LSi an aggregate of approximately $400,000 in installments as needed (which may or may not be equal in amount) to be used to fund the ongoing working capital needs of LSi (consistent with past practices); provided, however, that if the ongoing capital needs of LSi exceed $400,000 Tickets.com shall consider but shall have no obligation to make any additional loans to LSi.

                                  ARTICLE VIII
                                   CONDITIONS

          Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

               (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the LSi Shareholders at the Shareholders' Meeting or by written consent.

               (b) OTHER APPROVALS. Other than the filing provided for by
Section 2.1 and any filing pursuant to state takeover laws permitted to be filed after the Effective Time, all authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain of which would have a Material Adverse Effect on Tickets.com and its Subsidiaries or the Surviving Corporation, in each case taken as a whole, shall have been filed, occurred, or been obtained.

               (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          Section 8.2 CONDITIONS TO OBLIGATIONS OF TICKETS.COM. The obligations of Tickets.com to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Tickets.com:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of LSi set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise contemplated by this Agreement; provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and correct in all respects without regard to materiality. Tickets.com shall have received a certificate signed on behalf of LSi by an executive officer of LSi to such effect.

               (b) PERFORMANCE OF OBLIGATIONS OF LSI. LSi shall have performed in all material respects all obligations, agreements and covenants required to be performed by it under this Agreement at or prior to the Closing, and Tickets.com shall have received a certificate signed on behalf of LSi by an executive officer of LSi to such effect.

               (c) NO AMENDMENTS TO RESOLUTIONS. Neither the board of directors of LSi nor any committee thereof shall have amended, modified, rescinded, or repealed the resolutions adopted by such board on June 18, 1999 and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated by this Agreement inconsistent with such resolutions.

               (d) CONSENTS UNDER LSI OBLIGATIONS. LSi shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated by this Agreement except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Tickets.com and its Subsidiaries taken as a whole, with or without including its ownership of LSi after the Merger, or LSi.

          Section 8.3 CONDITIONS TO OBLIGATIONS OF LSI. The obligation of LSi to effect the Merger is subject to the satisfaction of the following conditions, unless waived by LSi:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Tickets.com set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date as of the Closing as though made on and as of the Closing and except as otherwise contemplated by this Agreement); provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and correct in all respects without regard to materiality. LSi shall have received a certificate signed on behalf of Tickets.com by an executive officer of Tickets.com to such effect.

               (b) PERFORMANCE OF OBLIGATIONS OF TICKETS.COM. Tickets.com shall have performed in all material respects all obligations, agreements and covenants required to be performed by them under this Agreement, including its funding commitments, at or prior to the Closing, and LSi shall have received a certificate signed on behalf of Tickets.com by an executive officer of Tickets.com to such effect.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

          Section 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement by the LSi Shareholders:

               (a) by written consent duly authorized by the boards of directors of both of Tickets.com and LSi:

               (b) by Tickets.com or LSi if either (i) the Effective Time shall not have occurred on or before October 31, 1999; however, the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date unless such failure has been outside the control of such party using its reasonable efforts; or (ii) there shall be any statute, law, ordinance, rule, or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable, except such as have been sought by or on behalf of Tickets.com;

               (c) by Tickets.com, if (i) the board of directors of LSi withdraws, modifies, or changes its recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing or the board of directors of LSi shall have recommended to the LSi Shareholders any Takeover Proposal or resolved to do so; or (ii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of LSi is commenced, and the board of directors of LSi, within ten business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by the LSi Shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by the LSi Shareholders;

               (d) by LSi in order to accept an offer for, or to enter into a definitive agreement for a Takeover Proposal, upon one business day's prior written notice to Tickets.com setting forth, in reasonable detail, the identity of the Person proposing the Takeover Proposal and the terms and conditions of such Takeover Proposal, if, as a result of an unsolicited proposal for such Takeover Proposal, the board of directors of LSi, after advice of LSi's independent counsel (who may be LSi's regularly engaged independent legal counsel), determines in good faith that their legal or fiduciary duties under applicable law require that such Takeover Proposal be accepted; provided, however, that any termination of this Agreement by LSi pursuant to this Section 9.1(d) shall not be effective until LSi has made payment of the full fee required by Section 9.4(a) of this Agreement;

               (e) by either Tickets.com or LSi, if the Shareholders' Meeting of LSi shall have been held and the LSi Shareholders shall have failed to adopt this Agreement at such meeting (including any adjournment or postponement thereof); by LSi, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) would not be satisfied (a "Terminating Tickets.com Breach"); however, if such Terminating Tickets.com Breach is curable by Tickets.com through the exercise of its commercially reasonable efforts and Tickets.com continues to exercise its commercially reasonable efforts, LSi may not terminate this Agreement under this
Section 9.1(f) for a period of 30 days after LSi's delivery to Tickets.com of written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Tickets.com Breach; or

               (g) by Tickets.com, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.2(a) would not be satisfied (a "Terminating LSi Breach"); however, if such Terminating LSi Breach is curable by LSi through the exercise of its commercially reasonable efforts and LSi continues to exercise such commercially reasonable efforts, Tickets.com may not terminate this Agreement under this Section 9.1(g) for a period of 30 days from the date on which Tickets.com delivers to LSi written notice setting forth in reasonable detail the circumstances giving rise to such Terminating LSi Breach.

          Section 9.2 AMENDMENT. This Agreement may be amended by the mutual agreement of the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the LSi Shareholders, but, after any such approval, no amendment shall be made that by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

          Section 9.3 EXTENSION, WAIVER. At any time prior to the Effective Time, the PARTIES to this Agreement, by action taken or authorized by their respective boards of directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this

Agreement; and (c) waive compliance with any of the covenants, agreements, obligations or conditions contained in this Agreement. Any agreement on the part of a party of this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          Section 9.4 FEES AND EXPENSES UPON TERMINATION.

               (a) TERMINATION Fee. LSi shall pay Tickets.com a fee of $250,000, which amount includes fees and expenses (the "Termination Fee"), if this Agreement is terminated:

                    (I) by LSi pursuant to Section 9.1(b)(i) and a Takeover Proposal, having a value per share of LSi Common Stock exceeding the value per share of LSi Common Stock as determined based on the Cash Consideration on the date of termination, shall have been consummated within 12 months of the date of this Agreement;

                    (ii) pursuant to Section 9.1(c);

                    (iii) pursuant to Section 9.1(d);

                    (iv) pursuant to Section 9.1(g) and a Takeover Proposal shall have been consummated within 12 months of the date of this Agreement.

               (b) Any payment required to be made pursuant to Section 9.4(a) shall be made as promptly as practicable but in any event not later than five business days after Tickets.com delivers a written request for such payment and shall be made by wire transfer of immediately available funds to an account designated by the recipient of such payment.

               (c) If the party obligated to make a payment pursuant to Section 9.4(a) or 9.4(b) fails to pay the entire amount of such payment when due, interest shall be paid on such unpaid amount, commencing on the date that the Termination Fee became due, at a daily rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%, divided by 360.

                                   ARTICLE X
                                 MISCELLANEOUS

          Section lO.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 3.1, 3.2, 3.3, 7.4, 7.8 and 7.9.

          Section 10.2 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight courier, telecopied (if confirmed), or, three business days after having mailed, by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) If to Tickets.com or the Company:

                    Tickets.com, Inc.
                    4675 MacArthur Court, Suite 1400
                    Newport Beach, California 92660
                    Attention: Mr. John M. Markovich, Executive Vice President Telecopy No.: (949) 862-5410

                    with a copy to:

                    Robert J. Grammig, Esquire
                    Holland & Knight LLP
                    400 North Ashley Drive, Suite 2300
                    Tampa, Florida 33602
                    Telecopy No.: (813) 229-0134

               (b) if to LSi:

                   Lasergate Systems, Inc.
                   2189 Cleveland Street, Suite 230
                   Clearwater, Florida 33765
                   Attention: Chief Executive Officer
                   Telecopy No.: (727) 803-1590

                   with a copy to:

                   Mark S. Hirsch, Esquire
                   Parker, Chapin, Flattau & Khmpl, LLP
                   1211 Avenue of the Americas
                   New York, New York 10036-8735
                   Telecopy No.: (212) 704-6288

          Section 10.3 INTERPRETATION. When a reference is made in this Agreement to sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The parties acknowledge that they have each participated in the negotiation and drafting of this Agreement and this Agreement shall not be construed against either party as being the drafter of the Agreement.

          Section 10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 10.5 ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES: RIGHTS OF OWNERSHIP). This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; and (b) except as otherwise contemplated in the covenants and agreements listed in Articles 6 and 7 (which covenants and agreements shall be enforceable by the Persons affected thereby following the Effective Time), are not intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

          Section 10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Florida without regard to any applicable conflicts of law.

          Section 10.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part of this Agreement to be null, void, or unenforceable, or order any party to take any action inconsistent with this Agreement or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part of this Agreement or to any other remedy, including money damages for breach of this Agreement or of any other provision of this Agreement or part of this Agreement as a result of such holding or order.

          Section 10.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties which consent cannot be arbitrarily withheld, except that the Company may assign, in its sole discretion, any or all of its rights, interests, and obligations under this Agreement to Tickets.com or to any direct or indirect wholly-owned Subsidiary of Tickets.com. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, Tickets.com, the Company, and LSi have caused this Agreement to be executed on the date first written above.

          LASERGATE SYSTEMS, INC.               TICKETS.COM, INC.

By:                                         By:
   Jacqueline E. Soechtig,                      John M. Markovich,
   Chairman and Chief Executive                 Executive Vice President
   Officer

         ADVANTIX ACQUISITION CORP.

                                            By:
                                               John M. Markovich,
                                               Executive Vice President

          IN WITNESS WHEREOF, Tickets.com, the Company, and LSi have caused this Agreement to be executed on the date first written above.

         LASERGATE SYSTEMS, INC.               TICKETS.COM, INC

By:                                        By:
   Jacqueline E. Soechtig,
   Chairman and Chief Executive               Executive Vice, President
   Officer

-------------------------------------------------------------------------------
                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                TICKETS.COM, INC.

                                       AND

                             LASERGATE SYSTEMS, INC.

                             DATED OCTOBER 20, 1999
-------------------------------------------------------------------------------

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This First Amendment (this "First Amendment") to Agreement and Plan of Merger, dated as of October 20, 1999, is by and between Tickets.com, Inc., a Delaware corporation ("Tickets.com") and Lasergate Systems, Inc., a Florida corporation ("LSi").

                                   BACKGROUND

         Pursuant to an Agreement and Plan of Merger, dated June 21, 1999 (the "Agreement"), by and among Tickets.com, Advantix Acquisition Corp., a Delaware corporation (the "Company") and LSi, the Company, upon the affirmative vote of a majority of the shareholders of LSi, shall be merged with and into LSi and shall become a wholly-owned subsidiary of Tickets.com. All capitalized terms used and not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Agreement. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

                                      TERMS

1.       SECTION 9.1 TERMINATION.   Section 9.1(b) of the Agreement is hereby
amended in its entirety to read as follows:

                  (b) by Tickets.com or LSi if either (i) the Effective Time shall not have occurred on or before January 31, 2000; however, the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date unless such failure has been outside the control of such party using its reasonable efforts; or (ii) there shall be any statute, law, ordinance, rule, or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable, except such as have been sought by or on behalf of Tickets.com.

2. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of Florida, without regard to any applicable conflicts of law.

3. AGREEMENT REMAINS IN EFFECT. Except as specifically modified by this First Amendment, the Agreement remains in full force and effect.

4. COUNTERPARTS. This First Amendment may be executed in counterpart originals, and by facsimile transmission, each of which counterpart original shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.



                                                 LASERGATE SYSTEMS, INC.



                                            By:  /s/ DAVID A. RILEY
                                                 -------------------------------
                                                 David A. Riley, Chief Executive
                                                 Officer and President


                                                 TICKETS.COM, INC.


                                                 By: /s/ TIM KELLY
                                                    ------------------------
                                                 Name: Tim Kelly

                                                 Title: Executive Vice President

                                                                       ANNEX  B

June 21, 1999


Board of Directors
Lasergate Systems, Inc.
2189 Cleveland Street
Suite 230
Clearwater, FL  33765

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of the outstanding common stock (the "Common Stock") of Lasergate Systems, Inc. ("Lasergate" or the "Company") in connection with the proposed merger (the "Merger") of Tickets.com, Inc. ("Tickets.com", formerly known as ADVANTIX, Inc.) with Lasergate, pursuant and subject to the Agreement and Plan of merger among Lasergate and Tickets.com (the "Agreement") dated June 21, 1999. Under the Agreement, Tickets.com will pay cash at the rate of $0.10 per share in exchange for all of the outstanding Common Stock of Lasergate.

In connection with our review of the proposed Merger and the preparation of this opinion, we have examined (i) the financial terms and conditions of the proposed Merger as contained in the Agreement dated June 21,1999, (ii) the audited financial statements of the Company for the years ended December 31, 1996 and 1997, (iii) the unaudited interim financial statements of the Company for the periods ending March 31, June 30, September 30 and December 31, 1998, (iv) certain internal financial forecasts and projections prepared by the management of the Company for the Company and (v) certain other publicly available financial information. Additionally, we held discussions with senior management of the Company regarding past and current operations and the financial condition and prospects of the Company, and considered other matters which we deemed relevant to our inquiry.

We have assumed and relied upon the accuracy and completeness of all such information provided to us or publicly available and have not independently made any attempt to verify such information. We have not made any attempt to make or obtain an independent appraisal of the value of the assets or the liabilities (contingent or otherwise) of the Company. This opinion is not meant to be an indication of the price at which Lasergate's common stock will trade at any time or a recommendation as to any action a Lasergate common shareholder should take. With respect to all information provided by management of Lasergate, we have assumed that it represents the best currently available knowledge and judgment of such management and has

Board of Directors                                                 June 21, 1999
Lasergate Systems, Inc.                                                   Page 2

been reasonably prepared. We have relied on the management of Lasergate to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

We express no opinion as to the underlying business decision to effect the proposed Merger or the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the proposed Merger or the necessity or feasibility of obtaining any required shareholder approvals. Raymond James did not structure the proposed Merger or negotiate the terms of the proposed Merger.

We have also been assured by Lasergate's management that the Company is not party to any pending material transactions including, but not limited to, external financing, recapitalizations, acquisitions or mergers, other than the proposed Merger. Our opinions is based on market, financial, economic and other conditions existing as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other companies we believe to be comparable to the Company, (ii) the current financial position and operating results of the Company and forecasted results of the Company, (iii) the historical market prices and trading activities of the Company's common stock, (iv) reported financial terms of business combinations we deemed comparable in whole or in part, (v) the consideration to be paid in the proposed Merger, (vi) the general condition of the securities markets, and
(vii) such other financial criteria as we deemed appropriate.

Raymond James & Associates, Inc. ("Raymond James") is actively involved in investment banking activities and regularly undertakes the evaluation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James will be paid a fee for this opinion. In addition, the Company has agreed to reimburse Raymond James for its expenses incurred during this engagement and to indemnify Raymond James against certain liabilities arising out of issuance of this opinion.

In the ordinary course of business, Raymond James may trade in the securities of Lasergate for Raymond James' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Lasergate. This letter does not constitute a recommendation of any type to any common shareholder as to how

Board of Directors                                                 June 21, 1999
Lasergate Systems, Inc.                                                   Page 3

such common shareholder should vote his shares in connection with the proposed Merger, nor should be construed as creating any fiduciary duty on the part of Raymond James to any such party. Except as provided in our engagement letter with Lasergate, this opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that as of June 21, 1999, the consideration to be received by Lasergate pursuant to the Agreement is fair, from a financial point of view, to the holders of Lasergate's outstanding common stock.

Very truly yours,


/s/ RAYMOND JAMES & ASSOCIATES, INC.
------------------------------------
Raymond James & Associates, Inc.

                                                                        ANNEX  C

                        DISSENTERS' RIGHTS OF APPRAISAL

607.1301 DISSENTERS' RIGHTS; DEFINITIONS.-The following definitions apply to ss. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

HISTORY.-S. 118, CH. 89-154

607.1302  RIGHT OF SHAREHOLDERS TO DISSENT.-

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party:

          1.   If the shareholder is entitled to vote on the merger, or

          2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

     (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

     (c) As provided in s. 607.0902(l1), the approval of a control-share acquisition;

     (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

     (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

          1. Altering or abolishing any preemptive rights attached to any of his or her shares;

          2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

          3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

          4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

          5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

          6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

          7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidations; or

     (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

HISTORY.- S. 119, CH. 89-154; S 5, CH 94-327; S 31, CH. 97-102.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.-

     (1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

          2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

     (b) If proposed corporate action creating dissenters' rights under
     s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

     (a) Such demand is withdrawn as provided in this section;

     (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

     (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

     (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

     (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

     (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects. appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger. They may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

HISTORY. - S. 120, CH. 89-154; S. 35, CH. 93-281; S. 32, CH 97-102.

                                      PROXY
                             LASERGATE SYSTEMS, INC.
                        2189 CLEVELAND STREET, SUITE 230
                            CLEARWATER, FLORIDA 33765

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF LASERGATE SYSTEMS, INC.

     The undersigned shareholder of LASERGATE SYSTEMS, INC., a Florida corporation ("Lasergate"), hereby appoints David A. Riley and Steven H. Noble, III, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Lasergate held of record by the undersigned on October 25, 1999 at the Special Meeting of Shareholders of Lasergate, to be held at 2189 Cleveland Street, Clearwater, Florida, on December 15, 1999 at 10:00 a.m., Daylight Time and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, each dated November ___, 1999, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                                                                     PLEASE MARK
                                                                   YOUR VOTES AS
                                                                   INDICATED /X/
                                                                IN THIS EXAMPLE:

The Board of Lasergate recommends a vote for the Agreement and Plan of Merger.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 21, 1999, by and among Tickets.com, Inc., Advantix Acquisition Corp. and Lasergate Systems, Inc., as heretofore and hereafter amended, and the transactions contemplated thereby:

         / / FOR                    / / AGAINST                     / / ABSTAIN

2. The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

                         Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.


Signature:                                                Date:
          ------------------------------------------           ----------------

Signature:                                                Date:
          ------------------------------------------           ----------------


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE